Exhibit 10.4

EXECUTION COPY

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this “Agreement”) is entered into as of April 6, 2015, by and among SoulCycle Holdings, LLC, a Delaware limited liability company (the “Company”), Elizabeth P. Cutler (“Cutler”), Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011 (the “Hodges Trust”), Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011 (the “Plamondon Trust” and, together with the Hodges Trust, the “Cutler Trusts”) Julie J. Rice (“Rice”), Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT (the “Parker Trust”), Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT (the “Phoebe Trust” and, together with the Parker Trust, the “Rice Trusts”), and Equinox Holdings, Inc., a Delaware corporation (“Equinox”). Cutler, the Cutler Trusts, Rice and the Rice Trusts are each referred to herein as a “Founder” and collectively as the “Founders.” The Company, the Founders and Equinox are collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, each Founder is a party to the Third Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”), effective as of October 1, 2011, by and among the persons identified therein as Members (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the LLC Agreement);

WHEREAS, Cutler is the owner and holder of 48 Class A-1 Units and 48 Class A-2 Units, the Cutler Trusts are the owners and holders of 12 Class A-1 Units and 12 Class A-2 Units, Rice is the owner and holder of 36 Class A-1 Units and 36 Class A-2 Units, and the Rice Trusts are the owners and holders of 4 Class A-1 Units and 4 Class A-2 Units (all such Class A-1 Units and Class A-2 Units are collectively referred to herein as the “Units”);

WHEREAS, at the Closing, the Company desires to redeem from each Founder, and each Founder desires to have redeemed by the Company, the number of Units set forth opposite the name of each Founder on Exhibit A hereto, for the consideration and upon the other terms and conditions set forth herein;

WHEREAS, immediately following the Closing, the Company shall convert into a corporation pursuant to Section 265 of the Delaware General Corporation Law, as more particularly set forth herein; and

WHEREAS, concurrently herewith the Company (a) is entering into an A&R Employment Agreement (as defined below) and an Option Agreement (as defined below) with each of the individual Founders, which agreements will become effective upon the Closing (as defined below), and (b) is entering into the Registration Rights Agreement (as defined below) with each of the Founders and Equinox, relating to the shares of common stock to be issued to each of the foregoing as a result of the Conversion (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Redemption of the Units. Subject to the terms and conditions hereof, and in consideration of the Redemption Price (as hereinafter defined) and the mutual releases set forth in Section 9 hereof, the Company hereby agrees to redeem from each Founder, and each Founder agrees to sell to the Company, at the Closing (as defined below) the number of Units set forth opposite the name of each Founder on Exhibit A hereto. The Conversion shall be a condition subsequent to the Redemption.

2. Redemption Price. The redemption price to be paid at the Closing to each Founder for the Units to be redeemed from such Founder shall be the sum of (a) the amount set forth opposite the name of such Founder on Exhibit A hereto and (b) such Founder’s Percentage Share (as set forth opposite the name of such Founder on Exhibit A hereto) of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) of the Founders’ direct fees and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby, including the fees and expenses of their financial and legal advisors (the sum of the amounts payable hereunder to all of the Founders being hereinafter referred to as the “Redemption Price”). The Redemption Price shall be paid on the Closing Date to each of the Founders by wire transfer of immediately available cash funds in accordance with the wire transfer instructions set forth opposite the name of each Founder on Exhibit B hereto. The Parties agree and acknowledge that the Redemption Price represents the fully negotiated fair value for the Units.

3. Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of Paul Hastings LLP, 75 East 55th Street, New York, NY 10022, at 10:00 A.M. New York City time on the date designated in written notice delivered by the Company and Equinox to each of the Founders (the “Closing Notice”) given not less than two (2) business days and no more than five (5) calendar days prior to the date designated in such written notice as the Closing Date (which in no event shall be later than May 21, 2015). The Closing Notice shall include (i) a certification by the Company and Equinox as to the satisfaction of the Founders’ Closing Conditions and (ii) the proposed Closing Date (which in no event shall be later than May 21, 2015). The day on which the Closing takes place is referred to as the “Closing Date.” The Closing will take place remotely via the electronic exchange of documents and signatures, or at such location as may be mutually designated by the Parties in writing. The Parties’ respective obligations to effect the Closing shall be subject to: (x) in the case of the Founders, the Company’s compliance with Sections 1, 2, 8(a), (b) and (c) and 10 to the extent required by their terms to be performed at or before Closing, and the representations and warranties in Section 6 and Section 7 being true and correct in all material respects as of the date hereof and as of the Closing Date (the “Founders’ Closing Conditions”); and (y) in the case of the Company, the Founders’ compliance with Sections 1 and 10(a), and the representations and warranties in Section 5 being true and correct in all material respects as of the date hereof and as of the Closing Date. Subject to the satisfaction of the Founders’ Closing Conditions, at the Closing each Founder will, automatically and without any further action being required on the part of any Founder, be deemed to have transferred to the Company the number of Units being redeemed from such Founder concurrently with the initiation by the Company of the wire transfers to such Founders contemplated by Section 2 hereof and such transfers will be deemed to be self-effectuating upon the initiation of such wire transfers, and no separate documents of transfer will be required to effectuate such transfers.

4. Rights of Founders; Financing.

(a) Rights of Founders. The Parties expressly acknowledge and agree that unless and until the Closing is consummated, the execution and delivery of this Agreement shall in no way impact or impair any existing rights of the Founders as Members, SC Principals, employees or otherwise, including, without limitation, the rights arising under Section 8.07 of the LLC Agreement. If this Agreement is terminated prior to Closing, then none of the Founders’ rights as Members, SC Principals, employees or otherwise, including, without limitation, the rights arising under Section 8.07 of the LLC Agreement, shall be impacted or impaired in any way and the A&R Employment Agreements (as defined below) shall terminate in accordance with their terms (with the Current Employment Agreements thereupon remaining in full force and effect in accordance with their respective terms).

(b) Financing. The Company may take such preparatory actions as may be required in connection with obtaining debt or equity financing of the Redemption Price and such other funding and working capital needs as the Board of Managers shall determine are required (the “Financing”); provided, however, that such Financing shall not close other than simultaneously with the Closing. The Parties agree that any of Equinox or its or its Affiliates’ employees and members and the Founders and their Affiliates may participate as purchasers on market terms in the debt portion of the Financing. The Parties further agree that Equinox may make capital contributions to the Company in exchange for Class B Units of the Company (which will be converted into Class B Common Stock, $0.01 par value per share, of SoulCycle Inc. (“Class B Common Stock”) in the Conversion) at no less than a $710,000,000 pre-money valuation to provide a portion of the Financing. Subject to the Company’s compliance with this Section 4(b) and notwithstanding anything in the LLC agreement to the contrary provided that the proviso at the end of this sentence is complied with, the Financing and all actions taken by the Company in connection therewith may be approved by a simple majority vote of the Board of Managers, provided that such Financing shall not close, and any actions so taken shall not be effective, other than simultaneously with the Closing. Capitalized terms used herein but not defined in this Section 4(b) and Section 4(c) have the meanings given to such terms in the LLC Agreement.

(c) At any meeting of the Board of Managers at which action on any of the matters referred to in Section 4(b) hereof is to be taken, a majority of the Managers constituting the Board of Managers shall constitute a quorum for the transaction of business on any matter referred to in Section 4(b) hereof, provided that a majority of the Managers present are Equinox Designees. Notwithstanding the foregoing, none of the actions so taken shall become effective until immediately prior to, or simultaneous with the Closing, and the consummation of the Closing shall be a condition subsequent to all such actions, such that if the Closing does not immediately occur after the effectiveness of such actions, then such actions shall be null and void ab initio.

(d) The Parties hereto agree that, to the extent that either Section 4(b) or Section 4(c) hereof is inconsistent with Sections 7.03(a)(ii), (v), (vi), (viii), (x) or (xi) of the LLC Agreement, the compliance with such provisions of LLC Agreement, solely to the extent of any such inconsistency with Section 4(b) and Section 4(c), is hereby waived for the limited purpose of effectuating the Closing.

5. Representations and Warranties of the Founders. Each Founder hereby, severally and not jointly, represents and warrants to the Company as to herself or itself, and not as to any other Founder, as follows as of the date hereof and as of the Closing Date:

(a) Authorization. Such Founder has all requisite power and authority to execute and deliver this Agreement and each other agreement annexed as an Exhibit hereto or expressly contemplated by this Agreement (the “Transaction Documents”) to which she or it is a party and to perform her or its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. This Agreement has been duly executed and delivered by such Founder and constitutes a valid and binding agreement of such Founder, enforceable against such Founder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The Transaction Documents to which such Founder is a party, when executed and delivered by such Founder, will be duly executed and delivered by such Founder and constitute the valid and binding agreement of such Founder, enforceable against such Founder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b) No Conflicts. Neither the execution and delivery of this Agreement or any Transaction Document to which such Founder is a party nor the performance by such Founder of its obligations hereunder or thereunder will violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (i) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, permit or other instrument or obligation or (ii) any law or other restriction of any governmental body, to which the Founder is a party or by which it is bound.

(c) Title to the Units. Such Founder is the sole record and beneficial owner of the number and class of Units listed next to the name of such Founder on Exhibit A hereto and has valid right, title and interests in such Units. Such Founder owns such Units free and clear of any liens, claims, options, or other restrictions whatsoever, other than restrictions contemplated by the terms of such securities, the LLC Agreement, any related governance documents or imposed by Federal or state securities laws.

(d) Independent Investigation; No Reliance. Each of the Founders acknowledges that it made the decision to sell Units on the terms specified herein based upon her or its independent analysis and after carefully considering all factors and variables involved. Each Founder has had a reasonable opportunity to consult with legal counsel of its own choosing (as well as tax and financial advisors of its own choosing) regarding this Agreement and the transactions contemplated hereby. Each Founder further acknowledges that no representations and warranties have been made by the Company or Equinox regarding the financial and/or business condition or prospects of the Company and that each of the Company and Equinox disclaims any responsibility or obligation for disclosure to the Founders of any of the Company’s future plans or prospects. Each Founder further acknowledges that, other than the representations set forth in Sections 6 and 7 hereof, it has not relied on any representation or statement of the Company or Equinox regarding the present or future value of the Units, regarding the advisability of the decision to enter into and perform this Agreement, or the financial and/or business condition or prospects of the Company.

(e) Access to Information and Advice. Each Founder acknowledges and understands that she or it is either a member of the Board of Managers or has access to the information possessed by members of the Board of Managers, and as a result, each Founder possesses material information concerning the Company and its business and affairs (the “Company Information”) and that the Company Information is equally known to the Company and each Founder. Each Founder has entered into this Agreement knowing that she or it has equal knowledge of the Company Information. Each Founder acknowledges that she or it is a highly experienced, sophisticated and knowledgeable investor with respect to its equity ownership in the Company and it has independently and without reliance upon the Company and based on the Company Information and such other information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and consummate the transactions contemplated hereby. Each Founder acknowledges and agrees that it is solely responsible for obtaining such legal, financial, and accounting advice, including tax advice, as it considers necessary and appropriate in connection with transactions contemplated hereby.

(f) Non-foreign Status. Such Founder is not a foreign person as such term is defined in Section 1445(f)(3) of the Code.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Founders as follows as of the date hereof and as of the Closing Date:

(a) Authorization. The Company is validly existing and in good standing in the State of Delaware and has full limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the terms and provisions hereof and thereof. The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company action on the part of the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. The Transaction Documents to which the Company is a party, when executed and delivered by the Company, will be duly authorized by all necessary limited liability company action on the part of the Company, and constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b) No Conflicts. Neither the execution and delivery of this Agreement or any Transaction Document to which the Company is a party nor the performance by the Company of its obligations hereunder or thereunder will (i) contravene any provision contained in the Company’s organizational documents, as amended in each case (to the extent applicable) or (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (x) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, permit or other instrument or obligation, including, without limitation, the Credit Agreements (defined below) or (y) any law or other restriction of any governmental body, to which the Company is a party or by which it is bound. For purposes hereof, “Credit Agreements” shall mean (i) the Amended and Restated First Lien Credit Agreement, dated April 16, 2013, among Related Equinox Intermediate Holdings Corp. (“Holdings”), a Delaware corporation, Equinox, as borrower, each lender from time to time party thereto, Bank of America, N.A., as term loan facility administrative agent and as collateral agent, and City National Bank, as revolving credit facility administrative agent (as amended, supplemented or modified); (ii) Second Lien Credit Agreement, dated February 1, 2013, among Holdings, Equinox, as borrower, each lender from time to time party thereto and Bank of America, N.A., as administrative agent and as collateral agent (as amended, supplemented or modified); and (iii) any indenture, debt instrument or other agreement evidencing indebtedness of Equinox or its affiliates.

(c) Independent Investigation; No Reliance. The Company acknowledges that it made the decision to redeem the Units for the Redemption Price based upon its independent analysis and after carefully considering all factors and variables involved. The Company has had a reasonable opportunity to consult with legal counsel of its own choosing (as well as tax and financial advisors of its own choosing) regarding this Agreement and the transactions contemplated hereby. The Company further acknowledges that no representations and warranties have been made by the Founders regarding the financial and/or business condition or prospects of the Company and that each of the Founders disclaims any responsibility or obligation for disclosure to the Company of any of the Company’s future plans or prospects. The Company further acknowledges that, other than the representations set forth in Section 5 above, it has not relied on any representation or statement of the Founders regarding the present or future value of the Units, regarding the advisability of the decision to redeem the Units from the Founders in accordance with this Agreement, or the financial and/or business condition or prospects of the Company.

7. Representations and Warranties of Equinox. Equinox hereby represents and warrants to the Founders as follows as of the date hereof and as of the Closing Date:

(a) Authorization. Equinox is validly existing and in good standing in the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Equinox, and constitutes a valid and binding agreement of Equinox, enforceable against Equinox in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(b) No Conflicts. Neither the execution and delivery of this nor the performance by Equinox of its obligations hereunder will (i) contravene any provision contained in Equinox’s organizational documents, as amended in each case (to the extent applicable) or (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (x) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, permit or other instrument or obligation, including, without limitation, the Credit Agreements or (y) any law or other restriction of any governmental body, to which Equinox is a party or by which it is bound.

8. Covenants.

(a) No Sale Transaction. From the date of this Agreement until the Closing, unless the Founders shall otherwise consent in writing (which consent may be withheld in each Founder’s sole and absolute discretion), the Company shall not effect, nor enter into a definitive written agreement or legally obligate itself in any way with respect to, a Sale Transaction unless (x) such Sale Transaction shall be consummated prior to May 21, 2015, (y) the aggregate proceeds of such Sale Transaction paid to the Founders in exchange for all of their Units upon the consummation of such Sale Transaction is no less than $193,950,000, and (z) such proceeds are paid in full to the Founders in immediately available cash funds at the closing of such Sale Transaction and prior to May 21, 2015.

(b) No Public Offering. From the date of this Agreement until the Closing, unless the Founders shall otherwise consent in writing (which consent may be withheld in each Founder’s sole and absolute discretion), the Company shall not file a registration statement with the Securities and Exchange Commission with respect to an underwritten public offering of its (or any successor’s) equity securities.

(c) Current Employment Agreements. From the date of this Agreement until the Closing, the Company shall not terminate the employment of either Cutler or Rice without Cause (in each case, as defined in their respective employment agreements with the Company, dated May 23, 2011 (the “Current Employment Agreements”)).

(d) Conversion; Certificate of Incorporation.

(i) The Company shall be converted into a Delaware corporation to be called SoulCycle Inc. (“SoulCycle Inc.”) on the terms set forth herein and in the Certificate of Conversion (defined below) immediately following the Closing. Accordingly, immediately following the Closing (and no later than one (1) business day thereafter) and as a condition subsequent thereto, the Company shall file with the Secretary of State of the State of Delaware:

(A) a certificate of conversion in the form attached hereto as Exhibit C (the “Certificate of Conversion”) which shall have the effect of the Company being converted from a limited liability company to a corporation pursuant to Section 265 of the Delaware General Corporation Law (the “Conversion”), and

(B) the certificate of incorporation of SoulCycle Inc., in the form annexed hereto as Exhibit D, which shall become effective immediately upon the Conversion.

(ii) Immediately following the effective time of the Conversion, Equinox will cause the sole incorporator of SoulCycle Inc. to execute the Action of the Sole Incorporator in the form attached hereto as Exhibit E.

(iii) In view of the fact that the LLC Agreement does not currently provide a procedure for approval of the Conversion, and in order to enable the Company to comply with requirement of section 265(h) of the Delaware General Corporation Law that the Conversion be approved in the manner provide for by the LLC Agreement, the LLC Agreement is hereby amended, effective immediately after the Closing without further action, notice or deed, to provide that the Conversion may be approved by the Founders and Equinox, each of which hereby gives such approval and authorizes the Board of Managers to take such actions and to execute such documentation as may reasonably be required to effectuate the Conversion immediately following the Closing on the terms provided for herein and in the Certificate of Conversion; provided, that, to the extent the Closing is not consummated and this Agreement is terminated pursuant to Section 11(a) this provision shall be null and void ab initio and have no force or effect.

(e) LLC Agreement. Concurrently with and conditioned upon the occurrence of the Conversion, all provisions of the LLC Agreement shall terminate and the obligations of the Company under Section 7.04 and Section 7.05 of the LLC Agreement shall be assumed by SoulCycle Inc. and be obligations of SoulCycle Inc. as provided in Section 265(d) and (e) of the Delaware General Corporation Law.

(f) Capitalization. The Parties acknowledge and agree that immediately following the effectiveness of the Conversion, the ownership of the issued and outstanding capital stock of SoulCycle Inc. shall be as set forth on Exhibit F hereto. The Parties further acknowledge and agree that neither (i) the options to purchase an aggregate of 3% of SoulCycle Inc.’s capital stock granted to each of Cutler and Rice pursuant to their respective Option Agreements nor (ii) the shares of SoulCycle Inc.’s Class A common stock, $0.01 par value per share, held by the Founders immediately following the Conversion (after giving effect to the Redemption) and representing 2% of the outstanding shares of SoulCycle Inc.’s capital stock shall be diluted by any issuance or sale of securities of the Company or SoulCycle Inc. in connection with the Financing.

(g) Further Assurances. Each of the Parties shall use its commercially reasonable efforts to take all actions reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement.

(h) Distribution to Equinox. At the Closing, the Company shall, at the request of Equinox, make a distribution to Equinox in the amount of $20,120,429.00, to be payable in cash, a subordinated note or any combination of the two as directed by Equinox. Thereafter Equinox shall have no further rights to any distribution pursuant to Section 4.02 of the LLC Agreement with respect to any tax period ending on or prior to December 31, 2014. If the distribution is in the form of a note, such note shall be expressly subordinate to any existing or future indebtedness for borrowed money of the Company and SoulCycle Inc. (as the case may be) or any Subsidiary and the interest rate borne by the note shall not exceed 200 basis points over the interest rate payable by the Company and SoulCycle Inc. (as the case may be) or any Subsidiary on its senior debt, provided, that, if there shall be no senior debt then the interest rate shall not exceed six percent (6%) per annum; provided, further, that in no event shall the interest rate exceed twelve percent (12%) per annum. For the avoidance of doubt, senior debt shall include second lien loans and senior unsecured loans.

(i) Acknowledgement of inter-company payable. The Founders and Equinox each acknowledge that, as of the close of business on March 20, 2015, there was a balance outstanding in the amount of $4,222,510 on the inter-company payable owing from the Company to Equinox in respect of funds advanced by Equinox to the Company.

(j) Confidentiality.

(i) Each of the Parties hereto agrees to hold in confidence, during the period beginning on the date hereof and ending on the earliest of (x) the date that SoulCycle Inc. files on a non-confidential basis a registration statement with the Securities and Exchange Commission with respect to an underwritten public offering of its equity securities, (y) June 30, 2016, and (z) with respect to a given Party only, the date on which any such information is publicly disclosed through no breach of this Section 8(j) by that Party, all information as to the terms and conditions of this Agreement and the fact that the Parties hereto have entered into this Agreement. The sole and exclusive remedy for a breach of this provision shall be an action for damages (the maximum aggregate liability under this Section 8(j) for all damages shall be limited to $100,000 in the aggregate from the Founders and $100,000 in the aggregate from Equinox) and/or a suit for injunctive relief to prevent additional breaches, and a breach of this provision by any of the Founders shall not constitute “Cause” as defined in any employment or option agreement between the Company and any successor, on the one hand, and such Founder, on the other hand. Except as provided in the immediately preceding sentence, no Party shall be entitled to any monetary or other damages or remedies with respect to a breach of this Section 8(j). A breach of this Section 8(j) by any Party hereto shall not be a basis for termination of this Agreement, not Closing or any other non-performance of this Agreement, by any other party hereto.

(ii) Notwithstanding anything in this Section 8(j) or Section 8(k) to the contrary:

(A) each of the Parties hereto shall be permitted to disclose the terms and conditions of this Agreement and the fact that the Parties hereto have entered into this Agreement (i) to the financing sources of the Company, SoulCycle Inc. and Equinox and to its and their respective legal, financial, accounting and tax advisors, (ii) to the Founders’ legal, financial, accounting and tax advisors, (iii) as required by applicable law, (iv) if such terms, conditions or fact have been publicly disclosed through no breach by such Party of this Section 8(j), and (v) to their respective Affiliates and direct and indirect stockholders, provided that any person or entity to whom disclosure is made agrees to keep the disclosed information confidential and not to further disclose the same and provided, further, that each of the Parties shall be responsible for any breach of this Section 8(j) by any person or entity to whom it makes such disclosures.

(B) each of the Parties hereto shall be permitted to discuss the Conversion with Stacey Griffith and Laurie Cole, but not the other transactions contemplated hereby, including the redemption transactions.

(k) Publicity. Each of the Parties hereto agrees that it is their respective intention to coordinate and work together on any press release or other public disclosure of the terms and conditions of this Agreement and the transactions contemplated hereby, and that no party hereto will issue any press release or make any other public disclosure of the terms and conditions of this Agreement and the fact that the Parties hereto have entered into this Agreement without the consent of the other Parties hereto.

(l) Cooperation. Each of the Founders agrees that, during the period between the date hereof and the Closing Date, she will provide all necessary cooperation and assistance reasonably requested by Equinox in connection with the financing activities to be conducted by and on behalf of the Company in connection with funding of the Redemption Price, in the form of participating in management presentations, making herself available for meetings with prospective financing sources and reviewing materials provided to such sources.

9. Release.

(a) Release of Founders. For and in consideration of the covenants and promises set forth in this Agreement, effective and contingent upon the Closing, each of the Company, Equinox, their respective affiliates, officers, directors, managers, employees, partners, members and stockholders (the “Company Releasing Parties”), hereby fully and finally release, acquit and forever discharge each Founder and her or its respective current or former assigns, heirs, beneficiaries, representatives, agents, trustees, and trusts for the benefit of any of its beneficiaries (collectively, the “Founder Released Parties”) from, and hereby agrees and covenants not to assert or prosecute, directly or indirectly (including derivatively) against any or all of the Founder Released Parties, any and all actions, debts, claims, counterclaims, demands, liabilities, damages, causes of action, costs, expenses, covenants, obligations, contracts and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, which such Company Releasing Parties, or any of them, had, has, or may have had at any time in the past until and including the Closing Date against each Founder Released Party, but expressly excluding any claims which relate to or arise under any Transaction Document. Each Founder Released Party that is not a party to this Agreement is an intended third party beneficiary hereunder and may enforce her or its rights hereunder.

(b) Release of Company and Equinox. For and in consideration of the covenants and promises set forth in this Agreement, effective and contingent upon the Closing, each Founder and her or its respective current or former assigns, heirs, beneficiaries, representatives, agents, trustees, and trusts for the benefit of any of its beneficiaries (the “Founder Releasing Parties”), hereby fully and finally releases, acquits and forever discharges the Company and Equinox, and their respective affiliates, officers, directors, managers, employees, partners, members and stockholders (collectively, the “Company Released Parties”) from, and hereby agrees and covenants not to assert or prosecute, directly or indirectly (including derivatively) against any or all of the Company Released Parties, any and all actions, debts, claims, counterclaims, demands, liabilities, damages, causes of action, costs, expenses, covenants, obligations, contracts and compensation of every kind and nature whatsoever, past, present, or future, at law or in equity, whether known or unknown, which such Founder Releasing Parties, or any of them, had, has, or may have had at any time in the past until and including the Closing Date against such Company Released Party, but expressly excluding any claims which relate to or arise under any Transaction Document. Notwithstanding anything in this Agreement, and for the avoidance of doubt, nothing in this Section 9(b) shall be construed to constitute a release of, or a covenant not to sue, or any waiver of rights by any Founder Releasing Party in respect of any claims by any of the Founders arising out of or relating to: (a) rights of indemnification, exculpation, advancement, of expenses or other rights of a similar nature under the LLC Agreement (as in effect on the date hereof) or other governance documents of the Company, any indemnification agreement, or any other agreement, applicable law or otherwise; (b) coverage under the directors’ and officers’ liability and general insurance policies, if any, of the Company for any claims arising out of or relating to such Founder Releasing Party with, or position as an officer, manager, founder, or director of, any of the Company Releasing Parties, as applicable; (c) the Company’s obligations under such Founder’s A&R Employment Agreement; or (d) any of the Transaction Documents. Each Company Released Party that is not a party to this Agreement is an intended third party beneficiary hereunder and may enforce her or its rights hereunder.

(c) No Reliance and No Duty to Disclose. Each of the Parties hereto, on behalf of itself and its affiliates, in any capacity, agrees and acknowledges that (i) except as expressly provided in this Agreement, no other Party hereto or any other Company Released Party or Founder Released Party (each, a “Releasee”), in any capacity, has warranted or otherwise made any representations to it or any of its affiliates concerning any claim which is released pursuant to Section 9(a) or (b) (a “Released Claim”) (including, without limitation, any representation concerning the existence, nonexistence, validity or invalidity of any Released Claim), and (ii) the validity and effectiveness of the foregoing releases and covenants not to sue in Section 9(a) or (b) do not depend in any way on any such representations or warranties or the accuracy, completeness or validity thereof. Nothing contained herein is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Agreement.

(d) Release of Unknown Claims. Subject to the limitations set forth in Section 9(a) or (b), each of the Company Releasing Parties and the Founder Releasing Parties (each, a “Releasor”) severally and not jointly agrees and acknowledges that the Released Claims which it is releasing and covenanting not to sue pursuant to the provisions hereof include, without limitation, any Released Claims which such Releasor does not know or suspect to exist in its favor at the time of the giving of the foregoing releases and covenants not to sue, which, if known by it, might affect its decision regarding the releases and covenants not to sue set forth herein. Each of the Releasors severally and not jointly agrees and acknowledges that it might hereafter discover facts or documents in addition to or different from those which it now knows or believes to be true or exist with respect to the subject matter of any of the Released Claims, but no Releasee in any capacity shall have any duty to disclose or provide any such facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected) to any Releasor, and each of the Releasors shall be deemed to have fully, finally and forever settled and released any and all Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future.

(e) No Admission. Nothing in this Agreement shall be construed as an admission by any Releasor of the existence of any Released Claim or of any liability with respect to any or all of such Released Claims or any other past or future act, omission, fact, matter, transaction or occurrence.

(f) No Pursuit of Released Claims. Subject to the limitations set forth in Sections 9(a), (b) and (d), each Releasor hereby irrevocably covenants: (i) not to assert any Released Claim or commence, initiate, or cause to be commenced or instituted, any proceeding for any Released Claim; (ii) to request any governmental body or other body, department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator assuming jurisdiction of any such Released Claim or proceeding to withdraw from the matter or dismiss the matter with prejudice; and (iii) not to accept any monetary relief or recovery from any such proceeding filed on behalf of any Releasor. This Agreement and the releases granted hereunder may be pleaded as a full and complete defense to, and may be used as a basis for an injunction against, any proceeding which may be threatened or commenced by or on behalf of any Releasor in breach of this Agreement.

(g) Effectiveness. For the avoidance of doubt, the provisions of this Section 9 shall only become effective contingent upon Closing, and shall survive Closing indefinitely.

10. Other Agreements.

(a) Contemporaneously with the execution and delivery of this Agreement:

(i) the Company, as the predecessor to SoulCycle Inc., and Cutler and Rice have entered into the applicable amended and restated employment agreement, in the forms annexed hereto as Exhibit G for Cutler and Exhibit H for Rice (each, an “A&R Employment Agreement” and collectively, the “A&R Employment Agreements”);

(ii) the Company, as the predecessor to SoulCycle Inc., and each of Cutler and Rice have entered into:

(A) a 1.0% Option Agreement (each, an “1.0% Option Agreement” and collectively, the “1.0% Option Agreements”) in the form attached hereto as Exhibit I for Cutler and Exhibit J for Rice, and

(B) a 0.5% Option Agreement (each, an “0.5% Option Agreement” and collectively, the “0.5% Option Agreements” and, together with the 1.0% Option Agreements, the “Option Agreements”) in the form attached hereto as Exhibit K for Cutler and Exhibit L for Rice, and

(iii) the Company, as the predecessor to SoulCycle Inc., has entered into the Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit M hereto with each of the Founders and SoulCycle Management, LLC (“SCM LLC”), a Delaware limited liability company, relating to the shares of common stock to be issued to each of the foregoing as a result of the Conversion; and

(b) Equinox and the Founders hereby agree, following the Conversion, to propose a restricted stock grant agreement (the “Restricted Stock Agreement” and collectively, the “Restricted Stock Agreements”) in the form attached hereto as Exhibit N to Laurie Cole and in the form attached hereto as Exhibit O to Stacey Griffith; provided, that, for the avoidance of doubt, the execution and delivery by Laurie Cole and Stacey Griffith of the Restricted Stock Agreements shall not be a condition precedent or subsequent to the Closing.

(c) As soon as practicable following the later of (i) the execution and delivery by each of Laurie Cole and Stacey Griffith of her respective Restricted Stock Agreement to the Company and SCM LLC and (ii) and the effective date of the Conversion, Cutler and Rice, as managers of SCM LLC, hereby agree (x) to cause SCM LLC to be dissolved in accordance with the terms of its limited liability company agreement, dated May 23, 2011 (the “SCM LLC Agreement”), and (y) promptly following such dissolution to cause SCM LLC to make a liquidating distribution of the shares of Class B Common Stock issued to SCM LLC upon the Conversion and set forth on Exhibit F hereto, to each of its members, being Laurie Cole and Stacey Griffith, in accordance with their respective Restricted Stock Agreements. From the date hereof until the Closing Date, the Founders agree not to amend the SCM LLC Agreement without the consent of Equinox.

11. Termination.

(a) This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing, as follows:

(i) by the mutual written agreement of the Company and the Founders, each in its/their sole and absolute discretion;

(ii) by the Company or the Founders, if any court of competent jurisdiction or other governmental body shall have issued an order or taken any other action expressly restraining, making illegal, enjoining or otherwise prohibiting the transactions contemplated hereby and such order or other action shall have become final and nonappealable;

(iii) by a Founder, if the Company shall have breached Sections 8(a), (b) or (c) or Section 10 (by the Company not executing and delivering the A&R Employment Agreements, the Option Agreements or the Registration Rights Agreement contemporaneously herewith);

(iv) by the Company, if either of the Founders shall have breached Section 10(a)(i) (by either of them not executing and delivering her A&R Employment Agreement contemporaneously herewith); and

(v) by the Company or the Founders, if the Closing shall not have occurred by May 21, 2015, regardless of the reason therefor.

(b) If this Agreement is validly terminated pursuant to Section 11(a), then:

(i) this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of the Company, on the one hand, or the Founders, on the other hand, and all rights and obligations of each Party hereunder shall cease;

(ii) none of the Founders’ rights as Members, SC Principals, employees or otherwise, including, without limitation, the rights arising under Section 8.07 of the LLC Agreement, shall be impacted or impaired in any way;

(iii) the A&R Employment Agreements shall terminate in accordance with their terms (with the Current Employment Agreements thereupon remaining in full force and effect in accordance with their respective terms); and

(iv) the Option Agreements, the Registration Rights Agreement and the amended and restated limited liability company agreement for SoulCycle Management, LLC shall each terminate in accordance with their terms.

This Section 11(b) and Section 12 shall survive any termination of this Agreement.

12. Miscellaneous.

(a) Time of the Essence. Time is of the essence with respect to the performance of this Agreement.

(b) Expenses.

(i) The Founders will pay all of their direct fees and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby, including the fees and expenses of their financial and legal advisors, except to the extent included in the Redemption Price pursuant to Section 2.

(ii) Equinox will pay all of the direct fees and expenses of SoulCycle and Equinox in connection with the negotiation and consummation of the transactions contemplated hereby, including the fees and expenses of the financial and legal advisors of Equinox and SoulCycle.

(c) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and the Founders. This Agreement and the rights and obligations hereunder shall not be assignable by the Company or any Founder without the prior written consent of the other Parties. Any attempted assignment in violation of this Section 12(c) shall be void ab initio and of no effect.

(d) Entire Agreement. This Agreement and each agreement executed and delivered in connection herewith constitutes the entire agreement among the Parties with respect to the matters set forth herein, and supersedes all prior agreements or understandings among the Parties with respect to such matters.

(e) Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the Parties to be so charged. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to its choice or conflict of laws provisions).

(g) Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each of the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(h) Severability. To the extent any term or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such term or provision shall be voided without rendering invalid or enforceable the remaining terms and provisions of this Agreement.

(i) Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart (including counterparts delivered by facsimile or email) shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

(j) Construction. The Parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. Whenever any action is to be taken by the Founders hereunder, it shall require both of Cutler and Rice, acting together.

(k) Attorneys’ Fees. In any litigation to enforce this Agreement, the court shall award the prevailing party therein its attorneys’ fees and costs, together with any expert fees and expenses, incurred in connection with such litigation.

(l) Notices. All notices, consents, waivers, requests, or other instruments or communications given pursuant to this Agreement shall be in writing, shall be signed by the party giving the same, and (whether mandatory or voluntary) shall be delivered by hand; sent by registered or certified United States mail, return receipt requested, postage prepaid; sent by a nationally recognized overnight delivery service, or sent by electronic mail (with a copy of the transmission retained by the sender for proof thereof) to an electronic mail address known by the sender to be regularly used by the recipient, provided that a conformed copy of such notice is sent simultaneously with such electronic mail by one of the other forms of delivery permitted by this Section 12(l). Such notices, instruments, or communications shall be addressed, in the case of the Company, to the Company at its principal place of business and, in the case of any of the Founders, to the address set forth in the Company’s books and records; except that any party may, by notice, to the Company and each other Founder, specify any other address for the receipt of such notices, instruments, or communications. Except as expressly provided in this Agreement, any notice, instrument, or other communication shall be deemed properly given when sent in the manner prescribed in this Section 12(l). In computing the period of time for the giving of any notice, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included. If notice is given by personal delivery, then it shall be deemed given on the date personally delivered to such party. If notice is given by United States mail in the manner permitted above, it shall be deemed given three (3) days after being deposited in the mail addressed to the party to whom it is directed at the last address of the party as it appears on the records of the Company, with prepaid postage thereon. If notice is given by nationally recognized overnight courier delivery service, then it shall be deemed given on the date actually delivered to the address of the recipient by such nationally recognized overnight courier delivery service. If notice is given in any other manner authorized herein or by law, it shall be deemed given when actually delivered, unless otherwise specified herein or by law.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

SoulCycle Holdings, LLC

By:	/s/ Larry M. Segall
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

Equinox

Equinox Holdings, Inc.

By:	/s/ Larry M. Segall
Name:	Larry Segall
Title:	Chief Financial Officer

[Signatures continue on next page]

[Signature Page to Redemption Agreement]

Founders:

/s/ Elizabeth P. Cutler
Elizabeth P. Cutler

Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011

By:	/s/ Allen B. Cutler
Name:	Allen B. Cutler
Title:	Trustee

Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011

By:	/s/ Allen B. Cutler
Name:	Allen B. Cutler
Title:	Trustee

/s/ Julie J. Rice
Julie J. Rice

Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT

By:	/s/ Spencer Rice
Name:	Spencer Rice
Title:	Trustee

Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT

By:	/s/ Spencer Rice
Name:	Spencer Rice
Title:	Trustee

[Signature Page to Redemption Agreement]

Exhibit A

Redemption Schedule

Founder	Number of Class A-1 Units Redeemed	Number of Class A-2 Units Redeemed	Amount	Founder’s Percentage Share of Expenses	Founder’s Dollar Share of Expenses	Amount of Aggregate Redemption Price
Elizabeth Cutler	44.4444	44.4444	$67,450,000	38%	$855,000	$68,305,000
Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011	5.55555	5.55555	$10,650,000	6%	$135,000	$10,785,000
Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011	5.55555	5.55555	$10,650,000	6%	$135,000	$10,785,000

Subtotal	55.5555	55.5555	$88,750,000	50%	$1,125,000	$89,875,000

Julie Rice	33.3333	33.3333	$81,650,000	46%	$1,035,000	$82,685,000
Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT	1.85185	1.85185	$3,550,000	2%	$45,000	$3,595,000
Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT	1.85185	1.85185	$3,550,000	2%	$45,000	$3,595,000

Subtotal	37.0370	37.0370	$88,750,000	50%	$1,125,000	$89,875,000

Total:			$177,500,000	100%	$2,250,000	$179,750,000

Exhibit B

Wire transfer instructions

Founder	Wire transfer instructions
Elizabeth Cutler

Irrevocable Trust FBO
Lucia Hodges Cutler u/t/d
March 20, 2011

Irrevocable Trust FBO
Nina Plamondon Cutler
u/t/d March 20, 2011

Julie Rice

Trust F/B/O Parker R.
Rice under Julie J. Rice
2011 GRAT

Trust F/B/O Phoebe Rice
under Julie J. Rice 2011
GRAT

Exhibit C

EXECUTION COPY

CERTIFICATE OF CONVERSION TO CORPORATION

of

SOULCYCLE HOLDINGS, LLC,

a Delaware limited liability company

converting to

SOULCYCLE INC.,

a Delaware corporation

This Certificate of Conversion to Corporation, dated as of May 15, 2015 is being duly executed and filed by SoulCycle Holdings, LLC, a Delaware limited liability company, to convert the LLC to SoulCycle Inc., a Delaware corporation, under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) and the General Corporation Law of the State of Delaware (8 Del.C. § 101, et seq.).:

FIRST: That SoulCycle Holdings, LLC was originally formed on March 25, 2011 in the State of Delaware and was a limited liability company under the laws of the State of Delaware immediately prior to the filing of this Certificate of Conversion to Corporation.

SECOND: That the name and type of entity of the limited liability company immediately prior to the filing of this Certificate of Conversion to Corporation is SoulCycle Holdings, LLC, a Delaware limited liability company.

THIRD: That SoulCycle Holdings, LLC does now desire to convert from a limited liability company to a corporation, pursuant to Section 265 of the General Corporation Law of the State of Delaware, to be named SoulCycle Inc., as set forth in the Certificate of Incorporation filed with the Secretary of State of the State of Delaware contemporaneously herewith.

[Signature Page Follows]

IN WITNESS WHEREOF, SoulCycle Holdings, LLC has caused this Certificate of Conversion to Corporation to be executed as of the 15th day of May, 2015.

SOULCYCLE HOLDINGS, LLC

Name:
Title:

[Signature page to Certificate of Conversion]

Exhibit D

EXECUTION COPY

CERTIFICATE OF INCORPORATION

OF

SOULCYCLE INC.

The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

I.

The name of this corporation is SOULCYCLE INC. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Zip Code 19808, and the name of the registered agent of this Corporation in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”). The Corporation is being incorporated in connection with the conversion of SoulCycle Holdings, LLC, a Delaware limited liability company, to the Corporation (the “Conversion”) and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of SoulCycle Holdings, LLC to the Corporation.

IV.

A. The Corporation is authorized to issue two classes of common stock to be designated, respectively, “Class A Common Stock” and “Class B Common Stock.” The total number of shares that the Corporation is authorized to issue is Two Million Fifty Three Thousand Three Hundred Thirty-Four (2,053,334) shares, of which Fifty Three Thousand Three Hundred Thirty-Four (53,334) shares shall be Class A Common Stock and of which Two Million (2,000,000) shares shall be Class B Common Stock (collectively such Class A Common Stock and Class B Common Stock, the “Common Stock”). The Common Stock shall have a par value of $0.01 per share. The Class A Common Stock and Class B Common Stock shall constitute two separate classes of capital stock for purposes of the DGCL. Upon the filing of the Certificate of Conversion of SoulCycle Holdings, LLC to the Corporation and this Certificate of Incorporation (the “Effective Time”), the units in SoulCycle Holdings, LLC outstanding immediately prior to the Effective Time will be converted into issued and outstanding, fully paid and non-assessable shares of Common Stock (as defined herein) on the basis described in the Redemption Agreement, dated as of April 6, 2015, by and among SoulCycle Holdings, LLC, a Delaware limited liability company, Elizabeth P. Cutler, Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011, Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011, Julie J. Rice, Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT, Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT and Equinox Holdings, Inc., a Delaware corporation, without any action required on the part of the Corporation or the former holders of such units.

B. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation. Unless otherwise indicated, references to “sections” in this Part B of this Article Fourth refer to sections of Part B of this Article Fourth. Capitalized terms used herein but otherwise not defined shall have the meanings ascribed thereto in Section 13.

1.	COMMON STOCK

1.1	General. The voting, dividend and liquidation rights of the holders of the Common Stock (the “Stockholders”) are subject to and qualified by the rights, powers and preferences of the holders of the Common Stock set forth herein.

1.2	Voting. On any matter presented to the Stockholders for their action or consideration at any meeting of Stockholders (or by written consent of Stockholders in lieu of meeting), the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held at all meetings of Stockholders (and written actions in lieu of meetings). Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Class A Common Stock and holders of Class B Common Stock shall vote together as a single class.

1.3	Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

1.4	Liquidation. The holders of the Class A Common Stock and the Class B Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

1.5	Merger or Consolidation. The holders of the Class A Common Stock and the Class B Common Stock shall be entitled to participate ratably on a per share basis in any mergers or consolidations of the Corporation.

2.	CLASS A COMMON STOCK

Class A Common Stock shall have the following rights, preferences, powers, privileges, in addition to those set forth herein and under applicable law:

2.1

Class A Common Stock Protective Provisions through and including September 30, 2016. Through and including September 30, 2016, so long as the Founders and/or any of their Permitted Transferees of the types described in clauses (a) and (b) of the definition of “Permitted Transferee” in Section 5.2 hold at least 20,000 shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock) in the aggregate, from and after the filing date hereof and through and including September 30, 2016, the Corporation shall not, and shall not permit any Subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation) the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

2.1.1	amend, alter or repeal any provision of the Organizational Documents of the Corporation or any Subsidiary in a manner adverse to the holders of Class A Common Stock or that treats the holders of the Class A Common Stock in a manner disproportionate to any other Stockholders; provided, however, that, nothing in this Section 2.1.1 shall require the consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock for the adoption of any amendment and/or restatement of this Certificate of Incorporation or the Corporation’s by-laws from and after the Trigger Time;

2.1.2	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock (including any other security convertible into or exercisable for any such equity security), unless the same ranks pari passu or junior to, or has rights that are no more favorable than, the Common Stock with respect to (x) the distribution of assets on the liquidation, dissolution or winding up of the Corporation, (y) the payment of dividends and rights of redemption or (z) pre-emptive, voting or approval rights;

2.1.3	effect any Corporate Transaction Event other than a Qualified Corporate Transaction Event;

2.1.4	effect any merger, combination with another entity or consolidation under Section 253 of the DGCL;

2.1.5	enter into or be a party to any transaction with any Affiliate of the Corporation or any Affiliate of a Stockholder of the Corporation (an “Interested Party Transaction”), except for (x) employment related transactions made in the ordinary course of business which are pursuant to reasonable requirements of the Corporation’s business and upon fair and reasonable terms that are approved by the Board or (y) a Permitted Affiliate Transaction;

2.1.6	liquidate, dissolve and/or wind-up the business and affairs of the Corporation or any Subsidiary;

2.1.7	transfer any equity securities of a wholly-owned Subsidiary of the Corporation to any Person other than to another wholly-owned Subsidiary of the Corporation; distribute any assets of the Corporation (except for the payment of cash dividends to all Stockholders on a pro rata basis), or take any other action that affects in an adverse manner or disproportionately the rights, preferences or privileges of the holders of Class A Common Stock; or

2.1.8	agree or commit to do any of the foregoing.

2.2	Class A Common Stock Protective Provisions from and after October 1, 2016. From and after October 1, 2016, so long as the Founders and/or any of their Permitted Transferees of the type described in clauses (a) and (b) of the definition of “Permitted Transferee” in Section 5.2 hereof hold at least 20,000 shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock) in the aggregate, from and after October 1, 2016, the Corporation shall not, and shall not permit any Subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation) the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

2.2.1	amend, alter or repeal any provision of the Organizational Documents of the Corporation or any Subsidiary that disproportionately materially adversely affects the holders of Class A Common Stock; provided, however, that, nothing in this Section 2.2.1 shall require the consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock for the adoption of any amendment and/or restatement of this Certificate of Incorporation or the Corporation’s by-laws from and after the Trigger Time.

2.2.2	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock (including any other security convertible into or exercisable for any such equity security), unless the same ranks pari passu or junior to, or has rights that are no more favorable than, the Common Stock with respect to (x) the distribution of assets on the liquidation, dissolution or winding up of the Corporation, (y) the payment of dividends and rights of redemption or (z) pre-emptive, voting or approval rights, which creation, authorization to create, issuance or obligation to issue would disproportionately materially adversely affect the holders of Class A Common Stock;

2.2.3	effect any Corporate Transaction Event other than a Qualified Corporate Transaction Event;

2.2.4	effect any merger, combination with another entity or consolidation under Section 253 of the DGCL;

2.2.5	enter into or be a party to any Interested Party Transaction, except for (x) employment related transactions made in the ordinary course of business which are pursuant to reasonable requirements of the Corporation’s business and upon fair and reasonable terms that are approved by the Board or (y) a Permitted Affiliate Transaction;

2.2.6	liquidate, dissolve and/or wind-up the business and affairs of the Corporation or any Subsidiary;

2.2.7	transfer any equity securities of a wholly-owned Subsidiary of the Corporation to any Person other than to another wholly-owned Subsidiary of the Corporation; distribute any assets of the Corporation (except for the payment of cash dividends to all Stockholders on a pro rata basis), or take any other action that materially and disproportionately affects the rights, preferences or privileges of the holders of the Class A Common Stock; or

2.2.8	agree or commit to do any of the foregoing.

2.3

Redemption or Purchase Right. In the event the Corporation desires to take any action set forth in Section 2.1 or Section 2.2, as applicable, it shall, at least ten (10) calendar days prior to the proposed date of such action, deliver written notice (the “Protected Action Notice”) to the holders of Class A Common Stock requesting their consent to, or approval of, such proposed action (a “Protected Action”). The Protected Action Notice shall set forth in reasonable detail the material terms of the Protected Action and the Corporation’s reasons therefor. Within ten (10) calendar days of receipt of a Protected Action Notice (the “Response Period”), a majority of the then outstanding holders of Class A Common Stock shall deliver written notice to the Corporation either consenting to or approving such Protected Action, or indicating their objection to the taking of such Protected Action (a “Response Notice”). In the event a Response Notice is not delivered to the Corporation within the Response Period, then it shall be deemed that such Protected Action was not consented to or approved by a majority of the then outstanding holders of Class A Common Stock. In the event a Protected Action is either objected to in a Response Notice or deemed objected to pursuant to the immediately preceding sentence, then the Corporation shall have the right to take such action, if and only if it first redeems or its designee first repurchases all of the outstanding shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock) held by the Founder Groups for a price per share equal to Seven Hundred Nineteen Dollars ($719) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock) (the “Repurchase Price”) by payment as described below (the “Repurchase Right”). In the event the Corporation elects to exercise its Repurchase Right (either by itself or through its designee), it shall deliver written notice to the holders of Class A Common Stock within five (5)

days after the expiration of the Response Period of such election (the “Repurchase Notice”), which Repurchase Notice shall include the closing date of the redemption or purchase which shall be no later than five (5) days after the delivery of such Repurchase Notice, in which event all members of the Founder Groups shall be required to sell their then outstanding shares of Class A Common Stock on the terms provided herein on receipt of a Repurchase Notice (as defined below). At the closing of such redemption or purchase, each holder of outstanding shares of Class A Common Stock shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation or its designee, in the manner of delivery and at the place designated in the Repurchase Notice, and thereupon the Repurchase Price for such shares shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof by wire transfer of immediately available funds in accordance with the wire transfer instructions designated in the Response Notice, provided, that, if any holder’s accounts were not designated in the Response Notice, or no Response Notice was given, then payment to the holders who have not furnished their wire transfer instructions in the Response Notice, or to all such holders if no Response Notice were given, shall be made by good check subject to collection at their respective address on the books and records of the Corporation. The redemption or purchase shall be deemed to have been completed, and the Corporation shall be entitled to take any action set forth in Section 2.1 or Section 2.2 hereof without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock, when, subject to the Corporation’s compliance with this Section 2.3, the Corporation or its designee tenders in full to the holders of the Class A Common Stock payment as described above, an amount equal to the product of (x) the Repurchase Price multiplied by (y) the number of shares of Class A Common Stock then outstanding. From and after the consummation of the redemption or repurchase effected in compliance with the terms of this Section 2.3, all rights of the holders of Class A Common Stock as such hereunder and under the DGCL shall cease and be of no further force or effect.

2.4

Interested Party Transactions. As a condition to and prior to agreeing to or consummating an Interested Party Transaction that (a) involves the payment of or commitment to pay (whether to or from the Corporation or any Subsidiary) Five Million Dollars ($5,000,000) or more in the aggregate; (b) that relates to the acquisition by the Corporation or any Subsidiary or the transfer or disposition of any assets of the Corporation or any Subsidiary having a fair market value equal to or greater than Five Million Dollars ($5,000,000) in the aggregate or (c) or any other transaction involving Five Million Dollars ($5,000,000) or more in the aggregate, the Board shall obtain an opinion from an Independent Expert that such transaction is fair to the Corporation from a financial point of view. Anything in this Section 2 to the contrary notwithstanding, there shall be no restriction on (i) subject to the Corporation’s compliance with Section 4, Equinox

Holdings, Inc., a Delaware corporation (“Equinox”), or its Affiliates’ purchasing Class B Common Stock from the Corporation provided, that, the Corporation obtains an opinion from an Independent Expert that the price paid for such Class B Common Stock is fair to the Corporation and (ii) subject to the Corporation’s compliance with Section 4.2, Equinox or its Affiliates’ loaning money to the Corporation or any Subsidiary, provided, that, (x) the terms of such loan shall be expressly subordinate to any existing or future indebtedness for borrowed money of the Corporation or any Subsidiary and (y) the interest rate shall not exceed 200 basis points over the interest rate payable by the Corporation or any Subsidiary on its senior debt, provided, that, if there shall be no senior debt, then the interest rate shall not exceed six percent (6%) per annum; provided, further, that in no event shall the interest rate exceed twelve percent (12%) per annum. For the avoidance of doubt, senior debt shall include second lien loans and senior unsecured loans.

2.5	Termination. The provisions set forth in this Section 2 shall terminate and be of no further force or effect from and after the Trigger Time.

3.	ELECTION OF DIRECTORS

3.1	The Board of Directors of the Corporation (the “Board”) shall consist of twelve (12) members or such other number as the Board shall determine from time to time by written notice delivered to the Secretary of the Corporation, subject to Sections 3.2 and 3.3 hereof; provided that the Board may grant the right to designate one or more members of the Board to any third parties, including any investors in the capital stock of the Corporation.

3.2	The holders of outstanding shares of Class A Common Stock, voting separately as a class, shall be entitled to elect two (2) directors (the “Class A Common Directors”) so long as each of Elizabeth Cutler (“Cutler”) and Julie Rice (“Rice”) (each of Cutler and Rice, a “Founder” and together, the “Founders”) is a Qualifying Founder, and in such event each Founder shall be entitled to designate one of the Class A Common Directors. If one (but not both) of the Founders ceases to be a Qualifying Founder, then the holders of outstanding shares of Class A Common Stock, voting separately as a class, only shall be entitled to elect one (1) Class A Common Director, and in such event the Qualifying Founder shall be entitled to designate the sole Class A Common Director. If both Founders cease to be Qualifying Founders, then the holders of outstanding shares of Class A Common Stock shall not be entitled to elect any directors. If a Founder ceases to be a Qualifying Founder, she may be removed as a director by written notice to that effect delivered by Equinox to the Secretary of the Corporation. A “Qualifying Founder” shall mean a Founder that, as of the date of determination, (i) is then serving as the Chief Executive Officer or Co-Chief Executive Officer of the Corporation, or (ii) then holds, together with her applicable Founder Group, at least 10,000 shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock).

3.3	The holders of outstanding shares of Class B Common Stock, voting separately as a class, shall be entitled to elect the number of directors of the Corporation equal to five (5) (or such other number of directors as determined by the Board from time to time) less the number of Class A Common Directors then able to be elected.

3.4	If the holders of shares of Class A Common Stock or Class B Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting separately as a class, pursuant to this Section 3, then any directorship not so filled shall remain vacant until such time as the holders of the Class A Common Stock or Class B Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by Stockholders other than by the Stockholders that are entitled to elect a person to fill such directorship, voting separately as a class. Any director who shall have been elected by the holders of a class of stock may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative majority vote of the holders of the shares of the class of stock entitled to elect such director or directors, given either at a special meeting of such Stockholders duly called for that purpose or pursuant to a written consent of Stockholders, and any vacancy thereby created may be filled by the holders of that class of stock represented at the meeting or pursuant to a written consent.

3.5	To the extent entitled to vote thereon, each holder of shares of Common Stock agrees to vote, or cause to be voted, all such shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of Stockholders at which an election of directors is held or pursuant to any written consent of the Stockholders, the persons designated in accordance with this Section 3 shall be elected to the Board. In addition, each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

3.5.1	no director elected pursuant to Sections 3.2 or 3.3 may be removed from office unless (i) such removal is approved by the affirmative vote of the Person, or of the holders of that class of stock, entitled under Sections 3.2 or 3.3 to designate and/or elect that director; or (ii) the Person(s), or the holders of that class of stock, originally entitled to designate and/or elect such director pursuant to Section 3.2 or 3.3 is no longer so entitled to designate and/or elect such director;

3.5.2	any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 3.2 or 3.3 shall be filled pursuant to the provisions of Section 3.4; and

3.5.3	upon the request of any Person entitled to designate a director as provided in Section 3.5.1 to remove such director, such director shall be removed.

3.6	All Stockholders agree to execute any written consents required to perform the obligations of this Section 3, and the Corporation agrees at the request of any Person entitled to designate directors to call a special meeting of Stockholders entitled to elect the subject director for the purpose of electing directors. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class entitled to elect such director shall constitute a quorum for the purpose of electing such director.

3.7	A majority of the directors (provided that (i) a majority of the directors present are Class B Directors, and (ii) so long as a Class A Common Director is capable of being elected, at least one of the Class A Common Directors is present) constituting the Board shall constitute a quorum for the transaction of business; provided, however, that, so long as a Class A Common Director is capable of being elected, if the number of Class A Common Directors then capable of being elected miss a meeting of the Board, a majority of the directors constituting the Board shall constitute a quorum for the transaction of business at the next following meeting but not any subsequent meeting thereafter except as otherwise provided herein. Each director shall be entitled to cast one (1) vote. The vote of a majority of the directors cast at any meeting at which there is a quorum present shall be the act of the Board. A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. If a meeting is adjourned pursuant to this Section 3.7 due to the absence of a quorum, such adjournment shall be for at least 24 hours. No notice need be given of any adjourned meeting, except (1) 24 hours’ notice shall be given to each of the members of the Board not present at the adjourned meeting, and (2) if the date, time or place of the adjourned meeting are not announced at the time of adjournment, the notice referred to in clause (1) above shall be given to each member of the Board, whether or not present at the adjourned meeting. The Board may appoint the Chairman of the Board and the officers of the Corporation, each of whom will serve at the pleasure of the Board, subject to any applicable written employment or other written agreement between the Corporation and such officer.

3.8	Termination. The provisions set forth in this Section 3 shall terminate and be of no further force or effect from and after the Trigger Time

4.	PRE-EMPTIVE RIGHTS

4.1	Preemptive Rights on New Securities.

4.1.1

Preemptive Right. Subject to the exceptions set forth in Section 4.1.5, the Corporation shall not offer, issue or sell to any Person any New Securities (collectively, the “New Issue Securities”) unless, subject to Section 2.1 and Section 2.2, as applicable, the Corporation shall have first offered to sell to each of the Stockholders (collectively, the “Preemptive Right Stockholders”) up to such Preemptive Right Stockholder’s Pro Rata Share (as defined herein) of such New Issue Securities, in accordance with and subject to this Section 4.1, which offer shall be specified in a writing by the Corporation delivered to the Preemptive Right Stockholders (the “Preemptive Right Notice”) and by its terms, shall remain open and irrevocable for a period of forty (40) days after the Preemptive Right Notice is delivered to the Preemptive Right Stockholders (the “Preemptive Right Acceptance Period”). The Preemptive Right Notice with respect to any offering of New Issue Securities by the Corporation shall set forth all of the terms and conditions of such offering, including, without limitation, (i) the Corporation’s bona fide intention to offer such New Issue Securities, (ii) the class or classes of such New Issue Securities offered and the number of shares of each such class offered, (iii) the proposed price for the New Issue Securities and other terms of such offering, (iv) such Preemptive Right Stockholder’s Pro Rata Share of such New Issue Securities, (v) a copy of the proposed definitive agreement (if available), and (vi) the proposed date of the closing of the issuance and sale of such New Issue Securities. Following the delivery of the Preemptive Right Notice, the Corporation shall provide such additional information as each Preemptive Right Stockholder may reasonably request in order to evaluate the proposed offer and sale of the New Issue Securities, promptly, and in any event within two (2) Business Days, following such Preemptive Right Stockholder’s written request therefor. For purposes of this Agreement, the term “Pro Rata Share” means, with respect to each Stockholder, as of the date of determination, an amount, expressed as a percentage, equal to the quotient obtained by dividing the aggregate number of shares of Class A Common Stock and Class B Common Stock, owned of record by such Stockholder as of such date (treating both classes of Common Stock as one class for this purpose), by the aggregate number of shares of Class A Common Stock and Class B Common Stock issued and outstanding as of such date (treating both classes of Common Stock as one class for this purpose); provided, however, that solely for purposes of determining the “Pro Rata Share” of each of the Founders pursuant to Section 4.1 and Section 4.2, (i) the aggregate number of shares of Class A Common Stock and Class B Common Stock owned of record by Cutler shall be deemed to include the shares of Class A Common Stock and shares of Class B Common Stock owned of record by each of Cutler, the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011 and the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011 and their respective Permitted Transferees and (ii) the aggregate number of shares of Class A Common Stock and Class B Common Stock owned of record by Rice shall be deemed to include the shares of Class A Common Stock and shares of Class B Common Stock owned of record by each of Rice, the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT and their respective Permitted Transferees. “Permitted Transferee,” as used in this Section 4.1.1 means Permitted Transferees of the types described in clauses (a) and (b) of the definition of “Permitted Transferee” in Section 5.2 hereof.

4.1.2	Acceptance Notice. At any time during the Preemptive Right Acceptance Period with respect to any Preemptive Right Notice, each Preemptive Right Stockholder shall have the right, but not the obligation, to accept the Corporation’s offer with respect to the New Issue Securities set forth in the Preemptive Right Notice and to purchase all or a portion of such Preemptive Right Stockholder’s Pro Rata Share of such New Issue Securities, subject to the oversubscription rights set forth in Section 4.1.3, by giving written notice to the Corporation of such acceptance (an “Acceptance Notice”), which Acceptance Notice shall constitute an irrevocable acceptance of such offer unless such Preemptive Right Stockholder revokes such offer in writing prior to the expiration of the Preemptive Right Acceptance Period. If an Acceptance Notice with respect to all of a Preemptive Right Stockholder’s Pro Rata Share of the New Issue Securities is not delivered to the Corporation by such Preemptive Right Stockholder within the Preemptive Right Acceptance Period, such Preemptive Right Stockholder shall be deemed to have waived such Preemptive Right Stockholder’s opportunity to purchase the New Issue Securities with respect to which the Acceptance Notice was not delivered and, subject to Section 4.1.3, the Corporation shall be free to issue and sell such New Issue Securities to any Person on the terms and conditions set forth in the Preemptive Right Notice; provided, however, that any such New Issue Securities not sold within sixty (60) days after the expiration of the Preemptive Right Acceptance Period shall continue to be subject to the requirements of this Section 4.1.

4.1.3	Oversubscription Rights.

(a)

In any offering of New Issue Securities, each of the Preemptive Right Stockholders who has accepted the offer to purchase all, but not less than all, of such Preemptive Right Stockholder’s Pro Rata Share of such New Issue Securities pursuant to Section 4.1.2 (each, a “Preemptive Right Participating Stockholder”) shall have a right of oversubscription, such that if any of the other Preemptive Right Stockholders declines to purchase all of such Preemptive Right Stockholder’s Pro Rata Share of the New Issue Securities, each Preemptive Right Participating Stockholder shall have the right to purchase all or a portion of the balance of the New Issue Securities not purchased pursuant to Section 4.1.2. Such right of oversubscription may be exercised by the Preemptive Right Participating Stockholders by irrevocably accepting the offer of the New Issue Securities pursuant to Section 4.1.2 as to more than the Preemptive Right Participating Stockholder’s Pro Rata Share. The Corporation shall allocate to each such oversubscribing Preemptive Right Participating Stockholder its Pro Rata Share (excluding for the purposes of such calculation all shares of Class A Common Stock and Class B Common Stock held by the Preemptive Right Stockholders other than such oversubscribing Preemptive Right Participating Stockholders), of the balance of New Issue Securities not purchased by the Preemptive Right Stockholders pursuant to Section 4.1.2, up to the total amount of New Issue Securities set forth in such oversubscribing Preemptive Right Participating Stockholder’s Acceptance Notice; and thereafter, any remaining unallocated amounts of New Issue Securities shall be allocated among the oversubscribing Preemptive Right Participating Stockholders (up to the total amount of New Issue Securities set forth in such oversubscribing Preemptive Right Participating Stockholder’s Notice of Acceptance) as determined by the Board.

(b)	Following the expiration of the Preemptive Right Acceptance Period with respect to an offering of New Issue Securities, if the Preemptive Right Stockholders have elected to purchase all or a portion of the New Issue Securities pursuant to Section 4.1.2 (after giving effect to the exercise of any oversubscription rights pursuant to Section 4.1.3(a)), the Corporation shall sell to each of the Preemptive Right Stockholders who has elected to purchase such New Issue Securities, such New Issue Securities which such Preemptive Right Stockholder has elected to purchase and shall be entitled to sell the New Issue Securities not purchased by the Preemptive Right Stockholders to a third party, in each case upon the terms and conditions specified in the Preemptive Right Notice.

4.1.4	Closing. The closing of the purchase of the New Issue Securities set forth in a Preemptive Right Notice shall occur on a date specified by the Corporation after the expiration of the Preemptive Right Acceptance Period. Upon the closing of any such purchase of New Issue Securities, which shall include full payment to the Corporation of the purchase price therefor, each Preemptive Right Stockholder who has delivered an Acceptance Notice to the Corporation shall purchase from the Corporation, and the Corporation shall sell to each such Preemptive Right Stockholder, the number of New Issue Securities specified in such Preemptive Right Stockholder’s Acceptance Notice (after giving effect to the provisions of Section 4.1.3(a)), upon the terms and conditions specified in the Preemptive Right Notice.

4.1.5	Exceptions. The rights of the Preemptive Right Stockholders under this Section 4.1 shall not apply to any of the following:

(a)	shares of Common Stock (and/or options, warrants or other purchase rights to purchase Common Stock) issued or granted by the Corporation to the Founders or in connection with employee equity incentive programs approved by the Board;

(b)	shares of Common Stock issued for consideration other than cash pursuant to a bona fide business acquisition by the Corporation, or a merger, consolidation, strategic alliance, acquisition or similar business combination, so long as such transaction was approved by the Board and approved pursuant to Section 2.1 or Section 2.2, as applicable;

(c)	shares of Common Stock issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or other financial or lending institution approved by the Board and approved pursuant to Section 2.1 or Section 2.2, as applicable;

(d)	shares of Common Stock issued in connection with strategic transactions involving the Corporation and third parties (other than any Stockholders or Affiliates thereof), including, without limitation, joint ventures, manufacturing, marketing or distribution arrangements, provided that such issuance was approved by the Board and approved pursuant to Section 2.1 or Section 2.2, as applicable; or

(e)	any shares of Common Stock issued in connection with any IPO.

4.1.6	Override Provision. In the event that the Board shall in good faith determine that the Corporation needs to close the sale of New Issue Securities more quickly than would be possible if the Corporation were required to comply with the provisions of Sections 4.1.1, 4.1.2 and 4.1.3, then notwithstanding anything to the contrary in this Section 4.1, the Corporation may sell New Issue Securities without compliance with the requirements of Sections 4.1.1, 4.1.2 and 4.1.3 hereof, provided, that, no later than five (5) calendar days following the initial closing of the sale of such New Issue Securities (the “Securities Closing”), the Corporation shall offer to each of the Stockholders the right to purchase up to such Founder’s Pro Rata Share of the amount of such New Issues Securities (after giving effect to any New Issues Securities issued or sold by the Corporation at the Securities Closing) plus any oversubscription rights, to the extent applicable, in accordance with the applicable provisions of Sections 4.1.1, 4.1.2 and 4.1.3 hereof and on the same terms and conditions as the New Issues Securities issued and sold at the Securities Closing.

4.1.7	Termination. The provisions set forth in this Section 4.1 shall be of no further force or effect from and after the Trigger Time.

4.2	Rights to Debt Issuances.

4.2.1

Loan Participation Right. Neither the Corporation nor any Subsidiary shall obtain a loan (each, a “Proposed Loan”) from any Stockholder or any Affiliate of any Stockholder (other than a Founder or any Permitted Transferee thereof) (each, a “Proposed Lender”), unless, subject to Section 2.1 and Section 2.2, as applicable, the Corporation shall have first offered to each Founder the opportunity to participate in such Proposed Loan as a lender for an amount equal up to such Founder’s Pro Rata Share of the amount of such Proposed Loan, in accordance with and subject to this Section 4.2, which offer shall be specified in a writing by the Corporation delivered to the Founders (the “Loan Participation Notice”) and by its terms, shall remain open and irrevocable for a period of thirty (30) days after the Loan Participation Notice is delivered to the Founders (the “Loan Participation Right Acceptance Period”). The Loan Participation Notice to each Founder with respect to each Proposed Loan shall set forth all of the terms and conditions of such Proposed Loan, including, without limitation, (i) the Corporation’s bona fide intention to obtain the Proposed Loan, (ii) the total dollar amount of the Proposed Loan, (iii) the name of each Proposed Lender, (iv) such Founder’s Pro Rata Share of the Proposed Loan, (v) the interest rate, maturity date, security interests, if any, and all other material terms of the Proposed Loan, (vi) copies of the proposed definitive loan, security and other agreements and documents with respect to the Proposed Loan (if available), and (vii) the proposed date of the closing of the Proposed Loan in accordance with Section 4.2.3. The Corporation shall provide such additional information as each Founder may reasonably request in order to evaluate the Proposed Loan, promptly, and in any event within five (5) Business Days, following such Founder’s written request therefor.

4.2.2

Acceptance Period. At any time during the Loan Participation Right Acceptance Period with respect to any Loan Participation Notice, each Founder shall have the right, but not the obligation, to accept the Corporation’s offer for such Founder to make a loan to the Corporation in an amount equal up to such Founder’s Pro Rata Share of the Proposed Loan, by giving written notice (a “Loan Acceptance Notice”) to the Corporation of such acceptance, including such portion of such Founder’s Pro Rata Share of the Proposed Loan such Founder desires to loan to the Corporation (the “Founder Share”), which Loan Acceptance Notice, subject to this Section 4.2.2, shall constitute an irrevocable acceptance of such offer unless such Founder revokes such offer in writing prior to the expiration of the Loan Participation Right Acceptance Period. Following delivery of the Loan Acceptance Notice by a Founder, such Founder shall be obligated to make the Founder Share of the Proposed Loan indicated in such Loan Participation Notice at the closing of the Proposed Loan in accordance with Section 4.2.3; provided, that, if the loan is not consummated within thirty (30) days after the expiration of the Loan Acceptance Period, then such Founder, by written notice to the Corporation may, in such Founder’s sole discretion, terminate such Founder’s obligation to loan the Corporation its Founder Share of the Proposed Loan specified in such in the Loan Acceptance Notice without any liability to such Founder. If a Loan Acceptance Notice with respect to all of a Founder’s Pro Rata Share of the Proposed Loan is not delivered to the Corporation by such Founder within the Loan Participation Right Acceptance Period, such Founder shall be deemed to have waived such Founder’s opportunity to make such portion of the Proposed Loan with respect to which the Loan Acceptance Notice was not delivered and the

Corporation shall be free to obtain such portion of the Proposed Loan from the Proposed Lender(s) on the terms and conditions set forth in the Loan Participation Notice; provided, however, that any such portion of the Proposed Loan not made within thirty (30) days after the expiration of the Loan Participation Right Acceptance Period shall continue to be subject to the requirements of this Section 4.2.

4.2.3	Closing. The closing of each Proposed Loan shall occur on the date specified by the Corporation in the Loan Participation Notice, which date shall in no event occur less than fifteen (15) days nor more than thirty (30) days after the expiration of the Loan Participation Right Acceptance Period. Upon the closing of each Proposed Loan, each Founder who has elected to participate in such Proposed Loan by delivering the Loan Acceptance Notice shall fund its Founder Share of the Proposed Loan specified in such Founder’s Loan Acceptance Notice, in accordance with and subject to the terms and conditions specified in the Loan Participation Notice.

4.2.4	Override Provision. In the event that the Board shall in good faith determine that the Corporation needs to close a Proposed Loan more quickly than would be possible if the Corporation were required to comply with the provisions of Sections 4.2.1, 4.2.2 and 4.2.3, then notwithstanding anything to the contrary in this Section 4.2, the Corporation may obtain a Proposed Loan without compliance with the requirements of Sections 4.2.1, 4.2.2 and 4.2.3 hereof, provided, that, no later than five (5) calendar days following the initial closing of such Proposed Loan (a “Closed Stockholder Loan”), the Corporation shall offer to each of the Stockholders the right to participate for up to such Founder’s Pro Rata Share of the amount of the Closed Stockholder Loan (after giving effect to the outstanding amount of the Closed Stockholder Loan) in accordance with the applicable provisions of Sections 4.2.1, 4.2.2 and 4.2.3 hereof and on the same terms and conditions as the Closed Stockholder Loan.

4.2.5	Termination. The provisions set forth in this Section 4.2 shall be of no further force or effect from and after the Trigger Time.

5.	RESTRICTIONS ON TRANSFERS

5.1	Restrictions on Transfers. Except as otherwise expressly permitted in this Section 5 or as required by applicable law, no holder of shares of Common Stock may Transfer any such shares without the prior written consent of the Board, which consent the Board may grant or withhold in its sole discretion.

5.2

Permitted Transfers. A Stockholder shall be free at any time to Transfer all or any portion of its shares of Common Stock: (a) to a Person who already is a holder of shares of Common Stock at the time of Transfer; (b) in the case of a holder that is a natural person, to any one or more of its existing Family Members; (c) in the case of a holder that is not a natural person, to a wholly owned subsidiary of such holder; (d) in the case of Equinox, to its Affiliates and, for the avoidance of doubt, to its direct and indirect shareholders; (e) to the acquiring party in, and pursuant to, a Qualified Corporate Transaction Event; (f) to the Corporation; (g) to the acquiring party in, and pursuant to, a Tag-Along Transfer (as defined below) or Drag-Along Transfer (as defined below); and (h) pursuant to an IPO. A trust or estate that has received a Transfer of shares of Common Stock from a holder thereof may Transfer such shares to a beneficiary of the trust or estate; provided, that, the beneficiary is a Family Member of the holder who transferred such shares to the trust or estate. A holder of shares of Common Stock that is a natural person also may Transfer all or any portion of its shares upon his or her death or involuntarily by operation of law. For purposes of this Section 5, a holder’s “Family Members” shall mean the holder’s spouse, ancestors, issue (including adopted children and their issue) and trusts or custodianships for the primary benefit of the holder himself or herself or such spouse, ancestors, or issue (including adopted children and their issue). Any Person to whom a Transfer may be effected as described in this Section 5.2 is hereinafter referred to as a “Permitted Transferee.”

5.3	Conditions to Transfer. Any Person who becomes a Stockholder of the Corporation pursuant to a Transfer permitted under Section 5.1 or 5.2 shall be subject to the provisions of this Certificate of Incorporation, including without limitation, this Section 5.

5.4	Termination. The provisions set forth in this Section 5 shall terminate and be of no further force or effect from and after the Trigger Time.

6.	TAG-ALONG AND DRAG-ALONG RIGHTS

6.1	Tag-Along Rights.

6.1.1

In the event of a proposed Transfer by Equinox or any Affiliate (and, for the avoidance of doubt, by its direct and indirect shareholders) thereof (a “Transferor”) of Common Stock representing in the aggregate 15% or more of the issued and outstanding shares of Common Stock (treating all classes of Common Stock as one class for this purpose) held by them on the filing date hereof (a “Tag-Along Transfer”) to a single Transferee or a group of Transferees, in any transaction or series of related transactions, each holder of Common Stock other than the Transferor or any Affiliate (and, for the avoidance of doubt, its direct and indirect shareholders) thereof (each, a “Tag-Along Participant”) shall have the right to participate on the same terms and conditions, including price per share, as each Transferor in the manner set forth in this Section 6.1. Prior to any Tag-Along Transfer, each Transferor shall deliver to the Corporation prompt written notice (the “Transfer Notice”), which the Corporation will forward to each Tag-Along Participant within five (5) Business Days of receipt thereof, which notice shall state (i) the name of the proposed Transferee, (ii) the number of shares of Common Stock proposed to be Transferred to the Transferee(s) (the “Transferred Securities”), (iii) the price per share, including a description of any non-cash consideration sufficiently detailed to permit the determination of the fair market value thereof and (iv) the other material terms and conditions of the proposed Tag-Along Transfer, including the proposed Tag-Along Transfer date (which date may not be less than thirty (35) Business Days after delivery to the Tag-Along Participants of the Transfer Notice). Such notice shall be accompanied by a written offer from the proposed Transferee to purchase the Transferred Securities, which offer may be conditioned upon the consummation of the sale by each Transferor, or the most recent drafts of the purchase and sale documentation between each Transferor and the Transferee, which shall make provision for the participation of the Tag-Along Participants in such sale consistent with this Section 6.1.

6.1.2	Each Tag-Along Participant may elect to participate in the proposed Tag-Along Transfer to the proposed Transferee(s) identified in the Transfer Notice by giving written notice to the Corporation and to each Transferor within twenty (20) Business Days after the delivery of the Transfer Notice to such Tag-Along Participant, which notice shall state that such Tag-Along Participant elects to exercise its rights of tag along under this Section 6.1.2 and shall state the maximum number of shares of Common Stock sought to be Transferred. Each Tag-Along Participant shall be deemed to have waived its right of tag along with respect to the Transferred Securities hereunder if it fails to give notice within the prescribed time period. Each Tag-Along Participant may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of Transferred Securities by (ii) a fraction the numerator of which is the number of shares of Common Stock held by the Transferors at the time of the Transfer Notice and the denominator of which is the total number of outstanding shares of Common Stock (treating all classes of Common Stock as one class for this purpose).

6.1.3

At the closing of the Tag-Along Transfer of the Transferred Securities to the Transferee(s), each Tag-Along Participant exercising its tag along rights hereunder shall deliver a document of conveyance in form reasonably satisfactory to the Transferee(s), against payment of the aggregate purchase price therefor by certified good check subject to collection or by wire transfer of immediately available funds. Each Stockholder participating in a Tag-Along Transfer shall receive consideration in the same form for his, her or its shares of Common Stock after deduction of such Stockholder’s proportionate share of the related expenses. Each Stockholder participating in a Tag-Along Transfer shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Transferor, so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Stockholder; provided, that any general indemnity given by the Transferor, applicable to liabilities not specific to the Transferor, to the Transferee in connection with such Tag-Along Transfer shall be apportioned among the Stockholders participating in such Tag-Along Transfer according to the consideration received by each such Stockholder and shall not exceed such

Stockholder’s net proceeds from the Tag-Along Transfer; provided, further, that any representation relating specifically to a Stockholder or its ownership of the Transferred Securities shall be made only by that Stockholder. The fees and expenses incurred in connection with a Tag-Along Transfer and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Corporation or the Transferee(s) or acquiring Person, shall be shared by all the Stockholders on a pro rata basis, based on the consideration received by each Stockholder in respect of its Transferred Securities; provided, that no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-Along Transfer (excluding de minimis expenditures). The proposed Tag-Along Transfer date may be extended beyond the date described in the Transfer Notice to the extent reasonably necessary to obtain required approvals of governmental entities and other required approvals and the Corporation and the Stockholders shall use their respective commercially reasonable efforts to obtain such approvals.

6.1.4	Notwithstanding anything to the contrary in this Section 6.1, this Section 6.1 shall not apply to any Transfer of Common Stock by Equinox or any Affiliate thereof to Equinox or any Affiliate thereof or, for the avoidance of doubt, an direct or indirect shareholder of Equinox.

6.2	Drag-Along Rights.

6.2.1	In the event an Acquisition (i) has been approved by the Board, (ii) does not involve an acquirer in which an Affiliate (and, in the case of Equinox, for the avoidance of doubt, its direct and indirect shareholders) of any Stockholder is involved in any capacity, and (c) in which the consideration payable to the Stockholders in connection therewith consists solely of cash or securities publicly traded on a national securities exchange having an average daily trading volume over each trading day (whether or not any shares traded on such day) during the twelve-month period immediately preceding such Corporate Transaction Event equal to or greater than Twenty Million Dollars ($20,000,000) per trading day, then Equinox shall have the right (the “Drag-Along Right”), but not the obligation, to require all (but not less than all) of the Stockholders (the “Dragged Holders”) to Transfer to the same Transferee, on the same terms and conditions as apply to Equinox, the same percentage of shares of Common Stock held by such Dragged Holders as Equinox is transferring of the Common Stock (the “Drag-Along Transfer”).

6.2.2

If Equinox elects to exercise its Drag-Along Right, then Equinox shall notify the Dragged Holders in writing (the “Drag-Along Notice”) no less than thirty (30) calendar days prior to the proposed date of the Acquisition. The Drag-Along Notice shall set forth (i) the name of the Transferee, (ii) the proposed amount of cash and terms and conditions of payment offered by the Transferee and a detailed summary of all other material terms pertaining to the Acquisition, and (iii) the number of shares of Common Stock that the Dragged Holders are required to sell in connection with such Drag-Along Right.

6.2.3	The consummation of such proposed Acquisition shall be subject to the sole discretion of Equinox, who shall have no liability or obligation whatsoever to the Dragged Holders participating therein for not consummating such proposed Acquisition other than their obligations as set forth herein. The Dragged Holders shall receive the benefits of the same terms and conditions in such Acquisition. Any such Acquisition shall be on terms that provide that the Dragged Holders shall (i) not be subject to personal liability for indemnification or otherwise beyond being required to contribute to an indemnification escrow on a pro rata basis with all other Stockholders based on consideration to be received by each and (ii) not be subject to any restrictive covenants that extend beyond the closing of such Acquisition. No Dragged Holder shall be required to make any representations or warranties in connection with any such proposed Acquisition other than to represent to such Transferee that such Dragged Holder is the record and beneficial owner of its shares of Common Stock free and clear of all liens and encumbrances, that the instrument of transfer relating to such shares entered into by such Dragged Holder will be effective to vest ownership of such shares in such Transferee free and clear of all liens and encumbrances, that such Dragged Holder has all requisite authority to engage in the proposed Acquisition, that the Dragged Holder, if an entity, is duly organized and that the proposed Acquisition will not contravene applicable law or, if applicable, such Dragged Holder’s Organizational Documents.

6.2.4	To the extent required under applicable law, each Stockholder shall take all actions necessary (at both the Board level (except to the extent prohibited by applicable law) and the stockholder level) to approve the Acquisition and cause the Acquisition to be consummated including: (i) voting the shares of Common Stock then beneficially held by such Stockholder in favor of the Acquisition at any meeting of the Stockholders called to vote on the Acquisition or, in the alternative, approving the Acquisition by written consent of the Stockholders, (ii) raising no objections to the Acquisition or the process pursuant to which the Acquisition was arranged other than objections, if applicable, that the terms of this Section 6.2 were not adhered to in some material respect, (iii) waiving any dissenters’ rights, appraisal or similar rights in connection with the Acquisition and (iv) taking all other necessary and desirable actions reasonably requested by Equinox to cause the Acquisition to be consummated. Each Dragged Holder also shall enter into such customary agreements as may be reasonably required of and entered into by all Stockholders, including Equinox and its Affiliates, in order to the close the Acquisition.

6.3	Termination. The provisions set forth in this Section 6 shall terminate and be of no further force or effect from and after the Trigger Time.

7.	INFORMATION AND INSPECTION RIGHTS

7.1	Delivery of Financial Statements. So long as a Founder (and/or her applicable Founder Group) hold at least 10,000 shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock), the Corporation shall deliver to such Stockholders:

7.1.1	as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Corporation, its (i) balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) statement of Stockholders’ equity as of the end of such year, all such financial statements prepared in accordance with GAAP, audited and certified by independent public accountants of nationally recognized standing selected by the Corporation;

7.1.2	as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Corporation, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

7.1.3	as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Corporation, a statement showing the number of shares of each class of capital stock outstanding at the end of the period, and the number of shares of issued equity compensation awards and equity compensation awards not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Stockholder to calculate its percentage equity ownership in the Corporation, and certified by the chief financial officer or chief executive officer of the Corporation as being true, complete, and correct; and

7.1.4	as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

7.2	If, for any period, the Corporation has any Subsidiary whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered pursuant to Section 7.1 shall be the consolidated and consolidating financial statements of the Corporation and all such consolidated Subsidiaries.

7.3	Termination of Information Rights. The covenants set forth in this Section 7 shall terminate and be of no further force or effect (i) from and after the Trigger Time, or (ii) with respect to a Founder (and her Permitted Transferees), if such Founder materially breaches the non-compete in such Founder’s written employment agreement with the Corporation.

8.	INITIAL PUBLIC OFFERING

8.1	Initial Public Offering. Unless prohibited by this Certificate of Incorporation but subject to Section 10.1.2, the Corporation may, with the approval of the Board, consummate an IPO and take all steps reasonably necessary or desirable in connection therewith. The timing of the IPO will be in the discretion of the Board.

8.2	IPO Participation Rights.

8.2.1	If, upon an IPO, a Founder is then Chief Executive Officer or Co-Chief Executive Officer, then such Founder and her applicable Founder Group, shall have the right to sell their Pro Rata Share of the Common Stock sold in the secondary allotment in the IPO (and their Pro Rata Share of the Common Stock sold in the “greenshoe”) relative to the other holders of Common Stock, based on the proportion that the Common Stock then held by such Stockholders bears to the total Common Stock of the Corporation (treating all classes of Common Stock as one class for this purpose).

8.2.2	If, upon an IPO, a Founder is not then Chief Executive Officer or Co-Chief Executive Officer, then such Founder and her applicable Founder Group, shall have the right to sell their Pro Rata Share of the Common Stock sold in the secondary allotment in the IPO (and thirty percent (30%) of the Common Stock sold in the “greenshoe” (or such lesser amount as such Stockholders then hold)) relative to the other holders of Common Stock, based on the proportion that the Common Stock then held by such Stockholders bears to the total Common Stock of the Corporation (treating all classes of Common Stock as one class for this purpose).

8.2.3	Notwithstanding anything herein to the contrary, the Corporation shall not consummate an IPO unless due provision is made to permit compliance with this Section 8.2. This Section 8.2 shall be binding on the Corporation, its successors and assigns.

9.	DISTRIBUTION OF PROCEEDS OF ASSET SALE

In the event of the consummation of an Asset Sale, the Corporation shall, subject to lawfully available funds and the DGCL, distribute to the holders of Common Stock all of the Net Proceeds (as defined below) from such Asset Sale, such distribution to be on a date or dates not more than five Business Days following the receipt by the Corporation of the proceeds of such

Asset Sale. As used herein, the term “Net Proceeds” with respect to an Asset Sale shall mean the gross proceeds from the Asset Sale less (i) the payment of any indebtedness for borrowed money of the Corporation, together with all interest, premiums and fees due and owing thereon, (ii) the payment of any transaction fees and expenses incurred by the Corporation that are directly related to the Asset Sale, and (iii) any holdback, reserve or escrow established by the Board in connection with the Asset Sale to satisfy any post-transaction indemnification, purchase price adjustment or similar obligation, and once the Board determines that the need for such holdback, reserve or escrow shall have ceased, any remaining proceeds shall be distributed to the holders of Common Stock in accordance with this Section 9.

10.	ADJUSTMENTS; CONVERSION

10.1	Conversion of Class A Common Stock; Effect of Conversion.

10.1.1	Each holder of Class A Common Stock may, at any time, by providing written notice to that effect to the Corporation, elect to convert each share of Class A Common Stock into a share of Class B Common Stock upon a ratio of one share of Class B Common Stock for one share of Class A Common Stock.

10.1.2	Effective immediately prior to the Trigger Time, each share of Class A Common Stock then outstanding shall automatically convert into one share of Class B Common Stock without any further action, deed or notice.

10.1.3	From and after the Trigger Time, all rights of the holders of Class A Common Stock as such hereunder and under the DGCL shall cease and be of no further force or effect, except that the rights of the holders of the Class A Common Stock under Section 8.2 hereof shall continue as rights of such holders in respect of the shares of Class B Common Stock into which such holder’s shares of Class A Common Stock were converted pursuant to this Section 10.1.

10.1.4	Shares of Class A Common Stock that are converted into shares of Class B Common Stock may not be reissued by the Corporation.

10.2	Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the filing date hereof effect a subdivision of the outstanding Class B Common Stock, the Corporation simultaneously shall effect a subdivision of the Class A Common Stock at the same subdivision ratio. If the Corporation shall at any time or from time to time after the filing date hereof combine the outstanding shares of Class B Common Stock, the Corporation simultaneously shall combine the Class A Common Stock on the same combination ratio. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

10.3	Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the filing date hereof shall make or issue, or fix a record date for the determination of holders of Class B Common Stock entitled to receive a dividend or other distribution payable on the Class B Common Stock in additional shares of any class of Common Stock, then the Corporation simultaneously shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable on the Class A Common Stock in additional shares of any such class of Common Stock.

10.4	Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the filing date hereof shall make or issue, or fix a record date for the determination of holders of Class B Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or in other property and the provisions of Section 10.3 do not apply to such dividend or distribution, then and in each such event the holders of Class A Common Stock shall receive on a per share basis, simultaneously with the distribution to the holders of Class B Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property distributed to holders of Class B Common Stock on a per share basis.

10.5	Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger, including an IPO, involving the Corporation in which the Class B Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 10.2, 10.3 or 10.4), then, simultaneous with such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class A Common Stock shall thereafter be convertible into the same kind and amount of securities, cash or other property into which a share of Class B Common Stock was converted or exchanged; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 10.5 with respect to the rights and interests thereafter of the holders of the Class A Common Stock, to the end that the provisions set forth in this Section 10 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such Class A Common Stock. For the avoidance of doubt, nothing in this Section 10.5 shall be construed as preventing the holders of Class A Common Stock from seeking any appraisal rights to which they are otherwise entitled under the DGCL in connection with a merger triggering an adjustment hereunder, nor shall this Section 10.5 be deemed conclusive evidence of the fair value of the shares of such Class A Common Stock in any such appraisal proceeding.

10.6

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Common Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such Class A Common Stock, as well as the Class B Common Stock, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Class A Common Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth the amount, if any, of other securities, cash or property which then would be received upon the conversion of such Class A Common Stock, as well as the Class B Common Stock.

10.7	Notice of Record Date. In the event (a) the Corporation shall take a record of the holders of any class of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; (b) of any capital reorganization of the Corporation, any reclassification of any class of the Common Stock of the Corporation, or any Corporate Transaction Event; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation or any Subsidiary, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Common Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of such Common Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to such Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

11.	WAIVER

Any of the rights, powers, preferences and other terms of any class of Common Stock set forth herein may be waived on behalf of all holders of such class of Common Stock by the affirmative written consent or vote of the holders of a majority of the shares of such class of Common Stock then outstanding.

12.	NOTICES

All notices, consents, waivers, requests, or other instruments or communications given pursuant to this Certificate of Incorporation shall be in writing, shall be signed by the party giving the same, and (whether mandatory or voluntary) shall be delivered by hand; sent by registered or certified United States mail, return receipt requested, postage prepaid; sent by a nationally recognized overnight delivery service, or sent by electronic mail (with a copy of the transmission retained by the sender for proof thereof) to an electronic mail address known by the sender to be regularly used by the recipient, provided that a conformed copy of such notice is sent simultaneously with such electronic mail by one of the other forms of delivery permitted by this Section 12. Such notices, instruments, or communications shall be addressed, in the case of the Corporation, to the Corporation at its principal place of business and, in the case of any of the Founders, to the address set forth in the Corporation’s books and records; except that any party may, by notice, to the Corporation and each other Founder, specify any other address for the receipt of such notices, instruments, or communications. Any notice, instrument, or other communication given pursuant to any section of this Certificate of Incorporation shall be deemed properly given when sent in the manner prescribed in this Section 12. In computing the period of time for the giving of any notice, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included. If notice is given by personal delivery, then it shall be deemed given on the date personally delivered to such party. If notice is given by United States mail in the manner permitted above, it shall be deemed given three (3) days after being deposited in the mail addressed to the party to whom it is directed at the last address of the party as it appears on the records of the Corporation, with prepaid postage thereon. If notice is given by nationally recognized overnight courier delivery service, then it shall be deemed given on the date actually delivered to the address of the recipient by such nationally recognized overnight courier delivery service. If notice is given in any other manner authorized herein or by law, it shall be deemed given when actually delivered, unless otherwise specified herein or by law.

13.	DEFINITIONS

For purposes of the Certificate of Incorporation, the following terms shall have the following meanings:

“Acquisition” means any Qualified Corporate Transaction Event; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor thereof or indebtedness of the Corporation is cancelled or converted or a combination thereof.

“Affiliate” means, with respect to (x) any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and (y) Equinox, its shareholders, employees, owners or limited partners of its direct or indirect shareholders. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

“Corporate Transaction Event” means any of the following events:

(a) any consolidation, combination, share exchange, merger or other transaction with or into any other corporation or other entity or person in which the Corporation is a constituent party or a Subsidiary is a constituent party (whether or not the Corporation is the surviving entity);

(b) the sale, issuance or transfer, or the acquisition of “beneficial ownership” (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by any person or “group” (as that term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting power or Common Stock of the Corporation; or

(c) a sale, lease, license, transfer or other disposition of all, substantially all or a material portion of the assets of the Corporation and its Subsidiaries, or of a majority (measured by contribution to the consolidated gross revenue of the Corporation and its Subsidiaries, determined in accordance with GAAP, for the twelve (12) calendar months immediately preceding such proposed Corporate Transaction Event) of the Subsidiaries (an “Asset Sale”).

“Founder Group” means (i) in the case of Cutler, Cutler, the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011, the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011, Cutler’s Permitted Transferee(s) and the Permitted Transferee(s) of each of the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011 and the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011, and (ii) in the case of Rice, the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT, Rice’s Permitted Transferee(s) and the Permitted Transferee(s) of each of the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT. For purposes of this definition, “Permitted Transferee” shall, for purposes of this definition, be limited to Permitted Transferees of the types described in clauses (a) and (b) of the definition of “Permitted Transferee” in Section 5.2 hereof.

“GAAP” means generally accepted accounting principles in the United States as in effect on the date hereof, applied consistently with the manner in which they were applied by the Corporation and its predecessors.

“Independent Expert” means a nationally recognized investment bank or other recognized expert in the relevant field, in each case who has demonstrated industry experience in the subject matter of the opinion to be rendered and is independent of, and in cases where such expert is opining on matters other than the fairness of the terms of a lease has no relationship with, the Corporation or any Affiliate thereof or any Stockholder or Affiliate of any Stockholder.

“IPO” means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock.

“New Securities” means any Common Stock or other equity securities of the Corporation whether now authorized or not, any rights, options or warrants to purchase Common Stock or other equity securities (including preferred shares) and any indebtedness of the Corporation which is convertible into Common Stock or other equity securities (or which is convertible into a security which is, in turn, convertible into Common Stock or other equity securities).

“Organizational Documents” means: (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its operating or limited liability company agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments required or contemplated by the laws of its jurisdiction of organization.

“Permitted Affiliate Transactions” means:

(a) the provision by Equinox to the Corporation of the following support services: (i) real estate acquisition expertise and support, both domestic and international, in sourcing, negotiating and executing leases; (ii) brand marketing and customer acquisition support services; (iii) assistance in its public relations’ efforts and, in connection therewith, leverage of all of Equinox’s agency and press relationships; (iv) retail development and operational support, including merchandise planning, product development and sourcing, inventory and merchandising strategies, pricing strategies and overall retain management oversight; (v) human resource management and talent acquisition across all markets and (vi) other operational and administrative support services, including information technology (online/web, systems, operational software, etc.), financing and accounting support, and legal services,

(b) the entering into a lease with an Affiliate of the Corporation or any Affiliate of a Stockholder of the Corporation, and

(c) subject to compliance with Section 2.4, from and after October 1, 2016, any other transaction between the Corporation and any of its Subsidiaries, on the one hand, and Equinox or any of its Affiliates, on the other hand.

The provision of the support services listed in clause (a) above shall be a “Permitted Affiliate Transaction” for purposes of this Certificate of Incorporation only if the sole cost to the Corporation is the reimbursement to Equinox of its reasonable out-of-pocket costs and third party expenses incurred directly by Equinox in the provision of such support services, and no other consideration shall be payable by the Corporation to Equinox in connection with the provision of such support services.

The provision of the support services listed in clause (a) above and the entering into a lease as described in clause (b) above or other transaction described in clause (c) above shall be a “Permitted Affiliate Transaction” for purposes of this Certificate of Incorporation only if either of the following conditions is met:

(a) if the aggregate amount of payments to, or from, the Corporation or any Subsidiary in connection therewith is reasonably not expected to exceed $5,000,000 (in the aggregate, in the case of clause (a) above), the Board has determined that the terms of such provision or lease or other transaction are fair to the Corporation from a financial point of view.

(b) if the aggregate amount of payments to, or from, the Corporation or any Subsidiary in connection therewith is reasonably expected to equal or exceed $5,000,000 (in the aggregate, in the case of clause (a) above), the Board has obtained an opinion from an Independent Expert, as contemplated by Section 2.4 hereof, that the terms of such provision or lease or other transaction are fair to the Corporation from a financial point of view.

“Person” means an individual, corporation, association, partnership, joint venture, limited liability company, estate, trust, or any other legal entity.

“Qualified Corporate Transaction Event” shall mean a Corporate Transaction Event with respect to which the consideration to be paid to the Stockholders (directly or, if originally paid to the Corporation or a Subsidiary, through a dividend or distribution or other payment from the Corporation) (a) solely consists of cash or securities publicly traded on a national securities exchange having an average daily trading volume over each trading day (whether or not any shares traded on such day) during the twelve-month period immediately preceding such Corporate Transaction Event equal to or greater than Twenty Million Dollars ($20,000,000) per trading day, and (b) is paid to the Stockholders ratably on a per share of Common Stock basis.

“Subsidiary” means (i) any entity in which the Corporation, directly or indirectly, owns not less than 25% of the capital stock or holds a corresponding equity or similar interest or (ii) any entity in which Corporation, directly or indirectly, has the power to elect at least 25% of its board of directors or other governing body.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, gift, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, give, or otherwise dispose of; provided, that any pledge by Equinox of any shares of Common Stock held by it to secure any indebtedness or guarantee indebtedness issued by it or its Subsidiaries shall be deemed not to be a Transfer.

“Transferee” means any transferee in connection with a Transfer of all or any portion of the Common Stock held by a Stockholder.

“Trigger Time” means the moment in time at which a definitive binding underwriting agreement executed and delivered by the Company and its underwriters in connection with an IPO becomes a binding and enforceable obligation of each of the parties thereto.

14.	STOCK LEGEND

14.1	Each certificate representing shares of Common Stock now or hereafter issued to any Person (whether issued in a primary issuance by the Corporation or a secondary issuance pursuant to a Transfer permitted pursuant to Section 5) shall be endorsed with the following legend:

“THE VOTING, SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN SOME CASES PROHIBITED BY, THE CERTIFICATE OF INCORPORATION OF THE CORPORATION. COPIES OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

14.2	The Corporation may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 14.1 above to enforce the provisions of this Certificate of Incorporation and the Corporation agrees to promptly do so.

V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its Stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board.

B. Subject to any additional vote required by this Certificate of Incorporation, the Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Stockholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class on an as-if-converted to Common Stock basis, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

C. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

D. Subject to any additional vote required by this Certificate of Incorporation or Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

E. Meetings of Stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

VI.

A. To the fullest extent permitted by law, a director of the Corporation shall not, in his or her capacity as a director, be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the Stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

B. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director, officer of the Corporation or any subsidiary of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section D of this Article VI with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

C. Right to Advancement of Expenses. The right to indemnification conferred in Section B of this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the DGCL requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section C of Article VI or otherwise.

D. Right of Indemnitee to Bring Suit. The rights to indemnification and to the Advancement of Expenses conferred in Section B and Section C of this Article VI shall be contract rights. If a claim under Section B or Section C of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including the Board, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its

Stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article or otherwise shall be on the Corporation.

E. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

F. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

G. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

H. Amendment. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of Article VI by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director, officer or other agent of the Corporation existing at the time of such repeal or modification.

VII.

A. The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee or consultant of the Corporation or any of its Subsidiaries, or (ii) any holder of Common Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee or consultant of the Corporation or any of its Subsidiaries.

VIII.

The incorporator of the Corporation is Terrence Boyle, whose mailing address is 75 East 55th Street, New York, New York 10022.

IX.

The Corporation shall not be subject to the provisions of Section 203 of the DGCL.

X.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

* * * *

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IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this the      day of         , 2015.

By:
Name:

[Signature Page to Certificate of Incorporation]

Exhibit E

EXECUTION COPY

WRITTEN CONSENT OF THE

SOLE INCORPORATOR

OF SOULCYCLE INC.

IN LIEU OF ORGANIZATION MEETING

Pursuant to Section 108(c) of the General

Corporation Law of the State of Delaware

THE UNDERSIGNED, being the sole incorporator of SoulCycle Inc., a Delaware corporation (the “Corporation”), takes the following actions and adopts the following resolutions by written consent to action without a meeting pursuant to Section 108(c) of the General Corporation Law of the State of Delaware (the “Consent”):

BE IT RESOLVED, that the Certificate of Incorporation of the Corporation, attached hereto as exhibit A, was filed with the Secretary of State of the State of Delaware on the 15th day of May, 2015. A copy of said Certificate of Incorporation is hereby ordered permanently filed in the minute book of the Corporation;

RESOLVED FURTHER, that the Bylaws, attached hereto as exhibit B be, and they hereby are, adopted as and for the Bylaws of the Corporation and a copy thereof is hereby ordered permanently kept in the minute book of the Corporation;

RESOLVED FURTHER, that each of the following persons be, and hereby is, appointed as a director of the Corporation, to hold such office until the first annual meeting of shareholders of the Corporation and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal, in each case, in accordance with the Certificate of Incorporation of the Corporation:

Harvey Spevak

Sarah Robb O’Hagan

Larry Segall

Elizabeth P. Cutler

Julie J. Rice

1

Scott Rosen

Jeff Weinhaus

Paul Tizik

Greg Hill

Kevin Morris

Carlos Becil

Renee Durocher

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned has signed this Consent as of the      day of         , 2015.

[Signature Page to SoulCycle Inc Sole Incorporator Consent]

Exhibit A

Certificate of Incorporation

Exhibit A

EXECUTION COPY

CERTIFICATE OF INCORPORATION

OF

SOULCYCLE INC.

The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

I.

The name of this corporation is SOULCYCLE INC. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Zip Code 19808, and the name of the registered agent of this Corporation in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”). The Corporation is being incorporated in connection with the conversion of SoulCycle Holdings, LLC, a Delaware limited liability company, to the Corporation (the “Conversion”) and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of SoulCycle Holdings, LLC to the Corporation.

IV.

A. The Corporation is authorized to issue two classes of common stock to be designated, respectively, “Class A Common Stock” and “Class B Common Stock.” The total number of shares that the Corporation is authorized to issue is Two Million Fifty Three Thousand Three Hundred Thirty-Four (2,053,334) shares, of which Fifty Three Thousand Three Hundred Thirty-Four (53,334) shares shall be Class A Common Stock and of which Two Million (2,000,000) shares shall be Class B Common Stock (collectively such Class A Common Stock and Class B Common Stock, the “Common Stock”). The Common Stock shall have a par value of $0.01 per share. The Class A Common Stock and Class B Common Stock shall constitute two separate classes of capital stock for purposes of the DGCL. Upon the filing of the Certificate of Conversion of SoulCycle Holdings, LLC to the Corporation and this Certificate of Incorporation (the “Effective Time”), the units in SoulCycle Holdings, LLC outstanding immediately prior to the Effective Time will be converted into issued and outstanding, fully paid and non-assessable shares of Common Stock (as defined herein) on the basis described in the Redemption Agreement, dated as of April 6, 2015, by and among SoulCycle Holdings, LLC, a Delaware limited liability company, Elizabeth P. Cutler, Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011, Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011, Julie J. Rice, Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT, Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT and Equinox Holdings, Inc., a Delaware corporation, without any action required on the part of the Corporation or the former holders of such units.

B. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation. Unless otherwise indicated, references to “sections” in this Part B of this Article Fourth refer to sections of Part B of this Article Fourth. Capitalized terms used herein but otherwise not defined shall have the meanings ascribed thereto in Section 13.

1.	COMMON STOCK

1.1	General. The voting, dividend and liquidation rights of the holders of the Common Stock (the “Stockholders”) are subject to and qualified by the rights, powers and preferences of the holders of the Common Stock set forth herein.

1.2	Voting. On any matter presented to the Stockholders for their action or consideration at any meeting of Stockholders (or by written consent of Stockholders in lieu of meeting), the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held at all meetings of Stockholders (and written actions in lieu of meetings). Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Class A Common Stock and holders of Class B Common Stock shall vote together as a single class.

1.3	Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

1.4	Liquidation. The holders of the Class A Common Stock and the Class B Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

1.5	Merger or Consolidation. The holders of the Class A Common Stock and the Class B Common Stock shall be entitled to participate ratably on a per share basis in any mergers or consolidations of the Corporation.

2.	CLASS A COMMON STOCK

Class A Common Stock shall have the following rights, preferences, powers, privileges, in addition to those set forth herein and under applicable law:

2.1

Class A Common Stock Protective Provisions through and including September 30, 2016. Through and including September 30, 2016, so long as the Founders and/or any of their Permitted Transferees of the types described in clauses (a) and (b) of the definition of “Permitted Transferee” in Section 5.2 hold at least 20,000 shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock) in the aggregate, from and after the filing date hereof and through and including September 30, 2016, the Corporation shall not, and shall not permit any Subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation) the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

2.1.1	amend, alter or repeal any provision of the Organizational Documents of the Corporation or any Subsidiary in a manner adverse to the holders of Class A Common Stock or that treats the holders of the Class A Common Stock in a manner disproportionate to any other Stockholders; provided, however, that, nothing in this Section 2.1.1 shall require the consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock for the adoption of any amendment and/or restatement of this Certificate of Incorporation or the Corporation’s by-laws from and after the Trigger Time;

2.1.2	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock (including any other security convertible into or exercisable for any such equity security), unless the same ranks pari passu or junior to, or has rights that are no more favorable than, the Common Stock with respect to (x) the distribution of assets on the liquidation, dissolution or winding up of the Corporation, (y) the payment of dividends and rights of redemption or (z) pre-emptive, voting or approval rights;

2.1.3	effect any Corporate Transaction Event other than a Qualified Corporate Transaction Event;

2.1.4	effect any merger, combination with another entity or consolidation under Section 253 of the DGCL;

2.1.5	enter into or be a party to any transaction with any Affiliate of the Corporation or any Affiliate of a Stockholder of the Corporation (an “Interested Party Transaction”), except for (x) employment related transactions made in the ordinary course of business which are pursuant to reasonable requirements of the Corporation’s business and upon fair and reasonable terms that are approved by the Board or (y) a Permitted Affiliate Transaction;

2.1.6	liquidate, dissolve and/or wind-up the business and affairs of the Corporation or any Subsidiary;

2.1.7	transfer any equity securities of a wholly-owned Subsidiary of the Corporation to any Person other than to another wholly-owned Subsidiary of the Corporation; distribute any assets of the Corporation (except for the payment of cash dividends to all Stockholders on a pro rata basis), or take any other action that affects in an adverse manner or disproportionately the rights, preferences or privileges of the holders of Class A Common Stock; or

2.1.8	agree or commit to do any of the foregoing.

2.2	Class A Common Stock Protective Provisions from and after October 1, 2016. From and after October 1, 2016, so long as the Founders and/or any of their Permitted Transferees of the type described in clauses (a) and (b) of the definition of “Permitted Transferee” in Section 5.2 hereof hold at least 20,000 shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock) in the aggregate, from and after October 1, 2016, the Corporation shall not, and shall not permit any Subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation) the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

2.2.1	amend, alter or repeal any provision of the Organizational Documents of the Corporation or any Subsidiary that disproportionately materially adversely affects the holders of Class A Common Stock; provided, however, that, nothing in this Section 2.2.1 shall require the consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock for the adoption of any amendment and/or restatement of this Certificate of Incorporation or the Corporation’s by-laws from and after the Trigger Time.

2.2.2	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock (including any other security convertible into or exercisable for any such equity security), unless the same ranks pari passu or junior to, or has rights that are no more favorable than, the Common Stock with respect to (x) the distribution of assets on the liquidation, dissolution or winding up of the Corporation, (y) the payment of dividends and rights of redemption or (z) pre-emptive, voting or approval rights, which creation, authorization to create, issuance or obligation to issue would disproportionately materially adversely affect the holders of Class A Common Stock;

2.2.3	effect any Corporate Transaction Event other than a Qualified Corporate Transaction Event;

2.2.4	effect any merger, combination with another entity or consolidation under Section 253 of the DGCL;

2.2.5	enter into or be a party to any Interested Party Transaction, except for (x) employment related transactions made in the ordinary course of business which are pursuant to reasonable requirements of the Corporation’s business and upon fair and reasonable terms that are approved by the Board or (y) a Permitted Affiliate Transaction;

2.2.6	liquidate, dissolve and/or wind-up the business and affairs of the Corporation or any Subsidiary;

2.2.7	transfer any equity securities of a wholly-owned Subsidiary of the Corporation to any Person other than to another wholly-owned Subsidiary of the Corporation; distribute any assets of the Corporation (except for the payment of cash dividends to all Stockholders on a pro rata basis), or take any other action that materially and disproportionately affects the rights, preferences or privileges of the holders of the Class A Common Stock; or

2.2.8	agree or commit to do any of the foregoing.

2.3

Redemption or Purchase Right. In the event the Corporation desires to take any action set forth in Section 2.1 or Section 2.2, as applicable, it shall, at least ten (10) calendar days prior to the proposed date of such action, deliver written notice (the “Protected Action Notice”) to the holders of Class A Common Stock requesting their consent to, or approval of, such proposed action (a “Protected Action”). The Protected Action Notice shall set forth in reasonable detail the material terms of the Protected Action and the Corporation’s reasons therefor. Within ten (10) calendar days of receipt of a Protected Action Notice (the “Response Period”), a majority of the then outstanding holders of Class A Common Stock shall deliver written notice to the Corporation either consenting to or approving such Protected Action, or indicating their objection to the taking of such Protected Action (a “Response Notice”). In the event a Response Notice is not delivered to the Corporation within the Response Period, then it shall be deemed that such Protected Action was not consented to or approved by a majority of the then outstanding holders of Class A Common Stock. In the event a Protected Action is either objected to in a Response Notice or deemed objected to pursuant to the immediately preceding sentence, then the Corporation shall have the right to take such action, if and only if it first redeems or its designee first repurchases all of the outstanding shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock) held by the Founder Groups for a price per share equal to Seven Hundred Nineteen Dollars ($719) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock) (the “Repurchase Price”) by payment as described below (the “Repurchase Right”). In the event the Corporation elects to exercise its Repurchase Right (either by itself or through its designee), it shall deliver written notice to the holders of Class A Common Stock within five (5)

days after the expiration of the Response Period of such election (the “Repurchase Notice”), which Repurchase Notice shall include the closing date of the redemption or purchase which shall be no later than five (5) days after the delivery of such Repurchase Notice, in which event all members of the Founder Groups shall be required to sell their then outstanding shares of Class A Common Stock on the terms provided herein on receipt of a Repurchase Notice (as defined below). At the closing of such redemption or purchase, each holder of outstanding shares of Class A Common Stock shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation or its designee, in the manner of delivery and at the place designated in the Repurchase Notice, and thereupon the Repurchase Price for such shares shall be paid to the order of the person whose name appears on such certificate or certificates as the owner thereof by wire transfer of immediately available funds in accordance with the wire transfer instructions designated in the Response Notice, provided, that, if any holder’s accounts were not designated in the Response Notice, or no Response Notice was given, then payment to the holders who have not furnished their wire transfer instructions in the Response Notice, or to all such holders if no Response Notice were given, shall be made by good check subject to collection at their respective address on the books and records of the Corporation. The redemption or purchase shall be deemed to have been completed, and the Corporation shall be entitled to take any action set forth in Section 2.1 or Section 2.2 hereof without the prior written consent or affirmative vote of the holders of a majority of the then outstanding shares of Class A Common Stock, when, subject to the Corporation’s compliance with this Section 2.3, the Corporation or its designee tenders in full to the holders of the Class A Common Stock payment as described above, an amount equal to the product of (x) the Repurchase Price multiplied by (y) the number of shares of Class A Common Stock then outstanding. From and after the consummation of the redemption or repurchase effected in compliance with the terms of this Section 2.3, all rights of the holders of Class A Common Stock as such hereunder and under the DGCL shall cease and be of no further force or effect.

2.4

Interested Party Transactions. As a condition to and prior to agreeing to or consummating an Interested Party Transaction that (a) involves the payment of or commitment to pay (whether to or from the Corporation or any Subsidiary) Five Million Dollars ($5,000,000) or more in the aggregate; (b) that relates to the acquisition by the Corporation or any Subsidiary or the transfer or disposition of any assets of the Corporation or any Subsidiary having a fair market value equal to or greater than Five Million Dollars ($5,000,000) in the aggregate or (c) or any other transaction involving Five Million Dollars ($5,000,000) or more in the aggregate, the Board shall obtain an opinion from an Independent Expert that such transaction is fair to the Corporation from a financial point of view. Anything in this Section 2 to the contrary notwithstanding, there shall be no restriction on (i) subject to the Corporation’s compliance with Section 4, Equinox

Holdings, Inc., a Delaware corporation (“Equinox”), or its Affiliates’ purchasing Class B Common Stock from the Corporation provided, that, the Corporation obtains an opinion from an Independent Expert that the price paid for such Class B Common Stock is fair to the Corporation and (ii) subject to the Corporation’s compliance with Section 4.2, Equinox or its Affiliates’ loaning money to the Corporation or any Subsidiary, provided, that, (x) the terms of such loan shall be expressly subordinate to any existing or future indebtedness for borrowed money of the Corporation or any Subsidiary and (y) the interest rate shall not exceed 200 basis points over the interest rate payable by the Corporation or any Subsidiary on its senior debt, provided, that, if there shall be no senior debt, then the interest rate shall not exceed six percent (6%) per annum; provided, further, that in no event shall the interest rate exceed twelve percent (12%) per annum. For the avoidance of doubt, senior debt shall include second lien loans and senior unsecured loans.

2.5	Termination. The provisions set forth in this Section 2 shall terminate and be of no further force or effect from and after the Trigger Time.

3.	ELECTION OF DIRECTORS

3.1	The Board of Directors of the Corporation (the “Board”) shall consist of twelve (12) members or such other number as the Board shall determine from time to time by written notice delivered to the Secretary of the Corporation, subject to Sections 3.2 and 3.3 hereof; provided that the Board may grant the right to designate one or more members of the Board to any third parties, including any investors in the capital stock of the Corporation.

3.2	The holders of outstanding shares of Class A Common Stock, voting separately as a class, shall be entitled to elect two (2) directors (the “Class A Common Directors”) so long as each of Elizabeth Cutler (“Cutler”) and Julie Rice (“Rice”) (each of Cutler and Rice, a “Founder” and together, the “Founders”) is a Qualifying Founder, and in such event each Founder shall be entitled to designate one of the Class A Common Directors. If one (but not both) of the Founders ceases to be a Qualifying Founder, then the holders of outstanding shares of Class A Common Stock, voting separately as a class, only shall be entitled to elect one (1) Class A Common Director, and in such event the Qualifying Founder shall be entitled to designate the sole Class A Common Director. If both Founders cease to be Qualifying Founders, then the holders of outstanding shares of Class A Common Stock shall not be entitled to elect any directors. If a Founder ceases to be a Qualifying Founder, she may be removed as a director by written notice to that effect delivered by Equinox to the Secretary of the Corporation. A “Qualifying Founder” shall mean a Founder that, as of the date of determination, (i) is then serving as the Chief Executive Officer or Co-Chief Executive Officer of the Corporation, or (ii) then holds, together with her applicable Founder Group, at least 10,000 shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock).

3.3	The holders of outstanding shares of Class B Common Stock, voting separately as a class, shall be entitled to elect the number of directors of the Corporation equal to five (5) (or such other number of directors as determined by the Board from time to time) less the number of Class A Common Directors then able to be elected.

3.4	If the holders of shares of Class A Common Stock or Class B Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting separately as a class, pursuant to this Section 3, then any directorship not so filled shall remain vacant until such time as the holders of the Class A Common Stock or Class B Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by Stockholders other than by the Stockholders that are entitled to elect a person to fill such directorship, voting separately as a class. Any director who shall have been elected by the holders of a class of stock may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative majority vote of the holders of the shares of the class of stock entitled to elect such director or directors, given either at a special meeting of such Stockholders duly called for that purpose or pursuant to a written consent of Stockholders, and any vacancy thereby created may be filled by the holders of that class of stock represented at the meeting or pursuant to a written consent.

3.5	To the extent entitled to vote thereon, each holder of shares of Common Stock agrees to vote, or cause to be voted, all such shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of Stockholders at which an election of directors is held or pursuant to any written consent of the Stockholders, the persons designated in accordance with this Section 3 shall be elected to the Board. In addition, each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

3.5.1	no director elected pursuant to Sections 3.2 or 3.3 may be removed from office unless (i) such removal is approved by the affirmative vote of the Person, or of the holders of that class of stock, entitled under Sections 3.2 or 3.3 to designate and/or elect that director; or (ii) the Person(s), or the holders of that class of stock, originally entitled to designate and/or elect such director pursuant to Section 3.2 or 3.3 is no longer so entitled to designate and/or elect such director;

3.5.2	any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 3.2 or 3.3 shall be filled pursuant to the provisions of Section 3.4; and

3.5.3	upon the request of any Person entitled to designate a director as provided in Section 3.5.1 to remove such director, such director shall be removed.

3.6	All Stockholders agree to execute any written consents required to perform the obligations of this Section 3, and the Corporation agrees at the request of any Person entitled to designate directors to call a special meeting of Stockholders entitled to elect the subject director for the purpose of electing directors. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class entitled to elect such director shall constitute a quorum for the purpose of electing such director.

3.7	A majority of the directors (provided that (i) a majority of the directors present are Class B Directors, and (ii) so long as a Class A Common Director is capable of being elected, at least one of the Class A Common Directors is present) constituting the Board shall constitute a quorum for the transaction of business; provided, however, that, so long as a Class A Common Director is capable of being elected, if the number of Class A Common Directors then capable of being elected miss a meeting of the Board, a majority of the directors constituting the Board shall constitute a quorum for the transaction of business at the next following meeting but not any subsequent meeting thereafter except as otherwise provided herein. Each director shall be entitled to cast one (1) vote. The vote of a majority of the directors cast at any meeting at which there is a quorum present shall be the act of the Board. A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. If a meeting is adjourned pursuant to this Section 3.7 due to the absence of a quorum, such adjournment shall be for at least 24 hours. No notice need be given of any adjourned meeting, except (1) 24 hours’ notice shall be given to each of the members of the Board not present at the adjourned meeting, and (2) if the date, time or place of the adjourned meeting are not announced at the time of adjournment, the notice referred to in clause (1) above shall be given to each member of the Board, whether or not present at the adjourned meeting. The Board may appoint the Chairman of the Board and the officers of the Corporation, each of whom will serve at the pleasure of the Board, subject to any applicable written employment or other written agreement between the Corporation and such officer.

3.8	Termination. The provisions set forth in this Section 3 shall terminate and be of no further force or effect from and after the Trigger Time

4.	PRE-EMPTIVE RIGHTS

4.1	Preemptive Rights on New Securities.

4.1.1

Preemptive Right. Subject to the exceptions set forth in Section 4.1.5, the Corporation shall not offer, issue or sell to any Person any New Securities (collectively, the “New Issue Securities”) unless, subject to Section 2.1 and Section 2.2, as applicable, the Corporation shall have first offered to sell to each of the Stockholders (collectively, the “Preemptive Right Stockholders”) up to such Preemptive Right Stockholder’s Pro Rata Share (as defined herein) of such New Issue Securities, in accordance with and subject to this Section 4.1, which offer shall be specified in a writing by the Corporation delivered to the Preemptive Right Stockholders (the “Preemptive Right Notice”) and by its terms, shall remain open and irrevocable for a period of forty (40) days after the Preemptive Right Notice is delivered to the Preemptive Right Stockholders (the “Preemptive Right Acceptance Period”). The Preemptive Right Notice with respect to any offering of New Issue Securities by the Corporation shall set forth all of the terms and conditions of such offering, including, without limitation, (i) the Corporation’s bona fide intention to offer such New Issue Securities, (ii) the class or classes of such New Issue Securities offered and the number of shares of each such class offered, (iii) the proposed price for the New Issue Securities and other terms of such offering, (iv) such Preemptive Right Stockholder’s Pro Rata Share of such New Issue Securities, (v) a copy of the proposed definitive agreement (if available), and (vi) the proposed date of the closing of the issuance and sale of such New Issue Securities. Following the delivery of the Preemptive Right Notice, the Corporation shall provide such additional information as each Preemptive Right Stockholder may reasonably request in order to evaluate the proposed offer and sale of the New Issue Securities, promptly, and in any event within two (2) Business Days, following such Preemptive Right Stockholder’s written request therefor. For purposes of this Agreement, the term “Pro Rata Share” means, with respect to each Stockholder, as of the date of determination, an amount, expressed as a percentage, equal to the quotient obtained by dividing the aggregate number of shares of Class A Common Stock and Class B Common Stock, owned of record by such Stockholder as of such date (treating both classes of Common Stock as one class for this purpose), by the aggregate number of shares of Class A Common Stock and Class B Common Stock issued and outstanding as of such date (treating both classes of Common Stock as one class for this purpose); provided, however, that solely for purposes of determining the “Pro Rata Share” of each of the Founders pursuant to Section 4.1 and Section 4.2, (i) the aggregate number of shares of Class A Common Stock and Class B Common Stock owned of record by Cutler shall be deemed to include the shares of Class A Common Stock and shares of Class B Common Stock owned of record by each of Cutler, the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011 and the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011 and their respective Permitted Transferees and (ii) the aggregate number of shares of Class A Common Stock and Class B Common Stock owned of record by Rice shall be deemed to include the shares of Class A Common Stock and shares of Class B Common Stock owned of record by each of Rice, the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT and their respective Permitted Transferees. “Permitted Transferee,” as used in this Section 4.1.1 means Permitted Transferees of the types described in clauses (a) and (b) of the definition of “Permitted Transferee” in Section 5.2 hereof.

4.1.2	Acceptance Notice. At any time during the Preemptive Right Acceptance Period with respect to any Preemptive Right Notice, each Preemptive Right Stockholder shall have the right, but not the obligation, to accept the Corporation’s offer with respect to the New Issue Securities set forth in the Preemptive Right Notice and to purchase all or a portion of such Preemptive Right Stockholder’s Pro Rata Share of such New Issue Securities, subject to the oversubscription rights set forth in Section 4.1.3, by giving written notice to the Corporation of such acceptance (an “Acceptance Notice”), which Acceptance Notice shall constitute an irrevocable acceptance of such offer unless such Preemptive Right Stockholder revokes such offer in writing prior to the expiration of the Preemptive Right Acceptance Period. If an Acceptance Notice with respect to all of a Preemptive Right Stockholder’s Pro Rata Share of the New Issue Securities is not delivered to the Corporation by such Preemptive Right Stockholder within the Preemptive Right Acceptance Period, such Preemptive Right Stockholder shall be deemed to have waived such Preemptive Right Stockholder’s opportunity to purchase the New Issue Securities with respect to which the Acceptance Notice was not delivered and, subject to Section 4.1.3, the Corporation shall be free to issue and sell such New Issue Securities to any Person on the terms and conditions set forth in the Preemptive Right Notice; provided, however, that any such New Issue Securities not sold within sixty (60) days after the expiration of the Preemptive Right Acceptance Period shall continue to be subject to the requirements of this Section 4.1.

4.1.3	Oversubscription Rights.

(a)

In any offering of New Issue Securities, each of the Preemptive Right Stockholders who has accepted the offer to purchase all, but not less than all, of such Preemptive Right Stockholder’s Pro Rata Share of such New Issue Securities pursuant to Section 4.1.2 (each, a “Preemptive Right Participating Stockholder”) shall have a right of oversubscription, such that if any of the other Preemptive Right Stockholders declines to purchase all of such Preemptive Right Stockholder’s Pro Rata Share of the New Issue Securities, each Preemptive Right Participating Stockholder shall have the right to purchase all or a portion of the balance of the New Issue Securities not purchased pursuant to Section 4.1.2. Such right of oversubscription may be exercised by the Preemptive Right Participating Stockholders by irrevocably accepting the offer of the New Issue Securities pursuant to Section 4.1.2 as to more than the Preemptive Right Participating Stockholder’s Pro Rata Share. The Corporation shall allocate to each such oversubscribing Preemptive Right Participating Stockholder its Pro Rata Share (excluding for the purposes of such calculation all shares of Class A Common Stock and Class B Common Stock held by the Preemptive Right Stockholders other than such oversubscribing Preemptive Right Participating Stockholders), of the balance of New Issue Securities not purchased by the Preemptive Right Stockholders pursuant to Section 4.1.2, up to the total amount of New Issue Securities set forth in such oversubscribing Preemptive Right Participating Stockholder’s Acceptance Notice; and thereafter, any remaining unallocated amounts of New Issue Securities shall be allocated among the oversubscribing Preemptive Right Participating Stockholders (up to the total amount of New Issue Securities set forth in such oversubscribing Preemptive Right Participating Stockholder’s Notice of Acceptance) as determined by the Board.

(b)	Following the expiration of the Preemptive Right Acceptance Period with respect to an offering of New Issue Securities, if the Preemptive Right Stockholders have elected to purchase all or a portion of the New Issue Securities pursuant to Section 4.1.2 (after giving effect to the exercise of any oversubscription rights pursuant to Section 4.1.3(a)), the Corporation shall sell to each of the Preemptive Right Stockholders who has elected to purchase such New Issue Securities, such New Issue Securities which such Preemptive Right Stockholder has elected to purchase and shall be entitled to sell the New Issue Securities not purchased by the Preemptive Right Stockholders to a third party, in each case upon the terms and conditions specified in the Preemptive Right Notice.

4.1.4	Closing. The closing of the purchase of the New Issue Securities set forth in a Preemptive Right Notice shall occur on a date specified by the Corporation after the expiration of the Preemptive Right Acceptance Period. Upon the closing of any such purchase of New Issue Securities, which shall include full payment to the Corporation of the purchase price therefor, each Preemptive Right Stockholder who has delivered an Acceptance Notice to the Corporation shall purchase from the Corporation, and the Corporation shall sell to each such Preemptive Right Stockholder, the number of New Issue Securities specified in such Preemptive Right Stockholder’s Acceptance Notice (after giving effect to the provisions of Section 4.1.3(a)), upon the terms and conditions specified in the Preemptive Right Notice.

4.1.5	Exceptions. The rights of the Preemptive Right Stockholders under this Section 4.1 shall not apply to any of the following:

(a)	shares of Common Stock (and/or options, warrants or other purchase rights to purchase Common Stock) issued or granted by the Corporation to the Founders or in connection with employee equity incentive programs approved by the Board;

(b)	shares of Common Stock issued for consideration other than cash pursuant to a bona fide business acquisition by the Corporation, or a merger, consolidation, strategic alliance, acquisition or similar business combination, so long as such transaction was approved by the Board and approved pursuant to Section 2.1 or Section 2.2, as applicable;

(c)	shares of Common Stock issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or other financial or lending institution approved by the Board and approved pursuant to Section 2.1 or Section 2.2, as applicable;

(d)	shares of Common Stock issued in connection with strategic transactions involving the Corporation and third parties (other than any Stockholders or Affiliates thereof), including, without limitation, joint ventures, manufacturing, marketing or distribution arrangements, provided that such issuance was approved by the Board and approved pursuant to Section 2.1 or Section 2.2, as applicable; or

(e)	any shares of Common Stock issued in connection with any IPO.

4.1.6	Override Provision. In the event that the Board shall in good faith determine that the Corporation needs to close the sale of New Issue Securities more quickly than would be possible if the Corporation were required to comply with the provisions of Sections 4.1.1, 4.1.2 and 4.1.3, then notwithstanding anything to the contrary in this Section 4.1, the Corporation may sell New Issue Securities without compliance with the requirements of Sections 4.1.1, 4.1.2 and 4.1.3 hereof, provided, that, no later than five (5) calendar days following the initial closing of the sale of such New Issue Securities (the “Securities Closing”), the Corporation shall offer to each of the Stockholders the right to purchase up to such Founder’s Pro Rata Share of the amount of such New Issues Securities (after giving effect to any New Issues Securities issued or sold by the Corporation at the Securities Closing) plus any oversubscription rights, to the extent applicable, in accordance with the applicable provisions of Sections 4.1.1, 4.1.2 and 4.1.3 hereof and on the same terms and conditions as the New Issues Securities issued and sold at the Securities Closing.

4.1.7	Termination. The provisions set forth in this Section 4.1 shall be of no further force or effect from and after the Trigger Time.

4.2	Rights to Debt Issuances.

4.2.1

Loan Participation Right. Neither the Corporation nor any Subsidiary shall obtain a loan (each, a “Proposed Loan”) from any Stockholder or any Affiliate of any Stockholder (other than a Founder or any Permitted Transferee thereof) (each, a “Proposed Lender”), unless, subject to Section 2.1 and Section 2.2, as applicable, the Corporation shall have first offered to each Founder the opportunity to participate in such Proposed Loan as a lender for an amount equal up to such Founder’s Pro Rata Share of the amount of such Proposed Loan, in accordance with and subject to this Section 4.2, which offer shall be specified in a writing by the Corporation delivered to the Founders (the “Loan Participation Notice”) and by its terms, shall remain open and irrevocable for a period of thirty (30) days after the Loan Participation Notice is delivered to the Founders (the “Loan Participation Right Acceptance Period”). The Loan Participation Notice to each Founder with respect to each Proposed Loan shall set forth all of the terms and conditions of such Proposed Loan, including, without limitation, (i) the Corporation’s bona fide intention to obtain the Proposed Loan, (ii) the total dollar amount of the Proposed Loan, (iii) the name of each Proposed Lender, (iv) such Founder’s Pro Rata Share of the Proposed Loan, (v) the interest rate, maturity date, security interests, if any, and all other material terms of the Proposed Loan, (vi) copies of the proposed definitive loan, security and other agreements and documents with respect to the Proposed Loan (if available), and (vii) the proposed date of the closing of the Proposed Loan in accordance with Section 4.2.3. The Corporation shall provide such additional information as each Founder may reasonably request in order to evaluate the Proposed Loan, promptly, and in any event within five (5) Business Days, following such Founder’s written request therefor.

4.2.2

Acceptance Period. At any time during the Loan Participation Right Acceptance Period with respect to any Loan Participation Notice, each Founder shall have the right, but not the obligation, to accept the Corporation’s offer for such Founder to make a loan to the Corporation in an amount equal up to such Founder’s Pro Rata Share of the Proposed Loan, by giving written notice (a “Loan Acceptance Notice”) to the Corporation of such acceptance, including such portion of such Founder’s Pro Rata Share of the Proposed Loan such Founder desires to loan to the Corporation (the “Founder Share”), which Loan Acceptance Notice, subject to this Section 4.2.2, shall constitute an irrevocable acceptance of such offer unless such Founder revokes such offer in writing prior to the expiration of the Loan Participation Right Acceptance Period. Following delivery of the Loan Acceptance Notice by a Founder, such Founder shall be obligated to make the Founder Share of the Proposed Loan indicated in such Loan Participation Notice at the closing of the Proposed Loan in accordance with Section 4.2.3; provided, that, if the loan is not consummated within thirty (30) days after the expiration of the Loan Acceptance Period, then such Founder, by written notice to the Corporation may, in such Founder’s sole discretion, terminate such Founder’s obligation to loan the Corporation its Founder Share of the Proposed Loan specified in such in the Loan Acceptance Notice without any liability to such Founder. If a Loan Acceptance Notice with respect to all of a Founder’s Pro Rata Share of the Proposed Loan is not delivered to the Corporation by such Founder within the Loan Participation Right Acceptance Period, such Founder shall be deemed to have waived such Founder’s opportunity to make such portion of the Proposed Loan with respect to which the Loan Acceptance Notice was not delivered and the

Corporation shall be free to obtain such portion of the Proposed Loan from the Proposed Lender(s) on the terms and conditions set forth in the Loan Participation Notice; provided, however, that any such portion of the Proposed Loan not made within thirty (30) days after the expiration of the Loan Participation Right Acceptance Period shall continue to be subject to the requirements of this Section 4.2.

4.2.3	Closing. The closing of each Proposed Loan shall occur on the date specified by the Corporation in the Loan Participation Notice, which date shall in no event occur less than fifteen (15) days nor more than thirty (30) days after the expiration of the Loan Participation Right Acceptance Period. Upon the closing of each Proposed Loan, each Founder who has elected to participate in such Proposed Loan by delivering the Loan Acceptance Notice shall fund its Founder Share of the Proposed Loan specified in such Founder’s Loan Acceptance Notice, in accordance with and subject to the terms and conditions specified in the Loan Participation Notice.

4.2.4	Override Provision. In the event that the Board shall in good faith determine that the Corporation needs to close a Proposed Loan more quickly than would be possible if the Corporation were required to comply with the provisions of Sections 4.2.1, 4.2.2 and 4.2.3, then notwithstanding anything to the contrary in this Section 4.2, the Corporation may obtain a Proposed Loan without compliance with the requirements of Sections 4.2.1, 4.2.2 and 4.2.3 hereof, provided, that, no later than five (5) calendar days following the initial closing of such Proposed Loan (a “Closed Stockholder Loan”), the Corporation shall offer to each of the Stockholders the right to participate for up to such Founder’s Pro Rata Share of the amount of the Closed Stockholder Loan (after giving effect to the outstanding amount of the Closed Stockholder Loan) in accordance with the applicable provisions of Sections 4.2.1, 4.2.2 and 4.2.3 hereof and on the same terms and conditions as the Closed Stockholder Loan.

4.2.5	Termination. The provisions set forth in this Section 4.2 shall be of no further force or effect from and after the Trigger Time.

5.	RESTRICTIONS ON TRANSFERS

5.1	Restrictions on Transfers. Except as otherwise expressly permitted in this Section 5 or as required by applicable law, no holder of shares of Common Stock may Transfer any such shares without the prior written consent of the Board, which consent the Board may grant or withhold in its sole discretion.

5.2

Permitted Transfers. A Stockholder shall be free at any time to Transfer all or any portion of its shares of Common Stock: (a) to a Person who already is a holder of shares of Common Stock at the time of Transfer; (b) in the case of a holder that is a natural person, to any one or more of its existing Family Members; (c) in the case of a holder that is not a natural person, to a wholly owned subsidiary of such holder; (d) in the case of Equinox, to its Affiliates and, for the avoidance of doubt, to its direct and indirect shareholders; (e) to the acquiring party in, and pursuant to, a Qualified Corporate Transaction Event; (f) to the Corporation; (g) to the acquiring party in, and pursuant to, a Tag-Along Transfer (as defined below) or Drag-Along Transfer (as defined below); and (h) pursuant to an IPO. A trust or estate that has received a Transfer of shares of Common Stock from a holder thereof may Transfer such shares to a beneficiary of the trust or estate; provided, that, the beneficiary is a Family Member of the holder who transferred such shares to the trust or estate. A holder of shares of Common Stock that is a natural person also may Transfer all or any portion of its shares upon his or her death or involuntarily by operation of law. For purposes of this Section 5, a holder’s “Family Members” shall mean the holder’s spouse, ancestors, issue (including adopted children and their issue) and trusts or custodianships for the primary benefit of the holder himself or herself or such spouse, ancestors, or issue (including adopted children and their issue). Any Person to whom a Transfer may be effected as described in this Section 5.2 is hereinafter referred to as a “Permitted Transferee.”

5.3	Conditions to Transfer. Any Person who becomes a Stockholder of the Corporation pursuant to a Transfer permitted under Section 5.1 or 5.2 shall be subject to the provisions of this Certificate of Incorporation, including without limitation, this Section 5.

5.4	Termination. The provisions set forth in this Section 5 shall terminate and be of no further force or effect from and after the Trigger Time.

6.	TAG-ALONG AND DRAG-ALONG RIGHTS

6.1	Tag-Along Rights.

6.1.1

In the event of a proposed Transfer by Equinox or any Affiliate (and, for the avoidance of doubt, by its direct and indirect shareholders) thereof (a “Transferor”) of Common Stock representing in the aggregate 15% or more of the issued and outstanding shares of Common Stock (treating all classes of Common Stock as one class for this purpose) held by them on the filing date hereof (a “Tag-Along Transfer”) to a single Transferee or a group of Transferees, in any transaction or series of related transactions, each holder of Common Stock other than the Transferor or any Affiliate (and, for the avoidance of doubt, its direct and indirect shareholders) thereof (each, a “Tag-Along Participant”) shall have the right to participate on the same terms and conditions, including price per share, as each Transferor in the manner set forth in this Section 6.1. Prior to any Tag-Along Transfer, each Transferor shall deliver to the Corporation prompt written notice (the “Transfer Notice”), which the Corporation will forward to each Tag-Along Participant within five (5) Business Days of receipt thereof, which notice shall state (i) the name of the proposed Transferee, (ii) the number of shares of Common Stock proposed to be Transferred to the Transferee(s) (the “Transferred Securities”), (iii) the price per share, including a description of any non-cash consideration sufficiently detailed to permit the determination of the fair market value thereof and (iv) the other material terms and conditions of the proposed Tag-Along Transfer, including the proposed Tag-Along Transfer date (which date may not be less than thirty (35) Business Days after delivery to the Tag-Along Participants of the Transfer Notice). Such notice shall be accompanied by a written offer from the proposed Transferee to purchase the Transferred Securities, which offer may be conditioned upon the consummation of the sale by each Transferor, or the most recent drafts of the purchase and sale documentation between each Transferor and the Transferee, which shall make provision for the participation of the Tag-Along Participants in such sale consistent with this Section 6.1.

6.1.2	Each Tag-Along Participant may elect to participate in the proposed Tag-Along Transfer to the proposed Transferee(s) identified in the Transfer Notice by giving written notice to the Corporation and to each Transferor within twenty (20) Business Days after the delivery of the Transfer Notice to such Tag-Along Participant, which notice shall state that such Tag-Along Participant elects to exercise its rights of tag along under this Section 6.1.2 and shall state the maximum number of shares of Common Stock sought to be Transferred. Each Tag-Along Participant shall be deemed to have waived its right of tag along with respect to the Transferred Securities hereunder if it fails to give notice within the prescribed time period. Each Tag-Along Participant may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of Transferred Securities by (ii) a fraction the numerator of which is the number of shares of Common Stock held by the Transferors at the time of the Transfer Notice and the denominator of which is the total number of outstanding shares of Common Stock (treating all classes of Common Stock as one class for this purpose).

6.1.3

At the closing of the Tag-Along Transfer of the Transferred Securities to the Transferee(s), each Tag-Along Participant exercising its tag along rights hereunder shall deliver a document of conveyance in form reasonably satisfactory to the Transferee(s), against payment of the aggregate purchase price therefor by certified good check subject to collection or by wire transfer of immediately available funds. Each Stockholder participating in a Tag-Along Transfer shall receive consideration in the same form for his, her or its shares of Common Stock after deduction of such Stockholder’s proportionate share of the related expenses. Each Stockholder participating in a Tag-Along Transfer shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Transferor, so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Stockholder; provided, that any general indemnity given by the Transferor, applicable to liabilities not specific to the Transferor, to the Transferee in connection with such Tag-Along Transfer shall be apportioned among the Stockholders participating in such Tag-Along Transfer according to the consideration received by each such Stockholder and shall not exceed such

Stockholder’s net proceeds from the Tag-Along Transfer; provided, further, that any representation relating specifically to a Stockholder or its ownership of the Transferred Securities shall be made only by that Stockholder. The fees and expenses incurred in connection with a Tag-Along Transfer and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Corporation or the Transferee(s) or acquiring Person, shall be shared by all the Stockholders on a pro rata basis, based on the consideration received by each Stockholder in respect of its Transferred Securities; provided, that no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-Along Transfer (excluding de minimis expenditures). The proposed Tag-Along Transfer date may be extended beyond the date described in the Transfer Notice to the extent reasonably necessary to obtain required approvals of governmental entities and other required approvals and the Corporation and the Stockholders shall use their respective commercially reasonable efforts to obtain such approvals.

6.1.4	Notwithstanding anything to the contrary in this Section 6.1, this Section 6.1 shall not apply to any Transfer of Common Stock by Equinox or any Affiliate thereof to Equinox or any Affiliate thereof or, for the avoidance of doubt, an direct or indirect shareholder of Equinox.

6.2	Drag-Along Rights.

6.2.1	In the event an Acquisition (i) has been approved by the Board, (ii) does not involve an acquirer in which an Affiliate (and, in the case of Equinox, for the avoidance of doubt, its direct and indirect shareholders) of any Stockholder is involved in any capacity, and (c) in which the consideration payable to the Stockholders in connection therewith consists solely of cash or securities publicly traded on a national securities exchange having an average daily trading volume over each trading day (whether or not any shares traded on such day) during the twelve-month period immediately preceding such Corporate Transaction Event equal to or greater than Twenty Million Dollars ($20,000,000) per trading day, then Equinox shall have the right (the “Drag-Along Right”), but not the obligation, to require all (but not less than all) of the Stockholders (the “Dragged Holders”) to Transfer to the same Transferee, on the same terms and conditions as apply to Equinox, the same percentage of shares of Common Stock held by such Dragged Holders as Equinox is transferring of the Common Stock (the “Drag-Along Transfer”).

6.2.2

If Equinox elects to exercise its Drag-Along Right, then Equinox shall notify the Dragged Holders in writing (the “Drag-Along Notice”) no less than thirty (30) calendar days prior to the proposed date of the Acquisition. The Drag-Along Notice shall set forth (i) the name of the Transferee, (ii) the proposed amount of cash and terms and conditions of payment offered by the Transferee and a detailed summary of all other material terms pertaining to the Acquisition, and (iii) the number of shares of Common Stock that the Dragged Holders are required to sell in connection with such Drag-Along Right.

6.2.3	The consummation of such proposed Acquisition shall be subject to the sole discretion of Equinox, who shall have no liability or obligation whatsoever to the Dragged Holders participating therein for not consummating such proposed Acquisition other than their obligations as set forth herein. The Dragged Holders shall receive the benefits of the same terms and conditions in such Acquisition. Any such Acquisition shall be on terms that provide that the Dragged Holders shall (i) not be subject to personal liability for indemnification or otherwise beyond being required to contribute to an indemnification escrow on a pro rata basis with all other Stockholders based on consideration to be received by each and (ii) not be subject to any restrictive covenants that extend beyond the closing of such Acquisition. No Dragged Holder shall be required to make any representations or warranties in connection with any such proposed Acquisition other than to represent to such Transferee that such Dragged Holder is the record and beneficial owner of its shares of Common Stock free and clear of all liens and encumbrances, that the instrument of transfer relating to such shares entered into by such Dragged Holder will be effective to vest ownership of such shares in such Transferee free and clear of all liens and encumbrances, that such Dragged Holder has all requisite authority to engage in the proposed Acquisition, that the Dragged Holder, if an entity, is duly organized and that the proposed Acquisition will not contravene applicable law or, if applicable, such Dragged Holder’s Organizational Documents.

6.2.4	To the extent required under applicable law, each Stockholder shall take all actions necessary (at both the Board level (except to the extent prohibited by applicable law) and the stockholder level) to approve the Acquisition and cause the Acquisition to be consummated including: (i) voting the shares of Common Stock then beneficially held by such Stockholder in favor of the Acquisition at any meeting of the Stockholders called to vote on the Acquisition or, in the alternative, approving the Acquisition by written consent of the Stockholders, (ii) raising no objections to the Acquisition or the process pursuant to which the Acquisition was arranged other than objections, if applicable, that the terms of this Section 6.2 were not adhered to in some material respect, (iii) waiving any dissenters’ rights, appraisal or similar rights in connection with the Acquisition and (iv) taking all other necessary and desirable actions reasonably requested by Equinox to cause the Acquisition to be consummated. Each Dragged Holder also shall enter into such customary agreements as may be reasonably required of and entered into by all Stockholders, including Equinox and its Affiliates, in order to the close the Acquisition.

6.3	Termination. The provisions set forth in this Section 6 shall terminate and be of no further force or effect from and after the Trigger Time.

7.	INFORMATION AND INSPECTION RIGHTS

7.1	Delivery of Financial Statements. So long as a Founder (and/or her applicable Founder Group) hold at least 10,000 shares of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Stock), the Corporation shall deliver to such Stockholders:

7.1.1	as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Corporation, its (i) balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) statement of Stockholders’ equity as of the end of such year, all such financial statements prepared in accordance with GAAP, audited and certified by independent public accountants of nationally recognized standing selected by the Corporation;

7.1.2	as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Corporation, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

7.1.3	as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Corporation, a statement showing the number of shares of each class of capital stock outstanding at the end of the period, and the number of shares of issued equity compensation awards and equity compensation awards not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Stockholder to calculate its percentage equity ownership in the Corporation, and certified by the chief financial officer or chief executive officer of the Corporation as being true, complete, and correct; and

7.1.4	as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

7.2	If, for any period, the Corporation has any Subsidiary whose accounts are consolidated with those of the Corporation, then in respect of such period the financial statements delivered pursuant to Section 7.1 shall be the consolidated and consolidating financial statements of the Corporation and all such consolidated Subsidiaries.

7.3	Termination of Information Rights. The covenants set forth in this Section 7 shall terminate and be of no further force or effect (i) from and after the Trigger Time, or (ii) with respect to a Founder (and her Permitted Transferees), if such Founder materially breaches the non-compete in such Founder’s written employment agreement with the Corporation.

8.	INITIAL PUBLIC OFFERING

8.1	Initial Public Offering. Unless prohibited by this Certificate of Incorporation but subject to Section 10.1.2, the Corporation may, with the approval of the Board, consummate an IPO and take all steps reasonably necessary or desirable in connection therewith. The timing of the IPO will be in the discretion of the Board.

8.2	IPO Participation Rights.

8.2.1	If, upon an IPO, a Founder is then Chief Executive Officer or Co-Chief Executive Officer, then such Founder and her applicable Founder Group, shall have the right to sell their Pro Rata Share of the Common Stock sold in the secondary allotment in the IPO (and their Pro Rata Share of the Common Stock sold in the “greenshoe”) relative to the other holders of Common Stock, based on the proportion that the Common Stock then held by such Stockholders bears to the total Common Stock of the Corporation (treating all classes of Common Stock as one class for this purpose).

8.2.2	If, upon an IPO, a Founder is not then Chief Executive Officer or Co-Chief Executive Officer, then such Founder and her applicable Founder Group, shall have the right to sell their Pro Rata Share of the Common Stock sold in the secondary allotment in the IPO (and thirty percent (30%) of the Common Stock sold in the “greenshoe” (or such lesser amount as such Stockholders then hold)) relative to the other holders of Common Stock, based on the proportion that the Common Stock then held by such Stockholders bears to the total Common Stock of the Corporation (treating all classes of Common Stock as one class for this purpose).

8.2.3	Notwithstanding anything herein to the contrary, the Corporation shall not consummate an IPO unless due provision is made to permit compliance with this Section 8.2. This Section 8.2 shall be binding on the Corporation, its successors and assigns.

9.	DISTRIBUTION OF PROCEEDS OF ASSET SALE

In the event of the consummation of an Asset Sale, the Corporation shall, subject to lawfully available funds and the DGCL, distribute to the holders of Common Stock all of the Net Proceeds (as defined below) from such Asset Sale, such distribution to be on a date or dates not more than five Business Days following the receipt by the Corporation of the proceeds of such

Asset Sale. As used herein, the term “Net Proceeds” with respect to an Asset Sale shall mean the gross proceeds from the Asset Sale less (i) the payment of any indebtedness for borrowed money of the Corporation, together with all interest, premiums and fees due and owing thereon, (ii) the payment of any transaction fees and expenses incurred by the Corporation that are directly related to the Asset Sale, and (iii) any holdback, reserve or escrow established by the Board in connection with the Asset Sale to satisfy any post-transaction indemnification, purchase price adjustment or similar obligation, and once the Board determines that the need for such holdback, reserve or escrow shall have ceased, any remaining proceeds shall be distributed to the holders of Common Stock in accordance with this Section 9.

10.	ADJUSTMENTS; CONVERSION

10.1	Conversion of Class A Common Stock; Effect of Conversion.

10.1.1	Each holder of Class A Common Stock may, at any time, by providing written notice to that effect to the Corporation, elect to convert each share of Class A Common Stock into a share of Class B Common Stock upon a ratio of one share of Class B Common Stock for one share of Class A Common Stock.

10.1.2	Effective immediately prior to the Trigger Time, each share of Class A Common Stock then outstanding shall automatically convert into one share of Class B Common Stock without any further action, deed or notice.

10.1.3	From and after the Trigger Time, all rights of the holders of Class A Common Stock as such hereunder and under the DGCL shall cease and be of no further force or effect, except that the rights of the holders of the Class A Common Stock under Section 8.2 hereof shall continue as rights of such holders in respect of the shares of Class B Common Stock into which such holder’s shares of Class A Common Stock were converted pursuant to this Section 10.1.

10.1.4	Shares of Class A Common Stock that are converted into shares of Class B Common Stock may not be reissued by the Corporation.

10.2	Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the filing date hereof effect a subdivision of the outstanding Class B Common Stock, the Corporation simultaneously shall effect a subdivision of the Class A Common Stock at the same subdivision ratio. If the Corporation shall at any time or from time to time after the filing date hereof combine the outstanding shares of Class B Common Stock, the Corporation simultaneously shall combine the Class A Common Stock on the same combination ratio. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

10.3	Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the filing date hereof shall make or issue, or fix a record date for the determination of holders of Class B Common Stock entitled to receive a dividend or other distribution payable on the Class B Common Stock in additional shares of any class of Common Stock, then the Corporation simultaneously shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable on the Class A Common Stock in additional shares of any such class of Common Stock.

10.4	Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the filing date hereof shall make or issue, or fix a record date for the determination of holders of Class B Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or in other property and the provisions of Section 10.3 do not apply to such dividend or distribution, then and in each such event the holders of Class A Common Stock shall receive on a per share basis, simultaneously with the distribution to the holders of Class B Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property distributed to holders of Class B Common Stock on a per share basis.

10.5	Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger, including an IPO, involving the Corporation in which the Class B Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 10.2, 10.3 or 10.4), then, simultaneous with such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class A Common Stock shall thereafter be convertible into the same kind and amount of securities, cash or other property into which a share of Class B Common Stock was converted or exchanged; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 10.5 with respect to the rights and interests thereafter of the holders of the Class A Common Stock, to the end that the provisions set forth in this Section 10 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such Class A Common Stock. For the avoidance of doubt, nothing in this Section 10.5 shall be construed as preventing the holders of Class A Common Stock from seeking any appraisal rights to which they are otherwise entitled under the DGCL in connection with a merger triggering an adjustment hereunder, nor shall this Section 10.5 be deemed conclusive evidence of the fair value of the shares of such Class A Common Stock in any such appraisal proceeding.

10.6

Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 10, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Common Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such Class A Common Stock, as well as the Class B Common Stock, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Class A Common Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth the amount, if any, of other securities, cash or property which then would be received upon the conversion of such Class A Common Stock, as well as the Class B Common Stock.

10.7	Notice of Record Date. In the event (a) the Corporation shall take a record of the holders of any class of its Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; (b) of any capital reorganization of the Corporation, any reclassification of any class of the Common Stock of the Corporation, or any Corporate Transaction Event; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation or any Subsidiary, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Common Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of such Common Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to such Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

11.	WAIVER

Any of the rights, powers, preferences and other terms of any class of Common Stock set forth herein may be waived on behalf of all holders of such class of Common Stock by the affirmative written consent or vote of the holders of a majority of the shares of such class of Common Stock then outstanding.

12.	NOTICES

All notices, consents, waivers, requests, or other instruments or communications given pursuant to this Certificate of Incorporation shall be in writing, shall be signed by the party giving the same, and (whether mandatory or voluntary) shall be delivered by hand; sent by registered or certified United States mail, return receipt requested, postage prepaid; sent by a nationally recognized overnight delivery service, or sent by electronic mail (with a copy of the transmission retained by the sender for proof thereof) to an electronic mail address known by the sender to be regularly used by the recipient, provided that a conformed copy of such notice is sent simultaneously with such electronic mail by one of the other forms of delivery permitted by this Section 12. Such notices, instruments, or communications shall be addressed, in the case of the Corporation, to the Corporation at its principal place of business and, in the case of any of the Founders, to the address set forth in the Corporation’s books and records; except that any party may, by notice, to the Corporation and each other Founder, specify any other address for the receipt of such notices, instruments, or communications. Any notice, instrument, or other communication given pursuant to any section of this Certificate of Incorporation shall be deemed properly given when sent in the manner prescribed in this Section 12. In computing the period of time for the giving of any notice, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included. If notice is given by personal delivery, then it shall be deemed given on the date personally delivered to such party. If notice is given by United States mail in the manner permitted above, it shall be deemed given three (3) days after being deposited in the mail addressed to the party to whom it is directed at the last address of the party as it appears on the records of the Corporation, with prepaid postage thereon. If notice is given by nationally recognized overnight courier delivery service, then it shall be deemed given on the date actually delivered to the address of the recipient by such nationally recognized overnight courier delivery service. If notice is given in any other manner authorized herein or by law, it shall be deemed given when actually delivered, unless otherwise specified herein or by law.

13.	DEFINITIONS

For purposes of the Certificate of Incorporation, the following terms shall have the following meanings:

“Acquisition” means any Qualified Corporate Transaction Event; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor thereof or indebtedness of the Corporation is cancelled or converted or a combination thereof.

“Affiliate” means, with respect to (x) any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person and (y) Equinox, its shareholders, employees, owners or limited partners of its direct or indirect shareholders. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.

“Corporate Transaction Event” means any of the following events:

(a) any consolidation, combination, share exchange, merger or other transaction with or into any other corporation or other entity or person in which the Corporation is a constituent party or a Subsidiary is a constituent party (whether or not the Corporation is the surviving entity);

(b) the sale, issuance or transfer, or the acquisition of “beneficial ownership” (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by any person or “group” (as that term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting power or Common Stock of the Corporation; or

(c) a sale, lease, license, transfer or other disposition of all, substantially all or a material portion of the assets of the Corporation and its Subsidiaries, or of a majority (measured by contribution to the consolidated gross revenue of the Corporation and its Subsidiaries, determined in accordance with GAAP, for the twelve (12) calendar months immediately preceding such proposed Corporate Transaction Event) of the Subsidiaries (an “Asset Sale”).

“Founder Group” means (i) in the case of Cutler, Cutler, the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011, the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011, Cutler’s Permitted Transferee(s) and the Permitted Transferee(s) of each of the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011 and the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011, and (ii) in the case of Rice, the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT, Rice’s Permitted Transferee(s) and the Permitted Transferee(s) of each of the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT. For purposes of this definition, “Permitted Transferee” shall, for purposes of this definition, be limited to Permitted Transferees of the types described in clauses (a) and (b) of the definition of “Permitted Transferee” in Section 5.2 hereof.

“GAAP” means generally accepted accounting principles in the United States as in effect on the date hereof, applied consistently with the manner in which they were applied by the Corporation and its predecessors.

“Independent Expert” means a nationally recognized investment bank or other recognized expert in the relevant field, in each case who has demonstrated industry experience in the subject matter of the opinion to be rendered and is independent of, and in cases where such expert is opining on matters other than the fairness of the terms of a lease has no relationship with, the Corporation or any Affiliate thereof or any Stockholder or Affiliate of any Stockholder.

“IPO” means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock.

“New Securities” means any Common Stock or other equity securities of the Corporation whether now authorized or not, any rights, options or warrants to purchase Common Stock or other equity securities (including preferred shares) and any indebtedness of the Corporation which is convertible into Common Stock or other equity securities (or which is convertible into a security which is, in turn, convertible into Common Stock or other equity securities).

“Organizational Documents” means: (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its operating or limited liability company agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments required or contemplated by the laws of its jurisdiction of organization.

“Permitted Affiliate Transactions” means:

(a) the provision by Equinox to the Corporation of the following support services: (i) real estate acquisition expertise and support, both domestic and international, in sourcing, negotiating and executing leases; (ii) brand marketing and customer acquisition support services; (iii) assistance in its public relations’ efforts and, in connection therewith, leverage of all of Equinox’s agency and press relationships; (iv) retail development and operational support, including merchandise planning, product development and sourcing, inventory and merchandising strategies, pricing strategies and overall retain management oversight; (v) human resource management and talent acquisition across all markets and (vi) other operational and administrative support services, including information technology (online/web, systems, operational software, etc.), financing and accounting support, and legal services,

(b) the entering into a lease with an Affiliate of the Corporation or any Affiliate of a Stockholder of the Corporation, and

(c) subject to compliance with Section 2.4, from and after October 1, 2016, any other transaction between the Corporation and any of its Subsidiaries, on the one hand, and Equinox or any of its Affiliates, on the other hand.

The provision of the support services listed in clause (a) above shall be a “Permitted Affiliate Transaction” for purposes of this Certificate of Incorporation only if the sole cost to the Corporation is the reimbursement to Equinox of its reasonable out-of-pocket costs and third party expenses incurred directly by Equinox in the provision of such support services, and no other consideration shall be payable by the Corporation to Equinox in connection with the provision of such support services.

The provision of the support services listed in clause (a) above and the entering into a lease as described in clause (b) above or other transaction described in clause (c) above shall be a “Permitted Affiliate Transaction” for purposes of this Certificate of Incorporation only if either of the following conditions is met:

(a) if the aggregate amount of payments to, or from, the Corporation or any Subsidiary in connection therewith is reasonably not expected to exceed $5,000,000 (in the aggregate, in the case of clause (a) above), the Board has determined that the terms of such provision or lease or other transaction are fair to the Corporation from a financial point of view.

(b) if the aggregate amount of payments to, or from, the Corporation or any Subsidiary in connection therewith is reasonably expected to equal or exceed $5,000,000 (in the aggregate, in the case of clause (a) above), the Board has obtained an opinion from an Independent Expert, as contemplated by Section 2.4 hereof, that the terms of such provision or lease or other transaction are fair to the Corporation from a financial point of view.

“Person” means an individual, corporation, association, partnership, joint venture, limited liability company, estate, trust, or any other legal entity.

“Qualified Corporate Transaction Event” shall mean a Corporate Transaction Event with respect to which the consideration to be paid to the Stockholders (directly or, if originally paid to the Corporation or a Subsidiary, through a dividend or distribution or other payment from the Corporation) (a) solely consists of cash or securities publicly traded on a national securities exchange having an average daily trading volume over each trading day (whether or not any shares traded on such day) during the twelve-month period immediately preceding such Corporate Transaction Event equal to or greater than Twenty Million Dollars ($20,000,000) per trading day, and (b) is paid to the Stockholders ratably on a per share of Common Stock basis.

“Subsidiary” means (i) any entity in which the Corporation, directly or indirectly, owns not less than 25% of the capital stock or holds a corresponding equity or similar interest or (ii) any entity in which Corporation, directly or indirectly, has the power to elect at least 25% of its board of directors or other governing body.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, gift, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, give, or otherwise dispose of; provided, that any pledge by Equinox of any shares of Common Stock held by it to secure any indebtedness or guarantee indebtedness issued by it or its Subsidiaries shall be deemed not to be a Transfer.

“Transferee” means any transferee in connection with a Transfer of all or any portion of the Common Stock held by a Stockholder.

“Trigger Time” means the moment in time at which a definitive binding underwriting agreement executed and delivered by the Company and its underwriters in connection with an IPO becomes a binding and enforceable obligation of each of the parties thereto.

14.	STOCK LEGEND

14.1	Each certificate representing shares of Common Stock now or hereafter issued to any Person (whether issued in a primary issuance by the Corporation or a secondary issuance pursuant to a Transfer permitted pursuant to Section 5) shall be endorsed with the following legend:

“THE VOTING, SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN SOME CASES PROHIBITED BY, THE CERTIFICATE OF INCORPORATION OF THE CORPORATION. COPIES OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

14.2	The Corporation may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 14.1 above to enforce the provisions of this Certificate of Incorporation and the Corporation agrees to promptly do so.

V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its Stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board.

B. Subject to any additional vote required by this Certificate of Incorporation, the Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The Stockholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class on an as-if-converted to Common Stock basis, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

C. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

D. Subject to any additional vote required by this Certificate of Incorporation or Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

E. Meetings of Stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

VI.

A. To the fullest extent permitted by law, a director of the Corporation shall not, in his or her capacity as a director, be personally liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the Stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

B. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director, officer of the Corporation or any subsidiary of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section D of this Article VI with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

C. Right to Advancement of Expenses. The right to indemnification conferred in Section B of this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the DGCL requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section C of Article VI or otherwise.

D. Right of Indemnitee to Bring Suit. The rights to indemnification and to the Advancement of Expenses conferred in Section B and Section C of this Article VI shall be contract rights. If a claim under Section B or Section C of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including the Board, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its

Stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article or otherwise shall be on the Corporation.

E. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

F. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

G. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

H. Amendment. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of Article VI by the Stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director, officer or other agent of the Corporation existing at the time of such repeal or modification.

VII.

A. The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee or consultant of the Corporation or any of its Subsidiaries, or (ii) any holder of Common Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee or consultant of the Corporation or any of its Subsidiaries.

VIII.

The incorporator of the Corporation is Terrence Boyle, whose mailing address is 75 East 55th Street, New York, New York 10022.

IX.

The Corporation shall not be subject to the provisions of Section 203 of the DGCL.

X.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

* * * *

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IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this the      day of         , 2015.

By:
Name:

[Signature Page to Certificate of Incorporation]

Exhibit B

FINAL COPY

BYLAWS

OF

SOULCYCLE INC.

(a Delaware corporation)

-i-

TABLE OF CONTENTS

(continued)

-ii-

BYLAWS

1.	Offices

(a) Offices. The Corporation shall maintain its registered office in the State of Delaware at 2711 Centerville Road Suite 400, Wilmington, Delaware, and its resident agent at such address is Corporation Service Company. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

2.	Meetings of Stockholders

(a) Annual Meetings. Annual meetings of stockholders for the election of directors and for such other business as may properly be conducted at such meetings shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the Board of Directors fails to so determine the time, date and place for the annual meeting, it shall be held at the principal office of the Corporation at 10:00 o’clock a.m. on the last business day in March of each year.

(b) Special Meetings. Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors or by resolution of the Board of Directors and shall be called by the Secretary upon the written request of not less than 10% in interest of the stockholders entitled to vote thereat. Notice of each special meeting shall be given in accordance with section 2(c) of this Article 2. Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

(c) Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten days nor more than sixty days before the date of any such meeting.

(d) Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

(e) Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Upon the request of stockholders holding not less than 10% of the capital stock held by the stockholders entitled to vote at a meeting, voting shall be by written ballot. Unless otherwise required by law, these Bylaws or the Certificate of Incorporation, all other corporate action shall be decided by a vote of the holders of a majority of the issued and outstanding stock entitled to vote.

(f) Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors.

(g) Chairman of Meetings. The Chairman of the Board of Directors, if one is elected, or, in his or her absence or disability, the secretary of the Corporation, shall preside at all meetings of the stockholders.

(h) Secretary of Meeting. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors shall appoint a person to act as Secretary at such meetings.

(i) Lists of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and may be inspected by any stockholder who is present for any purpose germane to the meeting.

(j) Action Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(k) Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date, as provided for in section 5(e) of Article 5 of these Bylaws, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

3.	Board of Directors

(a) Powers. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The Board of Directors shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation, these Bylaws or applicable law.

(b) Number and Term. The number of directors shall initially be five but, subject to the restrictions set forth in the Certificate of Incorporation, may be changed by resolution of the Board of Directors. The Board of Directors shall be elected by the stockholders at their annual meeting and each director shall be elected to serve for the term of one year and until his or her successor shall be elected and qualify or until his or her earlier resignation or removal. Directors need not be stockholders.

(c) Resignations. A director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman of the Board of Directors or the Secretary. The acceptance of a resignation shall not be necessary to make it effective except as otherwise provided by agreement among all of the stockholders of the Corporation. A vacancy created by the resignation of a director shall be filled as provided in section 3(e) of this Article 3.

(d) Removal. Except as otherwise provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the issued and outstanding stock entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose. Except as otherwise set forth in the Certificate of Incorporation, vacancies thus created may be filled at such meeting by the affirmative vote of the holders of a majority of the issued and outstanding stock entitled to vote, or, if the vacancies are not so filled, by the directors as provided in section 3(e) of this Article 3, in each case, however, a vacancy created by the removal of a director shall be filled with an individual designated by the party which designated the director removed pursuant to this section 3(d).

(e) Vacancies and Newly Created Directorships. Except as provided in section 3(d) of this Article 3 or in the Certificate of Incorporation, vacancies occurring in any directorship and newly created directorships may be filled by a vote of the majority of the remaining directors then in office. Any director so chosen shall hold office for the unexpired term of his or her predecessor and until his or her successor shall be elected and qualify or until his or her earlier death, resignation or removal. Notwithstanding the foregoing, the Board of Directors may not fill the vacancy created by removal of a director by electing the director so removed.

(f) Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors and shall be called by the Secretary on the written request of any director with at least two days’ prior written notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting. Such notice of special meeting shall also state the purpose of such special meeting if any proposed amendment to these Bylaws is to be adopted at such special meeting or with respect to any other matter where notice is required by applicable law or by these Bylaws or the Certificate of Incorporation.

(g) Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(h) Committees. The Board of Directors may, by resolution passed by a majority of the directors comprising a full Board of Directors, designate one or more committees, including but not limited to an Executive Committee, a Compensation Committee and an Audit Committee, each such committee to consist of one or more of the directors. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s properties and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, fill a vacancy on the Board of Directors, amend these Bylaws or take any action which is otherwise prohibited by the Certificate of Incorporation. Unless a resolution of the Board of Directors expressly provides and subject to the provisions of the Certificate of Incorporation, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board of Directors shall report their proceedings to the Board of Directors when required.

(i) Action Without A Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof consent thereto in writing.

(j) Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

(k) Telephonic Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in such telephonic meeting shall constitute the presence in person at such meeting.

4.	Officers

(a) General. The officers of the Corporation shall include one or more Chief Executive Officers, including Co-Chief Executive Officers, a President, a Secretary and a Treasurer and one or more subordinate officers, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors shall elect a Chairman of the

Board of Directors and may elect one or more Vice Presidents and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board of Directors held after each annual meeting of the stockholders. Any number of offices may be held by the same person.

(b) Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

(c) Chairman. The Chairman of the Board of Directors shall be a member of the Board and shall preside at all meetings of the Board of Directors and of the stockholders. In addition, the Chairman of the Board of Directors shall have such powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors or as may be specified herein.

(d) Chief Executive Officers. Subject to the supervision and control of the Board of Directors , a Chief Executive Officer, including any Co-Chief Executive Officer, shall have power over the general management and supervision of the Corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.

(e) President. Subject to the supervision and control of the Board of Directors and any Chief Executive Officer (including any Co-Chief Executive Officer), the President shall have such duties as customarily pertain to that office.

(f) Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated a Senior Vice President or an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by any Chief Executive Officer (including any Co-Chief Executive Officer), the President, the Chief Operating Officer or the Board of Directors.

(g) Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He or she shall render to any Chief Executive Officer (including any Co-Chief Executive Officer), President, Chief Operating Officer and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Board of Directors.

(h) Secretary. The Secretary shall be the Chief Administrative Officer of the Corporation and shall: (i) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (ii) cause all notices required by these Bylaws or otherwise to be given properly; (iii) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (iv) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board of Directors.

(i) Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

(j) Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by such persons or agents as may from time to time be authorized by the Board of Directors and with such countersignature, if any, as may be required by the Board of Directors.

(k) Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

(l) Resignation and Removal. Any officer of the Corporation may be removed from office with or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under section 3(c) of Article 3 of these Bylaws.

(m) Vacancies. The Board of Directors shall have power to fill vacancies occurring in any office.

5.	Stock

(a) Certificates of Stock. Except as otherwise provided in these Bylaws, this section 5 shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series of stock without certificates. Upon request, each holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him or her. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

(b) Transfer of Shares. Subject to any agreement among all stockholders of the Corporation and any restrictions on transfer set forth in the Certificate of Incorporation, shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. Subject to the restrictions on transfer set forth in the Certificate of Incorporation, the Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

(c) Lost Certificates. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in their discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

(d) Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

(e) Stockholders Record Date. The Board of Directors may fix in advance a date, which shall not be more than sixty days nor less than ten days preceding the date of any meeting of stockholders, nor more than sixty days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(f) Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

6.	Notice and Waiver of Notice

(a) Notice. Whenever any written notice is required to be given by law, the Certificate of Incorporation or these Bylaws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his or her address as it appears on the books and records of the Corporation. Such notice may also be sent by telegram or facsimile.

(b) Waiver of Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board of Directors need be specified in any written waiver of notice.

7.	Amendment of Bylaws

(a) Subject to the restrictions set forth in the Certificate of Incorporation, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors comprising a full Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting. If any Bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the Bylaw(s) so adopted, amended, or repealed, together with a precise statement of the changes made.

8.	Indemnification

(a) Third Party Actions. The Corporation shall indemnify any present or former director or officer of the Corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) Actions by or in the Right of the Corporation. The Corporation shall indemnify any director or officer, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

(c) Mandatory Indemnification. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 8(a) or 8(b) of this Article 8, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. With the intent that the Corporation shall be the primary source of for any advancement or indemnification obligation hereunder, the Corporation shall have no right to seek contribution or other reimbursement from any other party (other than pursuant to insurance policies procured by the Corporation and indemnity arrangements entered into in writing with the Corporation) with an obligation (under contract, law or otherwise) to indemnify a director of the Corporation.

(d) Determination of Conduct. Any indemnification under sections 8(a) or 8(b) of this Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in sections 8(a) or 8(b) of this Article 8. Such determination shall be made (a) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

(e) Payment of Expenses in Advance. In addition to the rights of indemnification conferred by this Article 8, each present or former director or officer of the Corporation shall, to the fullest extent not prohibited by law, be entitled to the advancement of his or her expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding upon receipt of an undertaking by or on behalf of the such present or former director or officer, to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article 8. Such expenses (including attorneys’ fees) incurred by employees and agents of the Corporation may be so advanced upon such terms and conditions, if any, as the Corporation deems appropriate.

(f) Indemnity Not Exclusive. The indemnification and advancement of expenses provided or granted hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any other bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(g) Amendment or Repeal. Any amendment or repeal of the provisions of this Article 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any indemnified person’s heirs, executors and administrators.

(h) Definitions. For purposes of this Article 8:

(i) “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article 8 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

(ii) “other enterprises” shall include employee benefit plans;

(iii) “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;

(iv) “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 8.

(i) Continuation of Indemnity. The indemnification and advancement of expenses provided or granted hereunder shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

9.	Miscellaneous

(a) Seal. The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center.

(b) Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.

(c) Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

Date of Adoption: [            ], 2015

Exhibit F

Post-Conversion Capitalization

Name of Stockholder	Units Held Prior to Redemption	Common Shares After Giving Effect to Conversion	Ownership % After Giving Effect to Conversion
Elizabeth Cutler	48 Class A-1 48 Class A-2	7,600 shares of Class A Common Stock	0.76%
Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011	6 Class A-1 6 Class A-2	1,200 shares of Class A Common Stock	0.12%
Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011	6 Class A-1 6 Class A-2	1,200 shares of Class A Common Stock	0.12%
Julie Rice	36 Class A-1 36 Class A-2	9,200 shares of Class A Common Stock	0.92%
Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT	2 Class A-1 2 Class A-2	400 shares of Class A Common Stock	0.04%
Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT	2 Class A-1 2 Class A-2	400 shares of Class A Common Stock	0.04%
Equinox Holdings, Inc.	100 Class B	970,000 shares of Class B Common Stock	97.0%
SoulCycle Management, LLC	100 Class C	10,000 shares of Class B Common Stock	1.0%

Total:	—	1,000,000	100%

Exhibit G

Cutler Amended and Restated Employment Agreement

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”) is entered into as of the 6th day of April, 2015, by and between SoulCycle Holdings, LLC, a Delaware limited liability company (“SoulCycle Holdings”) on behalf of itself and its successor by conversion, SoulCycle Inc., a Delaware corporation (“SoulCycle Inc.”, which, together with SoulCycle Holdings, is referred to herein as the “Company”) and Elizabeth P. Cutler (“Employee”).

WHEREAS, Employee has been employed by SoulCycle Holdings as Co-CEO pursuant to the terms of an employment agreement dated May 23, 2011 (the “Prior Employment Agreement”);

WHEREAS, the Prior Employment Agreement was executed as part of a transaction in which Equinox Holdings, Inc. (“EHI”) effectively purchased 75% of the membership interests of SoulCycle Holdings from Employee, Julie Rice (co-founder of the SoulCycle business) and their respective Grantor Retained Annuity Trusts, and entered into the Second Amended and Restated Limited Liability Company Agreement of SoulCycle Holdings LLC providing for the ownership and governance of SoulCycle Holdings, which was subsequently amended and restated into its current form as the Third Amended and Restated Limited Liability Company Agreement;

WHEREAS, SoulCycle Holdings intends to convert from a limited liability company into SoulCycle Inc., a Delaware corporation (the “Conversion”);

WHEREAS, prior to the Conversion, the membership units of SoulCycle Holdings held by the Employee and the Employee Trusts shall be redeemed by SoulCycle Holdings (the “Redemption”) pursuant to that certain Redemption Agreement, of even date herewith, by and among SoulCycle Holdings, EHI, Employee, the Employee Trusts, Julie J. Rice, and the Rice Trusts (the “Redemption Agreement”); and

WHEREAS, in connection with the Conversion and the Redemption, the Company and the Employee desire to amend and restate the Prior Employment Agreement, effective as of, and contingent upon, the occurrence of the closing of the Redemption (such closing date, the “Effective Date” hereunder), and until the Effective Date, the Prior Employment Agreement shall continue to govern the Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the sufficiency of which is acknowledged, the Company and Employee hereby agree as follows, effective as of the Effective Date:

1.	Continued Employment: Position and Responsibilities.

Upon the terms and subject to the conditions of this Agreement, including the closing of the Redemption, the Company hereby continues to employ Employee, and Employee hereby accepts continued employment with the Company. During the Employment Period (as defined

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below), Employee shall serve as Co-CEO of the Company until such time as the Board of Directors of the Company (the “Board”) identifies a replacement Chief Executive Officer, after which the Employee shall thereafter serve as the Co-Founder and Chief Brand and Creative Officer of the Company, or such other similar titles as may be mutually agreed to by the Employee and the Board. Employee further agrees to fully support the hiring of the Board’s choice for the replacement Chief Executive Officer. The Employee shall faithfully, diligently, and exclusively perform services on behalf of the Company to the best of her ability during the Employment Period and shall devote her full working time, attention and energies to the business of the Company, its subsidiaries and divisions; provided, however, nothing in this Agreement shall be deemed to preclude the Employee from engaging in charitable, educational, religious, civic and similar types of activities (all of which shall be deemed to benefit the Company) and serving on the board of directors of any business or organization (other than any competitors of the Company or EHI) to the extent they do not interfere with Employee’s obligations hereunder. While Co-CEO, Employee shall report to, and have such duties and responsibilities as designated by, the Board. Following the hiring of a new Chief Executive Officer, Employee will report to and have such duties and responsibilities as designated by the new Chief Executive Officer. The principal place of employment of Employee shall be at the offices of the Company in New York, New York.

2.	Term.

This Agreement shall be effective as of the Effective Date and, unless Employee’s employment is terminated sooner pursuant to Section 4 below, shall continue through and including December 31, 2018 (the “Initial Term”). Effective upon the expiration of the Initial Term and of each Additional Term (as defined below), Employee’s employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions as then in effect, for an additional period of one year (each an “Additional Term”), unless at least 30 days prior to the expiration of the Initial Term or Additional Term, either party shall have notified the other party hereto in writing that such extension shall not take effect. The Initial Term and each Additional Term shall be referred to as the “Employment Period”.

3.	Compensation: Perquisites and Expenses.

(a) Base Salary. As compensation for the services to be performed by Employee during the Employment Period, the Company shall pay Employee a base salary (the “Base Salary”) at an annualized rate of (i) $618,000 for calendar year 2015, (ii) $636,540 for calendar year 2016, (iii) $655,636 for calendar year 2017 and (iv) $675,305 for calendar year 2018, payable in equal installments on each of the Company’s regular payroll dates for its employees. All Base Salary shall be pro-rated for any partial years based on actual number of days (counting weekends and holidays as days employed) during such year in which Employee was employed divided by 365.

(b) Incentive Bonus.

(i) Certain defined terms.

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The following capitalized terms that are used in Subsection 3(b)(ii) below, shall have the meanings given to them in this Subsection 3(b)(i):

(1) “Approved Annual Budget” for any calendar year shall mean the annual budget approved by the Board of Directors for such calendar year

(2) “Bonus Percentage” for any calendar year shall be determined as provided in Section 3(b)(ii) hereof.

(3) “Consolidated EBITDA of the Company and its Subsidiaries” for any calendar year shall mean the sum, without duplication, of:

(a)	consolidated net income of the Company and its Subsidiaries for such period, which will equal the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, but will exclude therefrom in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s and its Subsidiaries assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets; and

(b)	to the extent that consolidated net income has thereby been increased or decreased as applicable in the circumstances:

(i) all income and franchise taxes of the Company and its Subsidiaries paid or accrued in accordance with GAAP for such period (but excluding all sales and use taxes and/or income taxes attributable to extraordinary or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),

(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period,

(iii) consolidated non-cash charges for such period comprising Depreciation and amortization less any non-cash items increasing consolidated net income for such period,

(iv) any non-cash compensation charge arising from any grant of shares, options or other equity based awards,

(v) adjustments to GAAP rent to reflect actual rent paid in cash and included in the determination of consolidated net income during such period,

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(vi) any expenses incurred in connection with the Redemption, the Conversion, the financing contemplated by the Redemption Agreement, and any initial public offering of the Company; and

(vii) all extraordinary items as defined by GAAP incurred or charged during such period.

(4) “Consolidated Interest Expense of the Company and its Subsidiaries” means, for any calendar year, the sum, without duplication, of:

(a)	the aggregate of the interest expense, net of interest income, of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, and

(b)	the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; provided, that Consolidated Interest Expense for any period shall exclude non-cash amounts attributable to amortization of debt discounts.

(5) “GAAP” means generally accepted accounting principles in the United States as in effect on the date hereof, applied consistently with the manner in which they were applied by the Company and its predecessors.

(6) “Incentive Bonus” has the meaning given such term in Section 3(b)(ii) hereof.

(7) “Percentage of Target EBITDA Achieved” for any calendar year means the percentage equivalent of the ratio of:

Consolidated EBITDA of the Company and its Subsidiaries for that calendar year to

Target EBITDA for such calendar year.

(8) “Target EBITDA” for any calendar year means the EBITDA reflected in the Approved Annual Budget for such calendar year.

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(ii) Determination of Incentive Bonus Amount. Employee shall be entitled to receive, if earned, a cash incentive bonus (an “Incentive Bonus”) for each calendar year during the Employment Period commencing with the 2015 calendar year in an amount equal to the product of the Bonus Percentage for that calendar year and Employee’s Base Salary for that calendar year. The Bonus Percentage for each calendar year shall be based on the Percentage of Target EBITDA Achieved for that calendar year as follows:

If the Percentage of Target EBITDA Achieved for the calendar year	then the Bonus Percentage for that calendar year shall be:
is less than 90%,	0%.
is equal to or greater than 90% but less than 95%,	40%.
is equal to or greater than 95% but less than 96%,	60%.
is equal to or greater than 96% and less than 100%,	60% + a prorated portion of 40% equal to the ratio of (i) the excess of the Percentage of Target EBITDA Achieved over 95% to (ii) 5%.
is equal to 100%,	100%
is greater than 100%,	100% + 5% for each additional Percentage of Target EBITDA Achieved over 100%, subject to a cap of 110% of Target EBITDA (i.e., equating to a maximum possible Bonus Percentage of 150%)

(iii) The Incentive Bonus for any calendar year shall be paid promptly after audited financial statements for such calendar year are available but in any event no later than March 15th of the following calendar year. Subject to Section 4(f) and (g), Employee must be actively employed on the date any Incentive Bonus is to be paid in order to be entitled to receive any such bonus.

(c) Benefits. During the Employment Period, Employee shall (subject to the provisions of this Agreement and the Redemption Agreement) be eligible to participate in or receive benefits under the Company’s various employee benefit plans, policies or arrangements which are made available to senior executives of the Company (and which shall be no less favorable than the benefits currently afforded to Employee), and to the extent that employee receives benefits from EHI, such benefits shall be no less favorable to Employee than those afforded to senior executives of EHI and/or any of its other subsidiaries. The Company (including the officers and administrators who have responsibility for administering the plans) retains full discretionary authority to interpret the terms of the plans, as well as full discretionary authority with regard to administrative matters arising in connection with the plans including but not limited to issues concerning benefit eligibility and entitlement. The Company reserves the

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absolute right to modify, amend or terminate benefits at any time and for any reason, other than with respect to Employee’s individual participation therein as contemplated in this Agreement or the Redemption Agreement. In the determination of eligibility or benefits, the terms of the actual plan documents shall control.

(d) Deductions. To the extent required by law, all salary, bonuses, incentive payments and other compensation paid to Employee shall be less all applicable withholding taxes and lawful deductions.

(e) Expenses. The Company shall promptly reimburse Employee for all reasonable out-of-pocket business expenses incurred by Employee in performing her duties hereunder upon the submission of evidence, reasonably satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise in accordance with the Company’s business travel and expenses policies and procedures now in force or as such policies and procedures may be modified in the future. It is understood and agreed that Employee shall be entitled to fly and be reimbursed for business class airfare on all international airline travel.

(f) Vacation. During the Employment Period, Employee shall be entitled to such number of consecutive paid vacation days and the aggregate number of paid vacation days, as customary for a CEO of a company, with due regard to the successful growth and operation of the Company’s business.

4.	Termination Prior to End of Employment Term

Employee’s employment under this Agreement may be terminated prior to the end of the Employment Period under the following circumstances:

(a) Termination Due to Death. Employee’s employment hereunder shall terminate upon Employee’s death.

(b) Termination Due to Disability. Employee’s employment hereunder shall terminate upon Employee becoming “Disabled.” For purposes of this Employment Agreement, “Disabled” shall mean if Employee is physically or mentally incapacitated so as to render Employee incapable of performing the essential functions of the job and such incapacity cannot be reasonably accommodated by the Company without undue hardship, and such incapacity continues for more than one hundred twenty (120) days in any twelve (12) consecutive month period, or for more than ninety (90) consecutive days. Employee’s employment termination hereunder shall be effective upon the date specified in written notice delivered by the Company to Employee pursuant to this Section 4(b).

(c) Termination by the Company for Cause. The Company may terminate immediately and without prior notice Employee’s employment hereunder at any time for Cause. For purposes of this Agreement, the term “Cause” shall mean (i) Employee committing theft or misappropriation of Company property, (ii) Employee’s conviction of, or entering a plea of guilty or nolo contendere, to a crime that constitutes a felony, or (iii) a material breach by Employee of this Agreement (other than Section 1), which, in the case of this clause (iii) only, has not been cured within thirty (30) days of Employee’s receipt of written notice from the Company specifying the nature of the breach. Notwithstanding the foregoing, any act or

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omission that Employee is permitted to take, or that is otherwise taken by Employee, in the exercise of her rights as a shareholder or member of the Board of the Company that is not otherwise prohibited by the provisions of this Agreement shall not be deemed to constitute Cause hereunder.

(d) Termination by the Company Without Cause. Employee acknowledges that her employment is “at-will”. The Company may terminate Employee’s employment hereunder at any time without Cause by providing Employee with sixty (60) days prior notice of termination.

(e) Termination by Employee. Employee may terminate her employment hereunder (i) for Good Reason (as defined below) by providing the Company with written notice of termination at least sixty (60) days prior to the effective date of such termination or (ii) without Good Reason at any time (it being understood that a termination under this Section 4(e)(ii) shall not be considered a termination for Good Reason). A termination of employment by Employee for “Good Reason” shall mean a termination by Employee of her employment with the Company upon the occurrence of any of the following events and the failure by the Company to correct the circumstances set forth in Employee’s notice of termination within twenty (20) days of such notice (provided, that the Company shall have no cure right with respect to clause (ii) below, provided, further, that the cure period shall be thirty (30) days in the case of clause (iv) below, provided, further, that there shall be no cure period in the case of clause (v) below): (i) the assignment to Employee of duties and responsibilities which are materially different from, and that result in a substantial diminution of, the duties and responsibilities that she has or is to assume on the date hereof pursuant to Section 1, (ii) a reduction in the rate of, or failure to timely pay, Employee’s Base Salary or Incentive Bonus (except for the reductions expressly provided for in this Agreement), (iii) the Company requiring Employee to be based anywhere other than New York, New York (periodic and reasonable business travel shall not be considered basing Employee elsewhere), (iv) a material breach by the Company of this Agreement, the Redemption Agreement or a material breach by the Company or EHI of any other agreements with Employee, or (v) the failure of the Company’s sole incorporator to take the action described in Section 8(d)(ii) of the Redemption Agreement within one (1) business day after the Conversion; provided, however, the resulting diminution of title, duties and responsibilities from the hiring of a replacement CEO pursuant to Section 1 shall not be deemed Good Reason for purposes of clause (i) above.

(f) Termination Other than Without Cause or for Good Reason. In the event of any termination of employment pursuant to this Section 4 other than a termination by the Company without Cause pursuant to Section 4(d) or by Employee for Good Reason pursuant to Section 4(e), Employee shall not be entitled to any additional compensation, severance, separation, termination or other payments or benefits, except (i) as may specifically be set forth in the surviving provisions of the Third Amended and Restated Limited Liability Company Agreement of SoulCycle Holdings, LLC, any agreement evidencing the Conversion and/or the Redemption, or any other agreement or instrument agreed to between EHI, on the one hand, and Employee, on the other hand (the “Separate Obligations”) and (ii) for any accrued but unpaid Base Salary or Incentive Bonus as of the termination of Employee’s employment (the “Accrued Obligations”); provided that if Employee worked a full calendar year and Employee terminates her employment without Good Reason after the end of such calendar year but prior to the

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payment of the Incentive Bonus for such calendar year, then Employee shall be entitled to receive the Incentive Bonus, if any, for such calendar year, which shall be due and payable in accordance with Section 3(b)(iii) of this Agreement.

(g) Termination Without Cause or for Good Reason. If Employee’s employment is terminated by the Company without Cause pursuant to Section 4(d) or by Employee for Good Reason pursuant to Section 4(e), Employee shall be entitled to receive, and the Company’s sole obligation to Employee thereafter under this Agreement shall be to pay or provide to Employee, the following:

(i)	the Accrued Obligations;

(ii)	the Separate Obligations;

(iii)	if Employee worked a full calendar year and her employment is terminated by the Company without Cause or by the Employee for Good Reason after the end of such calendar year but prior to the payment of the Incentive Bonus for such calendar year, then Employee shall be entitled to receive the Incentive Bonus, if any, for such calendar year, which shall be due and payable in accordance with Section 4(g)(v) of this Agreement;

(iv)	if Employee’s employment is terminated by the Company without Cause or by the Employee for Good Reason, then Employee shall be entitled to receive a pro-rated Incentive Bonus, if any, for the calendar year during which their employment was terminated, which shall be due and payable in accordance with Section 4(g)(v) of this Agreement; and

(v)	subject to Employee’s compliance with Section 5 hereof, payments for the duration of the Restriction Period (as defined in Section 5(c) below) in an annualized amount equal to the Employee’s Base Salary, at the rate in effect immediately prior to the termination of Employee’s employment over the duration of the Restriction Period, the “Severance Payments”). The Severance Payments shall be paid in accordance with the Company’s customary payroll practices, commencing on the first regular payroll date on or following such termination of employment and the first payment shall include the cumulative amount of any payments that would have already accrued following the termination of the Employment Period.

5.	Restrictive Covenants.

(a) Confidential Information. Employee acknowledges and agrees that the Company and its Affiliates (including, without limitation, EHI) is engaged in a highly competitive business, that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information (as defined below), and that disclosing, divulging, revealing or using any of the Confidential Information in any manner other than in connection with the Company’s business or as specifically authorized by the Company, may be highly detrimental to the Company or any of its Affiliates (including, without limitation, EHI). Accordingly, from and after the date of the execution of the Prior Employment Agreement and

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for so long thereafter as the pertinent information or documentation remains confidential, Employee shall not disclose to any third party any confidential or proprietary trade secrets, lists of current, former or prospective members, customers or clients, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial data and records, or other financial, commercial, business or technical information relating to the Company or any of its Affiliates (including, without limitation, EHI) or that the Company or any of its Affiliates (including, without limitation, EHI) may receive belonging to suppliers, customers or others who do business with the Company or any of its Affiliates (including, without limitation, EHI) (collectively, the “Confidential Information”). Notwithstanding the foregoing, “Confidential Information” does not include information which is or becomes generally available to the public (other than as a result of a wrongful disclosure by Employee).

(b) Return of Materials. Employee further agrees to deliver to the Company, immediately upon termination from employment or at any time the Company so requests in writing, (i) any and all documents, files, notes, memoranda, models, databases, computer files and/or other computer programs reflecting any Confidential Information whatsoever or otherwise relating to the Company’s business or that of any of its Affiliates (including, without limitation, EHI); (ii) lists of Company’s or any of its Affiliates’ (including, without limitation, EHI) clients or leads or referrals to prospective clients; and (iii) any computer equipment, home office equipment, mobile equipment (blackberries, cell phones, etc.) automobile or other business equipment belonging to Company or any of its Affiliates (including, without limitation, EHI), in each case, only to the extent then in Employee’s possession or control.

(c) Non-competition. In consideration of their sale of equity in SoulCycle Holdings pursuant to the Redemption Transaction, during the period commencing on the date hereof and ending thirty (30) months after termination of Employee’s employment with the Company for any reason (the “Restriction Period”), Employee shall not, directly or indirectly, own any interest in, operate, join (other than as a customer), control or participate as a partner, director, principal, officer, agent or spokesperson of, enter into the employment of, act as a consultant or contractor to, or perform any services, paid or unpaid, for, or solicit investments in, any entity that is engaged in any business providing any form of in-premises fitness related training or classes, other than full service health clubs and/or gyms, in any jurisdiction in which the Company or any of its Affiliates (including, without limitation, EHI) operates or in which any of the foregoing has documented plans to operate of which Employee has knowledge at the time of Employee’s termination of employment.

(d) Non-Solicitation of Members and Customers. In consideration of their sale of equity in SoulCycle Holdings pursuant to the Redemption Transaction, during the Restriction Period, Employee shall not, directly or indirectly, for her own account or the account of any other party, in any jurisdiction in which the Company or any of its Affiliates (including, without limitation, EHI) operates, has commenced or made plans to commence operations, solicit or induce any person who is a member or customer of the Company or any of its Affiliates (including, without limitation, EHI) or any prospect, sales lead or potential member or customer thereof, to alter or terminate his or her membership or customer relationship with the Company or any of its Affiliates (including, without limitation, EHI).

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(e) Non-Solicitation of Employees. In consideration of their sale of equity in SoulCycle Holdings pursuant to the Redemption Transaction, during the Restriction Period, Employee shall not, directly or indirectly, for her own account or for the account of any other person in any jurisdiction in which the Company or any of its Affiliates (including, without limitation, EHI) operates, has commenced or made plans to commence operations, (i) solicit for employment, employ or otherwise interfere with the relationship of the Company with any person who, during the six-month period prior to such solicitation, employment or interference, is or was employed by or otherwise engaged to perform services for the Company or (ii) induce any employee of the Company to engage in any activity which Employee is prohibited from engaging in under any of the paragraphs of this Section 5 or to terminate his or her employment with the Company; provided, however, this Section 5(c) shall not prohibit hiring anyone who responds to a general solicitation or advertisement, or who was terminated by the Company without Cause or who resigned with Good Reason.

(f) Non-Disparagement. In consideration of their sale of equity in SoulCycle Holdings pursuant to the Redemption Transaction, during the Restriction Period, neither Employee nor the Company or any of its Affiliates (including EHI) will, directly or indirectly, (i) engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the other or any of its Affiliates, or any of the products or services offered by any of them or (ii) engage in any other conduct or make any other statement, in each case, which could reasonably be expected to impair the goodwill or reputation of the other or any of its Affiliates, the reputation of the products and services of the other or any of its Affiliates or the marketing of the products and services of the other or any of its Affiliates.

(g) Breach by Company. Notwithstanding any other provisions to the contrary, in the event the Company fails to make a payment of the Severance Payments when due and fails to cure that non-payment within thirty (30) days of its receipt of written notice from Employee specifying the nature of the breach, the Restriction Period shall terminate with respect to Employee’s obligations to the Company under Section 5(c), (d), (e) or (f).

6.	Injunctive Relief with Respect to Covenants.

(a) Certain Acknowledgments. Employee acknowledges and agrees that Employee will have a prominent role in the management of the Company business and the development of the goodwill, of the Company and its Affiliates (including, without limitation, EHI) and will establish and develop relations and contacts with the principal customers and suppliers of the Company and its Affiliates (including, without limitation, EHI) in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Employee to compete unfairly with, the Company and its Affiliates (including, without limitation, EHI) and that (i) in the course of her employment with the Company, Employee will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its Affiliates (including, without limitation, EHI) in the United States of America and the rest of the world that could be used to compete unfairly with the Company and its Affiliates (including, without limitation, EHI); (ii) the covenants and restrictions contained in Section 5 are intended to protect the legitimate interests of the Company and its Affiliates (including, without limitation, EHI) in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Employee desires to be bound by such covenants and restrictions.

(b) Injunctive Relief. Each of the parties hereto acknowledges and agrees that a violation of any of the terms of Section 5 may cause the other irreparable injury for which adequate remedies are not available at law. Therefore, each of the parties agrees that the other shall be entitled to seek an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the other from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the aggrieved party may have.

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7.	Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including but not limited to summaries of proposed terms) and all prior promises, representations, understandings, practices and agreements relating to such subject matter (including but not limited to (i) those made to or with Employee by any other person, and (ii) the Prior Employment Agreement from and after the Effective Date) are superseded hereby.

8.	Indemnification

The Company hereby agrees that it shall indemnify and hold harmless Employee to the fullest extent permitted by law from and against any and all liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of litigation (including attorneys’ fees and costs, as they are incurred), arising out of the employment of Employee hereunder, except to the extent that any such liabilities, costs, claims and expenses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from arising out of or based up on the gross negligence or willful misconduct of Employee. Costs and expenses incurred by Employee in defense of such litigation (including attorneys’ fees and costs) shall be paid by Company in advance of the final disposition of such litigation upon receipt by Company of (a) a written request for payment (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate under applicable law made by or on behalf of Employee to repay the amounts so paid if it shall ultimately be determined that Employee is not entitled to be indemnified by the Company under this Agreement, including but not limited to as a result of such exception. The Company and Employee will consult in good faith with respect to the conduct of any such litigation, and Employee’s counsel shall be selected with the consent of the Company (not to be unreasonably withheld, conditioned or delayed). The Company shall maintain and pay the premiums on an appropriate level and type (including without limitation, “Side A” coverage) of director’s and officer’s liability insurance, and employment practices and general liability insurance, covering Employee during the Employment Period and during the Restriction Period.

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9.	Miscellaneous

(a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company, and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Employee and her heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except that the Company may effect such an assignment without prior written approval of Employee upon the transfer of all or substantially all of its business and/or assets (by whatever means).

(b) Governing Law, etc.

(i) Governing Law. This agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof to the extent that the application of the law of another jurisdiction would be required thereby.

(ii) Consent to Jurisdiction. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that the mailing of process or other papers in connection with any action or proceeding in the manner provided herein in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(c) Taxes. To the extent required by law, the Company shall have the power to withhold, or require Employee to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy the statutory minimum amount of all Federal, state, local and foreign withholding tax requirements with respect to any payment of cash, or issuance or delivery of any other property hereunder, and the Company may defer any such payment of cash or issuance or delivery of such other property until such requirements are satisfied.

(d) Amendments. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a person authorized thereby and is agreed to in writing by Employee and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

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(e) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(f) Blue Pencil. If any court of competent jurisdiction shall at any time deem the Restriction Period too lengthy, the other provisions of Section 5 shall nevertheless stand and the Restriction Period herein shall be deemed to be the longest period permissible by law under the circumstances. The court shall reduce the time period to permissible duration or size.

(g) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in wiring, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(A)	If to the Company, to it at:

c/o Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Tel: (212) 677-0180

Fax: (212) 777-9510

Attention: Harvey Spevak

With a copy to:

Equinox Holdings, Inc.

895 Broadway

New York, NY 10003

Attention: General Counsel

(B)	If to Employee, to her at her residential address as currently on file with the Company, with a copy to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas, 18th Floor

New York, New York 10020

Tel: (212) 204.8688

Fax: (973) 597.2507

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(h) Legal Review. Each of the parties hereto hereby represents that such party has had the opportunity to review this Agreement carefully and to consult with counsel prior to the execution of this Agreement and that such party does fully understand all the terms of this Agreement.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(j) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(k) Certain Definitions.

“Affiliate”: with respect to any Person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

“Control”: with respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Employee Trusts”: means the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011 and the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011.

“Grantor Retained Annuity Trust”: with respect to the Employee, means the Elizabeth Plamondon Cutler 2011 GRAT and, with respect to Julie Rice, means the Julie J. Rice 2011 GRAT.

“Person”: any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, government authority or other entity.

“Rice Trusts”: means the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT.

“Subsidiary”: with respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

10.	409A Compliance

All payments under this Agreement are intended to comply with or be exempt from the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”). As used in this Agreement, the “Code” means the Internal Revenue Code of 1986, as

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amended. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, such provision shall be read in such a manner so that no payment due to Employee shall be subject to an “additional tax” within the meaning of Section 409A(a)(1)(B) of the Code. If necessary to comply with the restriction in Section 409A(a)(2)(B) of the Code concerning payments to “specified employees,” any payment on account of Employee’s separation from service that would otherwise be due hereunder within six (6) months after such separation shall be delayed until the first business day of the seventh month following the date of termination and the first such payment shall include the cumulative amount of any payments that would have been paid prior to such date if not for such restriction, together with interest on such cumulative amount during the period of such restriction at a rate, per annum, equal to the applicable federal short-term rate (compounded monthly) in effect under Section 1274(d) of the Code on the date of termination. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A. In no event may Employee, directly or indirectly, designate the calendar year of payment. All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit. Notwithstanding anything contained herein to the contrary, Employee shall not be considered to have terminated employment with the Company for purposes of Section 4(g) hereof unless Employee would be considered to have incurred a “termination of employment” from the Company within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).

11.	Redemption Agreement.

Notwithstanding anything in this Agreement to the contrary, this Agreement shall automatically, without further action, notice or deed, terminate upon the termination of the Redemption Agreement in accordance with its terms, and shall thereupon be null and void ab initio. During the period of time from the date hereof until the Effective Date, or if the Effective Date shall not occur, then upon such termination, the Prior Employment Agreement shall remain in full force and effect in accordance with its terms as though this Agreement never existed.

[SIGNATURES PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Amended and Restated Employment Agreement, on the dates set forth below:

Elizabeth P. Cutler

Date

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

Date

[Signature page to Cutler A&R Employment Agreement]

Exhibit H

Rice Amended and Restated Employment Agreement

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”) is entered into as of the 6th day of April, 2015, by and between SoulCycle Holdings, LLC, a Delaware limited liability company (“SoulCycle Holdings”) on behalf of itself and its successor by conversion, SoulCycle Inc., a Delaware corporation (“SoulCycle Inc.”, which, together with SoulCycle Holdings, is referred to herein as the “Company”) and Julie J. Rice (“Employee”).

WHEREAS, Employee has been employed by SoulCycle Holdings as Co-CEO pursuant to the terms of an employment agreement dated May 23, 2011 (the “Prior Employment Agreement”);

WHEREAS, the Prior Employment Agreement was executed as part of a transaction in which Equinox Holdings, Inc. (“EHI”) effectively purchased 75% of the membership interests of SoulCycle Holdings from Employee, Elizabeth P. Cutler (co-founder of the SoulCycle business) and their respective Grantor Retained Annuity Trusts, and entered into the Second Amended and Restated Limited Liability Company Agreement of SoulCycle Holdings LLC providing for the ownership and governance of SoulCycle Holdings, which was subsequently amended and restated into its current form as the Third Amended and Restated Limited Liability Company Agreement;

WHEREAS, SoulCycle Holdings intends to convert from a limited liability company into SoulCycle Inc., a Delaware corporation (the “Conversion”);

WHEREAS, prior to the Conversion, the membership units of SoulCycle Holdings held by the Employee and the Employee Trusts shall be redeemed by SoulCycle Holdings (the “Redemption”) pursuant to that certain Redemption Agreement, of even date herewith, by and among SoulCycle Holdings, EHI, Employee, the Employee Trusts, Elizabeth P. Cutler, and the Cutler Trusts (the “Redemption Agreement”); and

WHEREAS, in connection with the Conversion and the Redemption, the Company and the Employee desire to amend and restate the Prior Employment Agreement, effective as of, and contingent upon, the occurrence of the closing of the Redemption (such closing date, the “Effective Date” hereunder), and until the Effective Date, the Prior Employment Agreement shall continue to govern the Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, the sufficiency of which is acknowledged, the Company and Employee hereby agree as follows, effective as of the Effective Date:

1.	Continued Employment: Position and Responsibilities.

Upon the terms and subject to the conditions of this Agreement, including the closing of the Redemption, the Company hereby continues to employ Employee, and Employee hereby

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accepts continued employment with the Company. During the Employment Period (as defined below), Employee shall serve as Co-CEO of the Company until such time as the Board of Directors of the Company (the “Board”) identifies a replacement Chief Executive Officer, after which the Employee shall thereafter serve as the Co-Founder and Chief Talent and Creative Officer of the Company, or such other similar titles as may be mutually agreed to by the Employee and the Board. Employee further agrees to fully support the hiring of the Board’s choice for the replacement Chief Executive Officer. The Employee shall faithfully, diligently, and exclusively perform services on behalf of the Company to the best of her ability during the Employment Period and shall devote her full working time, attention and energies to the business of the Company, its subsidiaries and divisions; provided, however, nothing in this Agreement shall be deemed to preclude the Employee from engaging in charitable, educational, religious, civic and similar types of activities (all of which shall be deemed to benefit the Company) and serving on the board of directors of any business or organization (other than any competitors of the Company or EHI) to the extent they do not interfere with Employee’s obligations hereunder. While Co-CEO, Employee shall report to, and have such duties and responsibilities as designated by, the Board. Following the hiring of a new Chief Executive Officer, Employee will report to and have such duties and responsibilities as designated by the new Chief Executive Officer. The principal place of employment of Employee shall be at the offices of the Company in New York, New York.

2.	Term.

This Agreement shall be effective as of the Effective Date and, unless Employee’s employment is terminated sooner pursuant to Section 4 below, shall continue through and including December 31, 2018 (the “Initial Term”). Effective upon the expiration of the Initial Term and of each Additional Term (as defined below), Employee’s employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions as then in effect, for an additional period of one year (each an “Additional Term”), unless at least 30 days prior to the expiration of the Initial Term or Additional Term, either party shall have notified the other party hereto in writing that such extension shall not take effect. The Initial Term and each Additional Term shall be referred to as the “Employment Period”.

3.	Compensation: Perquisites and Expenses.

(a) Base Salary. As compensation for the services to be performed by Employee during the Employment Period, the Company shall pay Employee a base salary (the “Base Salary”) at an annualized rate of (i) $618,000 for calendar year 2015, (ii) $636,540 for calendar year 2016, (iii) $655,636 for calendar year 2017 and (iv) $675,305 for calendar year 2018, payable in equal installments on each of the Company’s regular payroll dates for its employees. All Base Salary shall be pro-rated for any partial years based on actual number of days (counting weekends and holidays as days employed) during such year in which Employee was employed divided by 365.

(b) Incentive Bonus.

(i) Certain defined terms.

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The following capitalized terms that are used in Subsection 3(b)(ii) below, shall have the meanings given to them in this Subsection 3(b)(i):

(1) “Approved Annual Budget” for any calendar year shall mean the annual budget approved by the Board of Directors for such calendar year

(2) “Bonus Percentage” for any calendar year shall be determined as provided in Section 3(b)(ii) hereof.

(3) “Consolidated EBITDA of the Company and its Subsidiaries” for any calendar year shall mean the sum, without duplication, of:

(a)	consolidated net income of the Company and its Subsidiaries for such period, which will equal the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, but will exclude therefrom in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s and its Subsidiaries assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets; and

(b)	to the extent that consolidated net income has thereby been increased or decreased as applicable in the circumstances:

(i) all income and franchise taxes of the Company and its Subsidiaries paid or accrued in accordance with GAAP for such period (but excluding all sales and use taxes and/or income taxes attributable to extraordinary or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),

(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period,

(iii) consolidated non-cash charges for such period comprising Depreciation and amortization less any non-cash items increasing consolidated net income for such period,

(iv) any non-cash compensation charge arising from any grant of shares, options or other equity based awards,

(v) adjustments to GAAP rent to reflect actual rent paid in cash and included in the determination of consolidated net income during such period,

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(vi) any expenses incurred in connection with the Redemption, the Conversion, the financing contemplated by the Redemption Agreement, and any initial public offering of the Company; and

(vii) all extraordinary items as defined by GAAP incurred or charged during such period.

(4) “Consolidated Interest Expense of the Company and its Subsidiaries” means, for any calendar year, the sum, without duplication, of:

(a)	the aggregate of the interest expense, net of interest income, of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, and

(b)	the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; provided, that Consolidated Interest Expense for any period shall exclude non-cash amounts attributable to amortization of debt discounts.

(5) “GAAP” means generally accepted accounting principles in the United States as in effect on the date hereof, applied consistently with the manner in which they were applied by the Company and its predecessors.

(6) “Incentive Bonus” has the meaning given such term in Section 3(b)(ii) hereof.

(7) “Percentage of Target EBITDA Achieved” for any calendar year means the percentage equivalent of the ratio of:

Consolidated EBITDA of the Company and its Subsidiaries for that calendar year to

Target EBITDA for such calendar year.

(8) “Target EBITDA” for any calendar year means the EBITDA reflected in the Approved Annual Budget for such calendar year.

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(ii) Determination of Incentive Bonus Amount. Employee shall be entitled to receive, if earned, a cash incentive bonus (an “Incentive Bonus”) for each calendar year during the Employment Period commencing with the 2015 calendar year in an amount equal to the product of the Bonus Percentage for that calendar year and Employee’s Base Salary for that calendar year. The Bonus Percentage for each calendar year shall be based on the Percentage of Target EBITDA Achieved for that calendar year as follows:

If the Percentage of Target EBITDA Achieved for the calendar year	then the Bonus Percentage for that calendar year shall be:
is less than 90%,	0%.
is equal to or greater than 90% but less than 95%,	40%.
is equal to or greater than 95% but less than 96%,	60%.
is equal to or greater than 96% and less than 100%,	60% + a prorated portion of 40% equal to the ratio of (i) the excess of the Percentage of Target EBITDA Achieved over 95% to (ii) 5%.
is equal to 100%,	100%
is greater than 100%,	100% + 5% for each additional Percentage of Target EBITDA Achieved over 100%, subject to a cap of 110% of Target EBITDA (i.e., equating to a maximum possible Bonus Percentage of 150%)

(iii) The Incentive Bonus for any calendar year shall be paid promptly after audited financial statements for such calendar year are available but in any event no later than March 15th of the following calendar year. Subject to Section 4(f) and (g), Employee must be actively employed on the date any Incentive Bonus is to be paid in order to be entitled to receive any such bonus.

(c) Benefits. During the Employment Period, Employee shall (subject to the provisions of this Agreement and the Redemption Agreement) be eligible to participate in or receive benefits under the Company’s various employee benefit plans, policies or arrangements which are made available to senior executives of the Company (and which shall be no less favorable than the benefits currently afforded to Employee), and to the extent that employee receives benefits from EHI, such benefits shall be no less favorable to Employee than those afforded to senior executives of EHI and/or any of its other subsidiaries. The Company (including the officers and administrators who have responsibility for administering the plans) retains full discretionary authority to interpret the terms of the plans, as well as full discretionary authority with regard to administrative matters arising in connection with the plans including but not limited to issues concerning benefit eligibility and entitlement. The Company reserves the

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absolute right to modify, amend or terminate benefits at any time and for any reason, other than with respect to Employee’s individual participation therein as contemplated in this Agreement or the Redemption Agreement. In the determination of eligibility or benefits, the terms of the actual plan documents shall control.

(d) Deductions. To the extent required by law, all salary, bonuses, incentive payments and other compensation paid to Employee shall be less all applicable withholding taxes and lawful deductions.

(e) Expenses. The Company shall promptly reimburse Employee for all reasonable out-of-pocket business expenses incurred by Employee in performing her duties hereunder upon the submission of evidence, reasonably satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise in accordance with the Company’s business travel and expenses policies and procedures now in force or as such policies and procedures may be modified in the future. It is understood and agreed that Employee shall be entitled to fly and be reimbursed for business class airfare on all international airline travel.

(f) Vacation. During the Employment Period, Employee shall be entitled to such number of consecutive paid vacation days and the aggregate number of paid vacation days, as customary for a CEO of a company, with due regard to the successful growth and operation of the Company’s business.

4.	Termination Prior to End of Employment Term

Employee’s employment under this Agreement may be terminated prior to the end of the Employment Period under the following circumstances:

(a) Termination Due to Death. Employee’s employment hereunder shall terminate upon Employee’s death.

(b) Termination Due to Disability. Employee’s employment hereunder shall terminate upon Employee becoming “Disabled.” For purposes of this Employment Agreement, “Disabled” shall mean if Employee is physically or mentally incapacitated so as to render Employee incapable of performing the essential functions of the job and such incapacity cannot be reasonably accommodated by the Company without undue hardship, and such incapacity continues for more than one hundred twenty (120) days in any twelve (12) consecutive month period, or for more than ninety (90) consecutive days. Employee’s employment termination hereunder shall be effective upon the date specified in written notice delivered by the Company to Employee pursuant to this Section 4(b).

(c) Termination by the Company for Cause. The Company may terminate immediately and without prior notice Employee’s employment hereunder at any time for Cause. For purposes of this Agreement, the term “Cause” shall mean (i) Employee committing theft or misappropriation of Company property, (ii) Employee’s conviction of, or entering a plea of guilty or nolo contendere, to a crime that constitutes a felony, or (iii) a material breach by Employee of this Agreement (other than Section 1), which, in the case of this clause (iii) only, has not been cured within thirty (30) days of Employee’s receipt of written notice from the Company specifying the nature of the breach. Notwithstanding the foregoing, any act or

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omission that Employee is permitted to take, or that is otherwise taken by Employee, in the exercise of her rights as a shareholder or member of the Board of the Company that is not otherwise prohibited by the provisions of this Agreement shall not be deemed to constitute Cause hereunder.

(d) Termination by the Company Without Cause. Employee acknowledges that her employment is “at-will”. The Company may terminate Employee’s employment hereunder at any time without Cause by providing Employee with sixty (60) days prior notice of termination.

(e) Termination by Employee. Employee may terminate her employment hereunder (i) for Good Reason (as defined below) by providing the Company with written notice of termination at least sixty (60) days prior to the effective date of such termination or (ii) without Good Reason at any time (it being understood that a termination under this Section 4(e)(ii) shall not be considered a termination for Good Reason). A termination of employment by Employee for “Good Reason” shall mean a termination by Employee of her employment with the Company upon the occurrence of any of the following events and the failure by the Company to correct the circumstances set forth in Employee’s notice of termination within twenty (20) days of such notice (provided, that the Company shall have no cure right with respect to clause (ii) below, provided, further, that the cure period shall be thirty (30) days in the case of clause (iv) below, provided, further, that there shall be no cure period in the case of clause (v) below): (i) the assignment to Employee of duties and responsibilities which are materially different from, and that result in a substantial diminution of, the duties and responsibilities that she has or is to assume on the date hereof pursuant to Section 1, (ii) a reduction in the rate of, or failure to timely pay, Employee’s Base Salary or Incentive Bonus (except for the reductions expressly provided for in this Agreement), (iii) the Company requiring Employee to be based anywhere other than New York, New York (periodic and reasonable business travel shall not be considered basing Employee elsewhere), (iv) a material breach by the Company of this Agreement, the Redemption Agreement or a material breach by the Company or EHI of any other agreements with Employee, or (v) the failure of the Company’s sole incorporator to take the action described in Section 8(d)(ii) of the Redemption Agreement within one (1) business day after the Conversion; provided, however, the resulting diminution of title, duties and responsibilities from the hiring of a replacement CEO pursuant to Section 1 shall not be deemed Good Reason for purposes of clause (i) above.

(f) Termination Other than Without Cause or for Good Reason. In the event of any termination of employment pursuant to this Section 4 other than a termination by the Company without Cause pursuant to Section 4(d) or by Employee for Good Reason pursuant to Section 4(e), Employee shall not be entitled to any additional compensation, severance, separation, termination or other payments or benefits, except (i) as may specifically be set forth in the surviving provisions of the Third Amended and Restated Limited Liability Company Agreement of SoulCycle Holdings, LLC, any agreement evidencing the Conversion and/or the Redemption, or any other agreement or instrument agreed to between EHI, on the one hand, and Employee, on the other hand (the “Separate Obligations”) and (ii) for any accrued but unpaid Base Salary or Incentive Bonus as of the termination of Employee’s employment (the “Accrued Obligations”); provided that if Employee worked a full calendar year and Employee terminates her employment without Good Reason after the end of such calendar year but prior to the

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payment of the Incentive Bonus for such calendar year, then Employee shall be entitled to receive the Incentive Bonus, if any, for such calendar year, which shall be due and payable in accordance with Section 3(b)(iii) of this Agreement.

(g) Termination Without Cause or for Good Reason. If Employee’s employment is terminated by the Company without Cause pursuant to Section 4(d) or by Employee for Good Reason pursuant to Section 4(e), Employee shall be entitled to receive, and the Company’s sole obligation to Employee thereafter under this Agreement shall be to pay or provide to Employee, the following:

(i)	the Accrued Obligations;

(ii)	the Separate Obligations;

(iii)	if Employee worked a full calendar year and her employment is terminated by the Company without Cause or by the Employee for Good Reason after the end of such calendar year but prior to the payment of the Incentive Bonus for such calendar year, then Employee shall be entitled to receive the Incentive Bonus, if any, for such calendar year, which shall be due and payable in accordance with Section 4(g)(v) of this Agreement;

(iv)	if Employee’s employment is terminated by the Company without Cause or by the Employee for Good Reason, then Employee shall be entitled to receive a pro-rated Incentive Bonus, if any, for the calendar year during which their employment was terminated, which shall be due and payable in accordance with Section 4(g)(v) of this Agreement; and

(v)	subject to Employee’s compliance with Section 5 hereof, payments for the duration of the Restriction Period (as defined in Section 5(c) below) in an annualized amount equal to the Employee’s Base Salary, at the rate in effect immediately prior to the termination of Employee’s employment over the duration of the Restriction Period, the “Severance Payments”). The Severance Payments shall be paid in accordance with the Company’s customary payroll practices, commencing on the first regular payroll date on or following such termination of employment and the first payment shall include the cumulative amount of any payments that would have already accrued following the termination of the Employment Period.

5.	Restrictive Covenants.

(a) Confidential Information. Employee acknowledges and agrees that the Company and its Affiliates (including, without limitation, EHI) is engaged in a highly competitive business, that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information (as defined below), and that disclosing, divulging, revealing or using any of the Confidential Information in any manner other than in connection with the Company’s business or as specifically authorized by the Company, may be highly detrimental to the Company or any of its Affiliates (including, without limitation, EHI). Accordingly, from and after the date of the execution of the Prior Employment Agreement and

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for so long thereafter as the pertinent information or documentation remains confidential, Employee shall not disclose to any third party any confidential or proprietary trade secrets, lists of current, former or prospective members, customers or clients, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information, operating policies or manuals, business plans, financial data and records, or other financial, commercial, business or technical information relating to the Company or any of its Affiliates (including, without limitation, EHI) or that the Company or any of its Affiliates (including, without limitation, EHI) may receive belonging to suppliers, customers or others who do business with the Company or any of its Affiliates (including, without limitation, EHI) (collectively, the “Confidential Information”). Notwithstanding the foregoing, “Confidential Information” does not include information which is or becomes generally available to the public (other than as a result of a wrongful disclosure by Employee).

(b) Return of Materials. Employee further agrees to deliver to the Company, immediately upon termination from employment or at any time the Company so requests in writing, (i) any and all documents, files, notes, memoranda, models, databases, computer files and/or other computer programs reflecting any Confidential Information whatsoever or otherwise relating to the Company’s business or that of any of its Affiliates (including, without limitation, EHI); (ii) lists of Company’s or any of its Affiliates’ (including, without limitation, EHI) clients or leads or referrals to prospective clients; and (iii) any computer equipment, home office equipment, mobile equipment (blackberries, cell phones, etc.) automobile or other business equipment belonging to Company or any of its Affiliates (including, without limitation, EHI), in each case, only to the extent then in Employee’s possession or control.

(c) Non-competition. In consideration of their sale of equity in SoulCycle Holdings pursuant to the Redemption Transaction, during the period commencing on the date hereof and ending thirty (30) months after termination of Employee’s employment with the Company for any reason (the “Restriction Period”), Employee shall not, directly or indirectly, own any interest in, operate, join (other than as a customer), control or participate as a partner, director, principal, officer, agent or spokesperson of, enter into the employment of, act as a consultant or contractor to, or perform any services, paid or unpaid, for, or solicit investments in, any entity that is engaged in any business providing any form of in-premises fitness related training or classes, other than full service health clubs and/or gyms, in any jurisdiction in which the Company or any of its Affiliates (including, without limitation, EHI) operates or in which any of the foregoing has documented plans to operate of which Employee has knowledge at the time of Employee’s termination of employment.

(d) Non-Solicitation of Members and Customers. In consideration of their sale of equity in SoulCycle Holdings pursuant to the Redemption Transaction, during the Restriction Period, Employee shall not, directly or indirectly, for her own account or the account of any other party, in any jurisdiction in which the Company or any of its Affiliates (including, without limitation, EHI) operates, has commenced or made plans to commence operations, solicit or induce any person who is a member or customer of the Company or any of its Affiliates (including, without limitation, EHI) or any prospect, sales lead or potential member or customer thereof, to alter or terminate his or her membership or customer relationship with the Company or any of its Affiliates (including, without limitation, EHI).

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(e) Non-Solicitation of Employees. In consideration of their sale of equity in SoulCycle Holdings pursuant to the Redemption Transaction, during the Restriction Period, Employee shall not, directly or indirectly, for her own account or for the account of any other person in any jurisdiction in which the Company or any of its Affiliates (including, without limitation, EHI) operates, has commenced or made plans to commence operations, (i) solicit for employment, employ or otherwise interfere with the relationship of the Company with any person who, during the six-month period prior to such solicitation, employment or interference, is or was employed by or otherwise engaged to perform services for the Company or (ii) induce any employee of the Company to engage in any activity which Employee is prohibited from engaging in under any of the paragraphs of this Section 5 or to terminate his or her employment with the Company; provided, however, this Section 5(c) shall not prohibit hiring anyone who responds to a general solicitation or advertisement, or who was terminated by the Company without Cause or who resigned with Good Reason.

(f) Non-Disparagement. In consideration of their sale of equity in SoulCycle Holdings pursuant to the Redemption Transaction, during the Restriction Period, neither Employee nor the Company or any of its Affiliates (including EHI) will, directly or indirectly, (i) engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the other or any of its Affiliates, or any of the products or services offered by any of them or (ii) engage in any other conduct or make any other statement, in each case, which could reasonably be expected to impair the goodwill or reputation of the other or any of its Affiliates, the reputation of the products and services of the other or any of its Affiliates or the marketing of the products and services of the other or any of its Affiliates.

(g) Breach by Company. Notwithstanding any other provisions to the contrary, in the event the Company fails to make a payment of the Severance Payments when due and fails to cure that non-payment within thirty (30) days of its receipt of written notice from Employee specifying the nature of the breach, the Restriction Period shall terminate with respect to Employee’s obligations to the Company under Section 5(c), (d), (e) or (f).

6.	Injunctive Relief with Respect to Covenants.

(a) Certain Acknowledgments. Employee acknowledges and agrees that Employee will have a prominent role in the management of the Company business and the development of the goodwill, of the Company and its Affiliates (including, without limitation, EHI) and will establish and develop relations and contacts with the principal customers and suppliers of the Company and its Affiliates (including, without limitation, EHI) in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Employee to compete unfairly with, the Company and its Affiliates (including, without limitation, EHI) and that (i) in the course of her employment with the Company, Employee will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its Affiliates (including, without limitation, EHI) in the United States of America and the rest of the world that could be used to compete unfairly with the Company and its Affiliates (including, without limitation, EHI); (ii) the covenants and restrictions contained in Section 5 are intended to protect the legitimate interests of the Company and its Affiliates (including, without limitation, EHI) in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Employee desires to be bound by such covenants and restrictions.

(b) Injunctive Relief. Each of the parties hereto acknowledges and agrees that a violation of any of the terms of Section 5 may cause the other irreparable injury for which adequate remedies are not available at law. Therefore, each of the parties agrees that the other shall be entitled to seek an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the other from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the aggrieved party may have.

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7.	Entire Agreement

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including but not limited to summaries of proposed terms) and all prior promises, representations, understandings, practices and agreements relating to such subject matter (including but not limited to (i) those made to or with Employee by any other person, and (ii) the Prior Employment Agreement from and after the Effective Date) are superseded hereby.

8.	Indemnification

The Company hereby agrees that it shall indemnify and hold harmless Employee to the fullest extent permitted by law from and against any and all liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of litigation (including attorneys’ fees and costs, as they are incurred), arising out of the employment of Employee hereunder, except to the extent that any such liabilities, costs, claims and expenses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from arising out of or based up on the gross negligence or willful misconduct of Employee. Costs and expenses incurred by Employee in defense of such litigation (including attorneys’ fees and costs) shall be paid by Company in advance of the final disposition of such litigation upon receipt by Company of (a) a written request for payment (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate under applicable law made by or on behalf of Employee to repay the amounts so paid if it shall ultimately be determined that Employee is not entitled to be indemnified by the Company under this Agreement, including but not limited to as a result of such exception. The Company and Employee will consult in good faith with respect to the conduct of any such litigation, and Employee’s counsel shall be selected with the consent of the Company (not to be unreasonably withheld, conditioned or delayed). The Company shall maintain and pay the premiums on an appropriate level and type (including without limitation, “Side A” coverage) of director’s and officer’s liability insurance, and employment practices and general liability insurance, covering Employee during the Employment Period and during the Restriction Period.

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9.	Miscellaneous

(a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company, and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Employee and her heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except that the Company may effect such an assignment without prior written approval of Employee upon the transfer of all or substantially all of its business and/or assets (by whatever means).

(b) Governing Law, etc.

(i) Governing Law. This agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof to the extent that the application of the law of another jurisdiction would be required thereby.

(ii) Consent to Jurisdiction. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that the mailing of process or other papers in connection with any action or proceeding in the manner provided herein in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(c) Taxes. To the extent required by law, the Company shall have the power to withhold, or require Employee to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy the statutory minimum amount of all Federal, state, local and foreign withholding tax requirements with respect to any payment of cash, or issuance or delivery of any other property hereunder, and the Company may defer any such payment of cash or issuance or delivery of such other property until such requirements are satisfied.

(d) Amendments. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a person authorized thereby and is agreed to in writing by Employee and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

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(e) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(f) Blue Pencil. If any court of competent jurisdiction shall at any time deem the Restriction Period too lengthy, the other provisions of Section 5 shall nevertheless stand and the Restriction Period herein shall be deemed to be the longest period permissible by law under the circumstances. The court shall reduce the time period to permissible duration or size.

(g) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in wiring, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(A)	If to the Company, to it at:

c/o Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Tel: (212) 677-0180

Fax: (212) 777-9510

Attention: Harvey Spevak

With a copy to:

Equinox Holdings, Inc.

895 Broadway

New York, NY 10003

Attention: General Counsel

(B)	If to Employee, to her at her residential address as currently on file with the Company, with a copy to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas, 18th Floor

New York, New York 10020

Tel: (212) 204.8688

Fax: (973) 597.2507

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(h) Legal Review. Each of the parties hereto hereby represents that such party has had the opportunity to review this Agreement carefully and to consult with counsel prior to the execution of this Agreement and that such party does fully understand all the terms of this Agreement.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(j) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(k) Certain Definitions.

“Affiliate”: with respect to any Person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

“Control”: with respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

“Cutler Trusts”: means the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011 and the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011.

“Employee Trusts”: means the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT.

“Grantor Retained Annuity Trust”: with respect to the Employee, means the Julie J. Rice 2011 GRAT, and with respect to Elizabeth P. Cutler, mean the Elizabeth Plamondon Cutler 2011 GRAT.

“Person”: any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, government authority or other entity.

“Subsidiary”: with respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

10.	409A Compliance

All payments under this Agreement are intended to comply with or be exempt from the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”). As used in this Agreement, the “Code” means the Internal Revenue Code of 1986, as

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amended. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, such provision shall be read in such a manner so that no payment due to Employee shall be subject to an “additional tax” within the meaning of Section 409A(a)(1)(B) of the Code. If necessary to comply with the restriction in Section 409A(a)(2)(B) of the Code concerning payments to “specified employees,” any payment on account of Employee’s separation from service that would otherwise be due hereunder within six (6) months after such separation shall be delayed until the first business day of the seventh month following the date of termination and the first such payment shall include the cumulative amount of any payments that would have been paid prior to such date if not for such restriction, together with interest on such cumulative amount during the period of such restriction at a rate, per annum, equal to the applicable federal short-term rate (compounded monthly) in effect under Section 1274(d) of the Code on the date of termination. Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A. In no event may Employee, directly or indirectly, designate the calendar year of payment. All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit. Notwithstanding anything contained herein to the contrary, Employee shall not be considered to have terminated employment with the Company for purposes of Section 4(g) hereof unless Employee would be considered to have incurred a “termination of employment” from the Company within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).

11.	Redemption Agreement.

Notwithstanding anything in this Agreement to the contrary, this Agreement shall automatically, without further action, notice or deed, terminate upon the termination of the Redemption Agreement in accordance with its terms, and shall thereupon be null and void ab initio. During the period of time from the date hereof until the Effective Date, or if the Effective Date shall not occur, then upon such termination, the Prior Employment Agreement shall remain in full force and effect in accordance with its terms as though this Agreement never existed.

[SIGNATURES PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Amended and Restated Employment Agreement, on the dates set forth below:

Julie J. Rice

Date

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

Date

[Signature Page to Rice A&R Employment Agreement]

Exhibit I

Cutler 1.0 % Option Agreement

Cutler 1% option

Option Agreement, dated as of April 6, 2015, by and between SoulCycle Holdings, LLC, a Delaware limited liability company, and Elizabeth Cutler, an individual.

Preliminary statement

Certain capitalized terms used herein have the meanings indicated in section 1 hereof.

The Company has entered into the Redemption Agreement pursuant to which it will redeem Class A-1 Units and Class A-2 Units of the Company from members of the Founders Group, following which it will convert to a Delaware corporation to be called SoulCycle Inc. pursuant to section 265 of the Delaware General Corporation Law.

The Company desires to grant to the Grantee options to purchase shares of Common Stock, and the Grantee desires to have granted to her options to purchase shares of Common Stock, on the terms and subject to the conditions set forth herein.

The Company’s obligations under this agreement will be become obligations of SoulCycle Inc. upon the Conversion and thereafter all references to the Company and to shares of Common Stock herein shall be deemed to be references to SoulCycle Inc. and shares of Common Stock of SoulCycle Inc., respectively.

Accordingly, the parties hereto agree as follows.

Agreement

1.	Certain Definitions. The following terms, when used herein, have the following meanings.

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors or managers, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

(b)	“Board” means the board of directors of the Company.

(c)	“Business Day” means any day on which national banks are open for business in the City of New York, New York.

(d)	“Cause” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(e)	“Committee” means:

(i)	if the Board has established a committee of the Board to administer this agreement, then such committee, provided that the term “Committee” means (A) the Board when acting at any time in lieu of the Committee and (B) with respect to any decision involving this agreement intended to satisfy the requirements of Code section 162(m), a committee consisting of two or more directors of the Company who are “outside directors” within the meaning of Code section 162(m).

(ii)	if the Board has not established a committee of the Board to administer this agreement, then the Board.

(f)	“Common Stock” means:

(i)	prior to a Public Offering, the Class A common stock, par value $0.01 per share, of the Company, and

(ii)	thereafter, the common stock of the Company as then constituted.

(g)	“Company” means:

(i)	from the date hereof until the effective date of the Conversion, SoulCycle Holdings, LLC, a Delaware limited liability company, and

(ii)	thereafter, SoulCycle Inc.

(h)	“Conversion” means the conversion of SoulCycle Holdings, LLC into SoulCycle Inc., which conversion will become effective on the date on which SoulCycle Holdings LLC files a certificate of conversion with the office of the Secretary of State of the State of Delaware immediately following the closing under the Redemption Agreement.

(i)	“Disabled” shall have the meaning set forth in the Employment Agreement.

(j)	“Employment Agreement” means the Amended and Restated Employment Agreement, of even date herewith, by and between the Company and the Grantee.

(k)	“Equinox” means Equinox Holdings, Inc., a Delaware corporation.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Exercise Date” has the meaning given such term in section 6(a) hereof.

(n)	“Exercise Price” has the meaning given such term in section 6(b) hereof.

(o)	“Exercise Shares” has the meaning given such term in section 6(a) hereof.

(p)

“Fair Market Value” of a share of Common Stock as of any date shall mean the fair market value of a share of Common Stock, which shall be determined based upon a third party appraisal by a reputable firm having no material relationship with either the Grantee, on the one hand, or the Company and/or any of its Affiliates, on the other hand, of the fair market value of the Company (based on the value of its outstanding Common Stock), which third party appraisal shall not be required to be conducted more than once per calendar year; provided that, in the event that the Fair Market Value is to be determined following a Public Offering, Fair Market Value shall mean the average of the high and low trading price of a share of Common Stock on the applicable date; and provided further that, in all instances, a determination of Fair Market Value shall be made in compliance with Section 409A of the Code and without any discount for minority interest or lack of marketability. This definition of “Fair Market Value” shall not apply for purposes of making valuations of shares of Common Stock for any purposes independent of, or unrelated to administration of, this agreement.

(q)	“Founders Group” means Elizabeth P. Cutler, an individual; the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011; the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011; Julie J. Rice, an individual; the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT.

(r)	“Good Reason” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(s)	“Grant Date” means the effective date of the Conversion.

(t)	“Grantee” means Elizabeth Cutler, an individual.

(u)	“Option Price” means the exercise price per share of Common Stock of the shares of Common Stock issuable on exercise of options evidenced hereby, as initially established in section 2(b) hereof and as such amount may be adjusted from time as provided in section 9 hereof.

(v)	“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or other type of entity.

(w)	“Public Offering” means any primary or secondary public offering of any securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, that results in the listing of a class of equity securities of the Company on the New York Stock Exchange or other national exchange or quotation system in the United States.

(x)	“Redemption Agreement” means the redemption agreement of even date herewith by and among the Company, each of the members of the Founders Group and Equinox.

(y)	“Sale Transaction” means any of the following, in a single transaction or a series of transactions:

(i)	a sale, lease, license, transfer or other disposition of all or substantially all of the assets of the Company;

(ii)	the sale, issuance or transfer, or the acquisition of “beneficial ownership” (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by any person or “group” (as that term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended), of more than 50% of the voting power of the Company;

(iii)	any merger, consolidation or similar business combination transaction following which less than a majority of the voting power of the entity resulting from such merger, consolidation or other transactions is owned by Persons who were holders of capital stock of the Company immediately prior to the effective date of such merger, consolidation or other transaction; and

(iv)	the adoption of a plan for the liquidation, dissolution or winding-up of the affairs of the Company.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa)	“SoulCycle Inc.” means SoulCycle Inc., a Delaware corporation into which SoulCycle LLC will be converted on the effective date of the Conversion.

(bb)	“Stated Expiration Date” means the date that is the tenth anniversary of the Grant Date.

(cc)	“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with the exercise of all or any portion of the options evidenced by this agreement.

2.	Grant of options.

(a)	Confirmation of Grant.

(i)	The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of options to purchase 11,111 shares of Common Stock.

(ii)	The options evidenced hereby are intended to be non-incentive stock options.

(b)	Option Price. The Option Price of the options evidenced hereby is $710 per share of Common Stock, which is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

3.	Vesting and exercisability.

(a)	Vesting. The options evidenced hereby shall, subject to section 4(c) hereof, vest and become exercisable to the extent of 1/36th of the number of shares of Common Stock issuable on exercise of the options evidenced hereby (adjusted for split, combinations, subdivisions and other similar changes in the Common Stock) on each of the 36 monthly anniversaries of the Grant Date next following the Grant Date, provided that, in the case of each such vesting date, either:

(i)	the Grantee has been continuously employed by the Company from the Grant Date through such vesting date, or

(ii)	if the employment of the Grantee with the Company has been terminated, it was terminated by the Company without Cause or by the Grantee for Good Reason.

(b)	Acceleration of vesting. Notwithstanding section 3(a) hereof:

(i)	the options evidenced hereby shall, unless earlier terminated, become fully vested and exercisable upon the occurrence of a Sale Transaction and shall thereafter expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date; provided, however, that, if the Committee so determines and so notifies the Grantee in writing no less than 15 Business Days prior to the consummation of the Sale Transaction, the options evidenced hereby shall become exercisable in full during the three Business-Day period up to and including the date of the closing of the Sale Transaction and shall terminate immediately after the consummation of the Sale Transaction, provided, further that any such exercise may be conditioned by the Grantee upon consummation of such Sale Transaction; and

(ii)	the Committee, in its sole discretion, may in any event accelerate the vesting of all or any portion of the options evidenced hereby at any time and from time to time.

4.	Termination of options.

(a)	Stated Expiration Date. Subject to section 4(c) hereof, the options evidenced hereby shall have a term of 10 years, beginning on the Grant Date and ending on the Stated Expiration Date, on which date they shall expire and be cancelled, in accordance with the terms hereof.

(b)	Effect of termination of Grantee by the Company without Cause; voluntary termination by the Grantee with Good Reason. If the Grantee’s employment with the Company is terminated by the Company without Cause, or is terminated by the Grantee for Good Reason, all options evidenced hereby shall continue to vest and become exercisable as provided in section 3(a) and 3(b) hereof and shall expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date.

(c)	Voluntary termination by the Grantee without Good Reason; Termination for Cause; Termination due to death or the Grantee’s becoming Disabled.

(i)	If the Grantee voluntarily terminates her employment with the Company without Good Reason or her employment with the Company terminates by reason of her death or her becoming Disabled, all options evidenced hereby to the extent not then vested shall automatically terminate and be canceled immediately upon such termination of employment.

(ii)	Following the Grantee’s voluntary termination of her employment without Good Reason, her death or her becoming Disabled, or termination of her employment for Cause, the Grantee or her estate or personal representative shall have the right to exercise any options evidenced hereby to the extent vested as of the date of such termination of employment but only until the first to occur of:

(A)	the 90th day after the effective date of the Grantee’s termination of employment or, in the case of a termination for death or the Grantee’s becoming Disabled, the date 12 months from such effective date, and

(B)	the Stated Expiration Date,

in which event all of the Grantee’s vested options shall expire on the applicable expiration date specified in clause (1) or (2) immediately above.

(d)	Termination of a Grantee by the Company for Cause. Notwithstanding anything else contained in this agreement, if the Grantee’s employment with the Company is terminated by the Company for Cause, all unvested options evidenced hereby shall automatically terminate and be canceled immediately upon such termination of employment.

5.	Restrictions on exercise; non-transferability of options.

(a)	Restrictions on exercise. Once vested in accordance with the provisions of this agreement, the options evidenced hereby may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this agreement, the options evidenced hereby may not be exercised in whole or in part unless:

(i)	all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the options evidenced hereby or the delivery of the Exercise Shares shall have been secured; provided that the Company shall use its commercially reasonable efforts to obtain any such approvals or consents,

(ii)	the purchase of the shares of Common Stock upon the exercise of the options evidenced hereby shall be exempt from registration under applicable U.S. federal and state securities laws, or the purchase of the shares of Common Stock shall have been registered under such laws, and

(iii)	all applicable U.S. federal, state and local tax withholding requirements shall have been satisfied.

(b)	Non-transferability of options. The options evidenced hereby may be exercised only by the Grantee or, following her death or the Grantee’s becoming

Disabled, by the Grantee’s estate or personal representative. The options evidenced hereby are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death.

(c)	Grantee’s responsibility for taxes; withholding.

(i)	The Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the exercise of options evidenced hereby (including any taxes and penalties arising under section 409A of the Code), and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold the Grantee harmless from any or all of such taxes.

(ii)	Whenever shares of Common Stock are to be issued upon exercise of the options evidenced hereby, the Grantee shall remit to the Company an amount in cash sufficient to satisfy all applicable U.S. federal, state and local tax withholding requirements as a condition to the issuance of such shares of Common Stock. The Company shall, if requested by the Grantee, withhold shares of Common Stock valued for this purpose at their Fair Market Value as of the date of exercise to satisfy the minimum applicable withholding requirements, subject to any rules adopted by the Committee regarding compliance with applicable law, including, but not limited to, section 16(b) of the Exchange Act.

6.	Manner of exercise.

(a)	Options evidenced hereby may to the extent vested be exercised, in whole or in part, by notice to the Secretary of the Company in writing given at least 5 Business Days prior to the date as of which the Grantee will so exercise such options (the “Exercise Date”), specifying the number of whole shares of Common Stock with respect to which such options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares; provided that if the shares of Common Stock are traded on a U.S. national securities exchange, notice may be given 2 Business Days before the Exercise Date.

(b)	Exercise shall occur by delivery of both written notice of exercise to the Secretary of the Company, and payment to the Company of the full exercise price for the shares of Common Stock being purchased, which shall be an amount equal to the product of the number of Exercise Shares and the Option Price (the “Exercise Price”), and an amount equal to all applicable Withholding Taxes required by reason of such exercise.

(c)	The methods of payment that the Grantee may utilize in exercising the options evidenced hereby include:

(i)	cash or check payable to the Company (in U.S. dollars);

(ii)	other shares of Common Stock that (1) are owned by the Grantee, (2) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares of Common Stock as to which options evidenced hereby are being exercised, (3) are, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions that would in any manner restrict the transfer of such shares to or by the Company, and (4) are duly endorsed for transfer to the Company;

(iii)	a net exercise by surrendering to the Company shares of Common Stock otherwise receivable upon exercise of the options evidenced hereby; or

(iv)	any combination of the foregoing methods of payment.

(d)	Shares of Common Stock issuable upon exercise of options evidenced hereby shall be deemed effective and to have been issued as of the date on which the Company has received from the exercising Grantee or the Grantee’s representative a duly completed notice of exercise and sufficient payment in accordance with Section 6(c) above to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

(e)	As promptly as practicable following the Exercise Date, the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee and bearing appropriate legends as provided in section 7(b) hereof.

(f)	The Company may require the Grantee to furnish or execute such other documents as the Company reasonably deems necessary:

(i)	to evidence such exercise,

(ii)	to determine whether registration is then required under the Securities Act and

(iii)	to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other applicable law.

7.	Grantee’s representations, warranties and covenants.

(a)

Investment intention. The Grantee represents and warrants that the options evidenced hereby have been, and any Exercise Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any portion of the options evidenced hereby or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any portion of the options evidenced hereby or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, and in compliance with applicable state or foreign securities or “blue sky” laws. The Grantee further understands, acknowledges and agrees that none of the Exercise Shares may be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of unless the provisions of the Company’s certificate of incorporation as then in effect shall have been complied with.

(b)	Legends. The Grantee acknowledges that, unless a registration statement shall then be in effect covering the resale of the Exercise Shares, any certificate representing the Exercise Shares shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO.”

Unless a Public Offering shall have been consummated, any certificate representing the Exercise Shares shall bear the following additional legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION.”

(c)	Ability to bear risk. The Grantee covenants that the Grantee will not exercise all or any portion of the options evidenced hereby unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Exercise Shares.

(d)

Restriction on sale upon Public Offering. The Grantee agrees that, in the event the Company files a registration statement in connection with a Public Offering, the Grantee will not, without the prior written consent of the Company, effect any public sale or distribution of any of the Exercise Shares (other than as part of such Public Offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, for the duration (not to exceed 20 days prior to and the 180 days after the effective date of such registration statement) specified by and to the extent requested by the Company and an underwriter of the Common Stock or other securities of the Company at any time during such period except Common Stock (or other securities) included in such registration; provided, however, that (i) all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements; and (ii) the restrictions applicable to Grantee are no more restrictive than those applicable to any other shareholder, director or officer of the Company. The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Exercise Shares by her following a Public Offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” laws.

(e)	Registration. As soon as practicable following a Public Offering, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all of the shares evidenced hereby, to the extent such shares are eligible for registration on Form S-8 (or other applicable form for registration relating to the sale of securities to employees or other service providers in a Company stock option plan or other equity incentive plan).

8.	Representations and warranties of the Company. The Company represents and warrants to the Grantee that:

(a)	the Company has been duly formed and is an existing limited liability company in good standing under the laws of the state of its formation,

(b)	this agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and

(c)	the Exercise Shares, when issued, delivered and paid for, upon exercise of the options evidenced hereby in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this agreement and the Company’s certificate of incorporation or otherwise in connection with the transactions contemplated hereby.

9.	Change in capital structure; effect of excess dilution; most favored nations provision.

(a)

The Committee shall equitably adjust the number and type of shares of Common Stock issuable on exercise of the options evidenced hereby, as well as the Option Price, to reflect any increase or decrease in the number or change in the character of issued shares of Common Stock resulting from a stock-split, reverse stock-split, stock dividend, extraordinary dividend (as determined by the Committee in its sole discretion) whether such dividend is payable in cash, other property or a combination of both, combination, recapitalization or reclassification of the shares of Common Stock, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee shall make such adjustments as necessary to preserve the benefits or potential benefits of the options evidenced hereby and may provide in substitution for the options evidenced hereby such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the option evidenced hereby. In any case, such substitution of cash or securities shall not require the consent of the Grantee. Except as expressly provided herein, if the Company issues for consideration shares of equity securities of any class or securities convertible into shares of equity securities of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of shares of Common Stock issuable on exercise of options evidenced hereby.

(b)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts one or more equity compensation plans for directors, officers or employees of the Company that, when combined with options granted to Julie Rice and Elizabeth Cutler (without double counting), provides for the grant of options or awards covering more than 176,471 shares of Common Stock or their equivalent, the number of shares of Common Stock subject to the options evidenced hereby shall be increased by a factor equal to the ratio of:

(i)	the sum of:

(A)	the number of shares of Common Stock outstanding immediately following the Grant Date,

(B)	the number of shares of Common Stock subject to option agreements between the Company and Julie Rice and Elizabeth Cutler, and

(C)	the number of shares of Common Stock reserved for issuance in connection with such stock options plan or plans (without double counting of shares included under clause (B) above), to

(ii)	1, 176,471 shares of Common Stock, and:

the Option Price shall be decreased by a factor that is the reciprocal of the foregoing factor. The numbers in this section 9(b) shall be appropriately adjusted by the Committee to reflect any stock-split, reverse stock-split, stock dividend or other change in the number of character of the shares of Common Stock.

(c)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts a stock option plan for employees of the Company that provides for the grant of options to purchase shares of Common Stock on terms more favorable to the holders of such options than the terms of this agreement are to the Grantee (other than Option Price, the number of shares of Common Stock issuable on exercise of options evidenced hereby, the Grant Date or the Stated Expiration Date), the Company shall offer to amend this agreement to change the terms of this agreement so as to make the terms of this agreement correspond to the terms of options granted under such stock option plan.

10.	Relationship to other benefits. Neither the grant of the options evidenced hereby nor any value received by the Grantee pursuant to this agreement shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.	No shareholder rights. Neither the Grantee nor any transferee or beneficiary of the Grantee shall have any rights as a shareholder of the Company with respect to any shares of Common Stock issuable on exercise of options evidenced hereby until the effective date (as set forth in Section 6(d) hereof) of the exercise by the Grantee or such transferee, or beneficiary in accordance with the terms of this agreement. Prior to such effective date, the Grantee shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the shares of Common Stock issuable on exercise of options evidenced hereby. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the effective date of the exercise of options represented hereby, except as otherwise specifically provided for herein.

12.	Miscellaneous.

(a)	Notices. All notices and other communications required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, at the following addresses or to such other address as the Company or the Grantee, shall specify by notice to the others:

(i)	if to the Company, to it at:

SoulCycle Holdings, LLC

103 Warren Street

New York, New York 10007

Fax:

Telephone: (212) 406-1300

Attention: Elizabeth Cutler and Julie Rice

with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (212) 774-6333

Attention: Harvey Spevak

and with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (646) 871-7463

Attention: Kevin Morris

(ii)	if to the Grantee, to the Grantee at the address set forth on the signature page hereof with a copy of written notices to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas, 18th Floor

New York, New York 10020

Tel: (212) 204.8688

Fax: (973) 597.2507

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third Business Day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

(b)	No right to employment. Nothing in this agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company, or to interfere with or limit in any way the right of the Company to terminate such employment at any time, subject to the terms and conditions of the Employment Agreement.

(c)	Binding effect; benefits. This agreement shall be binding upon and inure to the benefit of the parties to this agreement and their respective successors and assigns, including, without limitation, SoulCycle Inc. immediately following the Conversion. Nothing in this agreement, express or implied, is intended or shall be construed to give any person other than the parties to this agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d)	Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties:

(i)	extend the time for the performance of any of the obligations or other actions of the other parties under this agreement,

(ii)	waive compliance with any of the conditions or covenants of the other parties contained in this agreement and

(iii)	waive or modify performance of any of the obligations of the other parties under this agreement.

Except as provided in the preceding sentence, no action taken pursuant to this agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(e)	Amendment. This agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(f)	Assignability. Neither this agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(g)	Applicable law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD REQUIRE OR PERMIT APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(h)	Section and other headings, etc. The section and other headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(i)	Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this agreement as of the date first above written.

The Company

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

[Signatures continue on next page]

[Signature Page to Cutler 1% Option Agreement]

Grantee

Name:	Elizabeth P. Cutler
Address:

[Signature Page to Cutler 1% Option Agreement]

Exhibit J

Cutler 0.5 % Option Agreement

Cutler 0.5% option

Option Agreement, dated as of April 6, 2015, by and between SoulCycle Holdings, LLC, a Delaware limited liability company, and Elizabeth Cutler, an individual.

Preliminary statement

Certain capitalized terms used herein have the meanings indicated in section 1 hereof.

The Company has entered into the Redemption Agreement pursuant to which it will redeem Class A-1 Units and Class A-2 Units of the Company from members of the Founders Group, following which it will convert to a Delaware corporation to be called SoulCycle Inc. pursuant to section 265 of the Delaware General Corporation Law.

The Company desires to grant to the Grantee options to purchase shares of Common Stock, and the Grantee desires to have granted to her options to purchase shares of Common Stock, on the terms and subject to the conditions set forth herein.

The Company’s obligations under this agreement will be become obligations of SoulCycle Inc. upon the Conversion and thereafter all references to the Company and to shares of Common Stock herein shall be deemed to be references to SoulCycle Inc. and shares of Common Stock of SoulCycle Inc., respectively.

Accordingly, the parties hereto agree as follows.

Agreement

1.	Certain Definitions. The following terms, when used herein, have the following meanings.

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors or managers, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

(b)	“Board” means the board of directors of the Company.

(c)	“Business Day” means any day on which national banks are open for business in the City of New York, New York.

(d)	“Cause” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(e)	“Committee” means:

(i)	if the Board has established a committee of the Board to administer this agreement, then such committee, provided that the term “Committee” means (A) the Board when acting at any time in lieu of the Committee and (B) with respect to any decision involving this agreement intended to satisfy the requirements of Code section 162(m), a committee consisting of two or more directors of the Company who are “outside directors” within the meaning of Code section 162(m).

(ii)	if the Board has not established a committee of the Board to administer this agreement, then the Board.

(f)	“Common Stock” means:

(i)	prior to a Public Offering, the Class A common stock, par value $0.01 per share, of the Company, and

(ii)	thereafter, the common stock of the Company as then constituted.

(g)	“Company” means:

(i)	from the date hereof until the effective date of the Conversion, SoulCycle Holdings, LLC, a Delaware limited liability company, and

(ii)	thereafter, SoulCycle Inc.

(h)	“Conversion” means the conversion of SoulCycle Holdings, LLC into SoulCycle Inc., which conversion will become effective on the date on which SoulCycle Holdings LLC files a certificate of conversion with the office of the Secretary of State of the State of Delaware immediately following the closing under the Redemption Agreement.

(i)	“Disabled” shall have the meaning set forth in the Employment Agreement.

(j)	“Employment Agreement” means the Amended and Restated Employment Agreement, of even date herewith, by and between the Company and the Grantee.

(k)	“Equinox” means Equinox Holdings, Inc., a Delaware corporation.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Exercise Date” has the meaning given such term in section 6(a) hereof.

(n)	“Exercise Price” has the meaning given such term in section 6(b) hereof.

(o)	“Exercise Shares” has the meaning given such term in section 6(a) hereof.

(p)

“Fair Market Value” of a share of Common Stock as of any date shall mean the fair market value of a share of Common Stock, which shall be determined based upon a third party appraisal by a reputable firm having no material relationship with either the Grantee, on the one hand, or the Company and/or any of its Affiliates, on the other hand, of the fair market value of the Company (based on the value of its outstanding Common Stock), which third party appraisal shall not be required to be conducted more than once per calendar year; provided that, in the event that the Fair Market Value is to be determined following a Public Offering, Fair Market Value shall mean the average of the high and low trading price of a share of Common Stock on the applicable date; and provided further that, in all instances, a determination of Fair Market Value shall be made in compliance with Section 409A of the Code and without any discount for minority interest or lack of marketability. This definition of “Fair Market Value” shall not apply for purposes of making valuations of shares of Common Stock for any purposes independent of, or unrelated to administration of, this agreement.

(q)	“Founders Group” means Elizabeth P. Cutler, an individual; the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011; the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011; Julie J. Rice, an individual; the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT.

(r)	“Good Reason” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(s)	“Grant Date” means the effective date of the Conversion.

(t)	“Grantee” means Elizabeth Cutler, an individual.

(u)	“Option Price” means the exercise price per share of Common Stock of the shares of Common Stock issuable on exercise of options evidenced hereby, as initially established in section 2(b) hereof and as such amount may be adjusted from time as provided in section 9 hereof.

(v)	“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or other type of entity.

(w)	“Public Offering” means any primary or secondary public offering of any securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, that results in the listing of a class of equity securities of the Company on the New York Stock Exchange or other national exchange or quotation system in the United States.

(x)	“Redemption Agreement” means the redemption agreement of even date herewith by and among the Company, each of the members of the Founders Group and Equinox.

(y)	“Sale Transaction” means any of the following, in a single transaction or a series of transactions:

(i)	a sale, lease, license, transfer or other disposition of all or substantially all of the assets of the Company;

(ii)	the sale, issuance or transfer, or the acquisition of “beneficial ownership” (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by any person or “group” (as that term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended), of more than 50% of the voting power of the Company;

(iii)	any merger, consolidation or similar business combination transaction following which less than a majority of the voting power of the entity resulting from such merger, consolidation or other transactions is owned by Persons who were holders of capital stock of the Company immediately prior to the effective date of such merger, consolidation or other transaction; and

(iv)	the adoption of a plan for the liquidation, dissolution or winding-up of the affairs of the Company.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa)	“SoulCycle Inc.” means SoulCycle Inc., a Delaware corporation into which SoulCycle LLC will be converted on the effective date of the Conversion.

(bb)	“Stated Expiration Date” means the date that is the tenth anniversary of the Grant Date.

(cc)	“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with the exercise of all or any portion of the options evidenced by this agreement.

2.	Grant of options.

(a)	Confirmation of Grant.

(i)	The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of options to purchase 5,556 shares of Common Stock.

(ii)	The options evidenced hereby are intended to be non-incentive stock options.

(b)	Option Price.

(i)	If the options evidenced hereby vest and become exercisable pursuant to section 3(a) hereof, the Option Price of the options evidenced hereby shall be equal to the price per share at which Common Stock is offered for sale by the Company in the Company’s initial Public Offering, but in no event less than the Fair Market Value of a share of Common Stock on the Grant Date.

(ii)	If the options evidenced hereby vest and become exercisable pursuant to section 3(b) hereof, the Option Price of the options evidenced hereby shall be $710 per share of Common Stock, which is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

3.	Vesting and exercisability.

(a)	Vesting. The options evidenced hereby shall, unless earlier terminated, vest and become exercisable upon the closing of the Company’s initial Public Offering.

(b)	Acceleration of vesting. Notwithstanding section 3(a) hereof:

(i)	the options evidenced hereby shall become fully vested and exercisable upon the occurrence of a Sale Transaction and shall thereafter expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date; provided, however, that, if the Committee so determines and so notifies the Grantee in writing no less than 15 Business Days prior to the consummation of the Sale Transaction, the options evidenced hereby shall become exercisable in full during the three Business-Day period up to and including the date of the closing of the Sale Transaction and shall terminate immediately after the consummation of the Sale Transaction, provided, further, that any such exercise may be conditioned by the Grantee upon consummation of such Sale Transaction; and

(ii)	the Committee, in its sole discretion, may in any event accelerate the vesting of all or any portion of the options evidenced hereby at any time and from time to time.

4.	Termination of options.

(a)	Stated Expiration Date. Subject to section 4(c) hereof, the options evidenced hereby shall have a term of 10 years, beginning on the Grant Date and ending on the Stated Expiration Date, on which date they shall expire and be cancelled, in accordance with the terms hereof.

(b)	Effect of termination of Grantee by the Company without Cause; voluntary termination by the Grantee with Good Reason. If the Grantee’s employment with the Company is terminated by the Company without Cause, or is terminated by the Grantee for Good Reason, all options evidenced hereby shall continue to vest and become exercisable as provided in section 3(a) and 3(b) hereof and shall expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date.

(c)	Voluntary termination by the Grantee without Good Reason; Termination For Cause; Termination due to death or the Grantee’s becoming Disabled.

(i)	If the Grantee voluntarily terminates her employment with the Company without Good Reason or her employment with the Company terminates by reason of her death or her becoming Disabled, all options evidenced hereby to the extent not then vested shall automatically terminate and be canceled immediately upon such termination of employment.

(ii)	Following the Grantee’s voluntary termination of her employment without Good Reason, her death or her becoming Disabled, or termination of her employment for Cause, the Grantee or her estate or personal representative shall have the right to exercise any options evidenced hereby to the extent vested as of the date of such termination of employment but only until the first to occur of:

(A)	the 90th day after the effective date of the Grantee’s termination of employment or, in the case of a termination for death or the Grantee’s becoming Disabled, the date 12 months from such effective date, and

(B)	the Stated Expiration Date,

in which event all of the Grantee’s vested options shall expire on the applicable expiration date specified in clause (1) or (2) immediately above.

(d)	Termination of a Grantee by the Company for Cause. Notwithstanding anything else contained in this agreement, if the Grantee’s employment with the Company is terminated by the Company for Cause, all unvested options evidenced hereby shall automatically terminate and be canceled immediately upon such termination of employment.

5.	Restrictions on exercise; non-transferability of options.

(a)	Restrictions on exercise. Once vested in accordance with the provisions of this agreement, the options evidenced hereby may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this agreement, the options evidenced hereby may not be exercised in whole or in part unless:

(i)	all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the options evidenced hereby or the delivery of the Exercise Shares shall have been secured; provided that the Company shall use its commercially reasonable efforts to obtain any such approvals or consents,

(ii)	the purchase of the shares of Common Stock upon the exercise of the options evidenced hereby shall be exempt from registration under applicable U.S. federal and state securities laws, or the purchase of the shares of Common Stock shall have been registered under such laws, and

(iii)	all applicable U.S. federal, state and local tax withholding requirements shall have been satisfied.

(b)

Non-transferability of options. The options evidenced hereby may be exercised only by the Grantee or, following her death or the Grantee’s becoming Disabled, by the Grantee’s estate or personal representative. The options evidenced hereby are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death.

(c)	Grantee’s responsibility for taxes; withholding.

(i)	The Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the exercise of options evidenced hereby (including any taxes and penalties arising under section 409A of the Code), and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold the Grantee harmless from any or all of such taxes.

(ii)	Whenever shares of Common Stock are to be issued upon exercise of the options evidenced hereby, the Grantee shall remit to the Company an amount in cash sufficient to satisfy all applicable U.S. federal, state and local tax withholding requirements as a condition to the issuance of such shares of Common Stock. The Company shall, if requested by the Grantee, withhold shares of Common Stock valued for this purpose at their Fair Market Value as of the date of exercise to satisfy the minimum applicable withholding requirements, subject to any rules adopted by the Committee regarding compliance with applicable law, including, but not limited to, section 16(b) of the Exchange Act.

6.	Manner of exercise.

(a)	Options evidenced hereby may to the extent vested be exercised, in whole or in part, by notice to the Secretary of the Company in writing given at least 5 Business Days prior to the date as of which the Grantee will so exercise such options (the “Exercise Date”), specifying the number of whole shares of Common Stock with respect to which such options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares; provided that if the shares of Common Stock are traded on a U.S. national securities exchange, notice may be given 2 Business Days before the Exercise Date.

(b)	Exercise shall occur by delivery of both written notice of exercise to the Secretary of the Company, and payment to the Company of the full exercise price for the shares of Common Stock being purchased, which shall be an amount equal to the product of the number of Exercise Shares and the Option Price (the “Exercise Price”), and an amount equal to all applicable Withholding Taxes required by reason of such exercise.

(c)	The methods of payment that the Grantee may utilize in exercising the options evidenced hereby include:

(i)	cash or check payable to the Company (in U.S. dollars);

(ii)	other shares of Common Stock that (1) are owned by the Grantee, (2) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares of Common Stock as to which options evidenced hereby are being exercised, (3) are, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions that would in any manner restrict the transfer of such shares to or by the Company, and (4) are duly endorsed for transfer to the Company;

(iii)	a net exercise by surrendering to the Company shares of Common Stock otherwise receivable upon exercise of the options evidenced hereby; or

(iv)	any combination of the foregoing methods of payment.

(d)	Shares of Common Stock issuable upon exercise of options evidenced hereby shall be deemed effective and to have been issued as of the date on which the Company has received from the exercising Grantee or the Grantee’s representative a duly completed notice of exercise and sufficient payment in accordance with Section 6(c) above to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

(e)	As promptly as practicable following the Exercise Date, the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee and bearing appropriate legends as provided in section 7(b) hereof.

(f)	The Company may require the Grantee to furnish or execute such other documents as the Company reasonably deems necessary:

(i)	to evidence such exercise,

(ii)	to determine whether registration is then required under the Securities Act and

(iii)	to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other applicable law.

7.	Grantee’s representations, warranties and covenants.

(a)

Investment intention. The Grantee represents and warrants that the options evidenced hereby have been, and any Exercise Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any portion of the options evidenced hereby or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any portion of the options evidenced hereby or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, and in compliance with applicable state or foreign securities or “blue sky” laws. The Grantee further understands, acknowledges and agrees that none of the

Exercise Shares may be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of unless the provisions of the Company’s certificate of incorporation as then in effect shall have been complied with.

(b)	Legends. The Grantee acknowledges that, unless a registration statement shall then be in effect covering the resale of the Exercise Shares, any certificate representing the Exercise Shares shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO.”

Unless a Public Offering shall have been consummated, any certificate representing the Exercise Shares shall bear the following additional legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION.”

(c)	Ability to bear risk. The Grantee covenants that the Grantee will not exercise all or any portion of the options evidenced hereby unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Exercise Shares.

(d)

Restriction on sale upon Public Offering. The Grantee agrees that, in the event the Company files a registration statement in connection with a Public Offering, the Grantee will not, without the prior written consent of the Company, effect any public sale or distribution of any of the Exercise Shares (other than as part of such Public Offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, for the duration (not to exceed 20 days prior to and the 180 days after the effective date of such registration statement) specified by and to the extent requested by the Company and an underwriter of the Common Stock or other securities of the Company at any time during such period except Common Stock (or other securities) included in such registration; provided, however, that (i) all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements; and (ii) the restrictions applicable to Grantee are no more restrictive than those applicable to any other shareholder, director or officer of the Company. The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Exercise Shares by her following a Public Offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” laws.

(e)	Registration. As soon as practicable following a Public Offering, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all of the shares evidenced hereby, to the extent such shares are eligible for registration on Form S-8 (or other applicable form for registration relating to the sale of securities to employees or other service providers in a Company stock option plan or other equity incentive plan).

8.	Representations and warranties of the Company. The Company represents and warrants to the Grantee that:

(a)	the Company has been duly formed and is an existing limited liability company in good standing under the laws of the state of its formation,

(b)	this agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and

(c)	the Exercise Shares, when issued, delivered and paid for, upon exercise of the options evidenced hereby in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this agreement and the Company’s certificate of incorporation or otherwise in connection with the transactions contemplated hereby.

9.	Change in capital structure; effect of excess dilution; most favored nations provision.

(a)

The Committee shall equitably adjust the number and type of shares of Common Stock issuable on exercise of the options evidenced hereby, as well as the Option Price, to reflect any increase or decrease in the number or change in the character of issued shares of Common Stock resulting from a stock-split, reverse stock-split, stock dividend, extraordinary dividend (as determined by the Committee in its sole discretion) whether such dividend is payable in cash, other property or a combination of both, combination, recapitalization or reclassification of the shares of Common Stock, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee shall make such adjustments as necessary to preserve the benefits or potential benefits of the options evidenced hereby and may provide in substitution for the options evidenced hereby such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the option evidenced hereby. In any case, such substitution of cash or securities shall not require the consent of the Grantee. Except as expressly provided herein, if the Company issues for consideration shares of equity securities of any class or securities convertible into shares of equity securities of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of shares of Common Stock issuable on exercise of options evidenced hereby.

(b)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts one or more equity compensation plans for directors, officers or employees of the Company that, when combined with options granted to Julie Rice and Elizabeth Cutler (without double counting), provides for the grant of options or awards covering more than 176,471 shares of Common Stock or their equivalent, the number of shares of Common Stock subject to the options evidenced hereby shall be increased by a factor equal to the ratio of:

(i)	the sum of:

(A)	the number of shares of Common Stock outstanding immediately following the Grant Date,

(B)	the number of shares of Common Stock subject to option agreements between the Company and Julie Rice and Elizabeth Cutler, and

(C)	the number of shares of Common Stock reserved for issuance in connection with such stock options plan or plans (without double counting of shares included under clause (B) above), to

(ii)	1, 176,471 shares of Common Stock, and:

the Option Price shall be decreased by a factor that is the reciprocal of the foregoing factor. The numbers in this section 9(b) shall be appropriately adjusted by the Committee to reflect any stock-split, reverse stock-split, stock dividend or other change in the number of character of the shares of Common Stock.

(c)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts a stock option plan for employees of the Company that provides for the grant of options to purchase shares of Common Stock on terms more favorable to the holders of such options than the terms of this agreement are to the Grantee (other than Option Price, the number of shares of Common Stock issuable on exercise of options evidenced hereby, the Grant Date or the Stated Expiration Date), the Company shall offer to amend this agreement to change the terms of this agreement so as to make the terms of this agreement correspond to the terms of options granted under such stock option plan.

10.	Relationship to other benefits. Neither the grant of the options evidenced hereby nor any value received by the Grantee pursuant to this agreement shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.	No shareholder rights. Neither the Grantee nor any transferee or beneficiary of the Grantee shall have any rights as a shareholder of the Company with respect to any shares of Common Stock issuable on exercise of options evidenced hereby until the effective date (as set forth in Section 6(d) hereof) of the exercise by the Grantee or such transferee, or beneficiary in accordance with the terms of this agreement. Prior to such effective date, the Grantee shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the shares of Common Stock issuable on exercise of options evidenced hereby. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the effective date of the exercise of options represented hereby, except as otherwise specifically provided for herein.

12.	Miscellaneous.

(a)	Notices. All notices and other communications required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, at the following addresses or to such other address as the Company or the Grantee, shall specify by notice to the others:

(i)	if to the Company, to it at:

SoulCycle Holdings, LLC

103 Warren Street

New York, New York 10007

Fax:

Telephone: (212) 406-1300

Attention: Elizabeth Cutler and Julie Rice

with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (212) 774-6333

Attention: Harvey Spevak

and with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (646) 871-7463

Attention: Kevin Morris

(ii)	if to the Grantee, to the Grantee at the address set forth on the signature page hereof with a copy of written notices to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas, 18th Floor

New York, New York 10020

Tel: (212) 204.8688

Fax: (973) 597.2507

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third Business Day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

(b)	No right to employment. Nothing in this agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company, or to interfere with or limit in any way the right of the Company to terminate such employment at any time, subject to the terms and conditions of the Employment Agreement.

(c)	Binding effect; benefits. This agreement shall be binding upon and inure to the benefit of the parties to this agreement and their respective successors and assigns, including, without limitation, SoulCycle Inc. immediately following the Conversion. Nothing in this agreement, express or implied, is intended or shall be construed to give any person other than the parties to this agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d)	Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties:

(i)	extend the time for the performance of any of the obligations or other actions of the other parties under this agreement,

(ii)	waive compliance with any of the conditions or covenants of the other parties contained in this agreement and

(iii)	waive or modify performance of any of the obligations of the other parties under this agreement.

Except as provided in the preceding sentence, no action taken pursuant to this agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(e)	Amendment. This agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(f)	Assignability. Neither this agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(g)	Applicable law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD REQUIRE OR PERMIT APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(h)	Section and other headings, etc. The section and other headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(i)	Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this agreement as of the date first above written.

The Company

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

[Signatures continue on next page]

[Signature Page to Cutler 0.5% Option Agreement]

Grantee

Name:	Elizabeth P. Cutler
Address:

[Signature Page to Cutler 0.5% Option Agreement]

Exhibit K

Rice 1.0% Option Agreement

Rice 1% option

Option Agreement, dated as of April 6, 2015, by and between SoulCycle Holdings, LLC, a Delaware limited liability company, and Julie Rice, an individual.

Preliminary statement

Certain capitalized terms used herein have the meanings indicated in section 1 hereof.

The Company has entered into the Redemption Agreement pursuant to which it will redeem Class A-1 Units and Class A-2 Units of the Company from members of the Founders Group, following which it will convert to a Delaware corporation to be called SoulCycle Inc. pursuant to section 265 of the Delaware General Corporation Law.

The Company desires to grant to the Grantee options to purchase shares of Common Stock, and the Grantee desires to have granted to her options to purchase shares of Common Stock, on the terms and subject to the conditions set forth herein.

The Company’s obligations under this agreement will be become obligations of SoulCycle Inc. upon the Conversion and thereafter all references to the Company and to shares of Common Stock herein shall be deemed to be references to SoulCycle Inc. and shares of Common Stock of SoulCycle Inc., respectively.

Accordingly, the parties hereto agree as follows.

Agreement

1.	Certain Definitions. The following terms, when used herein, have the following meanings.

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors or managers, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

(b)	“Board” means the board of directors of the Company.

(c)	“Business Day” means any day on which national banks are open for business in the City of New York, New York.

(d)	“Cause” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(e)	“Committee” means:

(i)	if the Board has established a committee of the Board to administer this agreement, then such committee, provided that the term “Committee” means (A) the Board when acting at any time in lieu of the Committee and (B) with respect to any decision involving this agreement intended to satisfy the requirements of Code section 162(m), a committee consisting of two or more directors of the Company who are “outside directors” within the meaning of Code section 162(m).

(ii)	if the Board has not established a committee of the Board to administer this agreement, then the Board.

(f)	“Common Stock” means:

(i)	prior to a Public Offering, the Class A common stock, par value $0.01 per share, of the Company, and

(ii)	thereafter, the common stock of the Company as then constituted.

(g)	“Company” means:

(i)	from the date hereof until the effective date of the Conversion, SoulCycle Holdings, LLC, a Delaware limited liability company, and

(ii)	thereafter, SoulCycle Inc.

(h)	“Conversion” means the conversion of SoulCycle Holdings, LLC into SoulCycle Inc., which conversion will become effective on the date on which SoulCycle Holdings LLC files a certificate of conversion with the office of the Secretary of State of the State of Delaware immediately following the closing under the Redemption Agreement.

(i)	“Disabled” shall have the meaning set forth in the Employment Agreement.

(j)	“Employment Agreement” means the Amended and Restated Employment Agreement, of even date herewith, by and between the Company and the Grantee.

(k)	“Equinox” means Equinox Holdings, Inc., a Delaware corporation.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Exercise Date” has the meaning given such term in section 6(a) hereof.

(n)	“Exercise Price” has the meaning given such term in section 6(b) hereof.

(o)	“Exercise Shares” has the meaning given such term in section 6(a) hereof.

(p)

“Fair Market Value” of a share of Common Stock as of any date shall mean the fair market value of a share of Common Stock, which shall be determined based upon a third party appraisal by a reputable firm having no material relationship with either the Grantee, on the one hand, or the Company and/or any of its Affiliates, on the other hand, of the fair market value of the Company (based on the value of its outstanding Common Stock), which third party appraisal shall not be required to be conducted more than once per calendar year; provided that, in the event that the Fair Market Value is to be determined following a Public Offering, Fair Market Value shall mean the average of the high and low trading price of a share of Common Stock on the applicable date; and provided further that, in all instances, a determination of Fair Market Value shall be made in compliance with Section 409A of the Code and without any discount for minority interest or lack of marketability. This definition of “Fair Market Value” shall not apply for purposes of making valuations of shares of Common Stock for any purposes independent of, or unrelated to administration of, this agreement.

(q)	“Founders Group” means Elizabeth P. Cutler, an individual; the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011; the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011; Julie J. Rice, an individual; the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT.

(r)	“Good Reason” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(s)	“Grant Date” means the effective date of the Conversion.

(t)	“Grantee” means Julie Rice, an individual.

(u)	“Option Price” means the exercise price per share of Common Stock of the shares of Common Stock issuable on exercise of options evidenced hereby, as initially established in section 2(b) hereof and as such amount may be adjusted from time as provided in section 9 hereof.

(v)	“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or other type of entity.

(w)	“Public Offering” means any primary or secondary public offering of any securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, that results in the listing of a class of equity securities of the Company on the New York Stock Exchange or other national exchange or quotation system in the United States.

(x)	“Redemption Agreement” means the redemption agreement of even date herewith by and among the Company, each of the members of the Founders Group and Equinox.

(y)	“Sale Transaction” means any of the following, in a single transaction or a series of transactions:

(i)	a sale, lease, license, transfer or other disposition of all or substantially all of the assets of the Company;

(ii)	the sale, issuance or transfer, or the acquisition of “beneficial ownership” (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by any person or “group” (as that term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended), of more than 50% of the voting power of the Company;

(iii)	any merger, consolidation or similar business combination transaction following which less than a majority of the voting power of the entity resulting from such merger, consolidation or other transactions is owned by Persons who were holders of capital stock of the Company immediately prior to the effective date of such merger, consolidation or other transaction; and

(iv)	the adoption of a plan for the liquidation, dissolution or winding-up of the affairs of the Company.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa)	“SoulCycle Inc.” means SoulCycle Inc., a Delaware corporation into which SoulCycle LLC will be converted on the effective date of the Conversion.

(bb)	“Stated Expiration Date” means the date that is the tenth anniversary of the Grant Date.

(cc)	“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with the exercise of all or any portion of the options evidenced by this agreement.

2.	Grant of options.

(a)	Confirmation of Grant.

(i)	The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of options to purchase 11,111 shares of Common Stock.

(ii)	The options evidenced hereby are intended to be non-incentive stock options.

(b)	Option Price. The Option Price of the options evidenced hereby is $710 per share of Common Stock, which is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

3.	Vesting and exercisability.

(a)	Vesting. The options evidenced hereby shall, subject to section 4(c) hereof, vest and become exercisable to the extent of 1/36th of the number of shares of Common Stock issuable on exercise of the options evidenced hereby (adjusted for split, combinations, subdivisions and other similar changes in the Common Stock) on each of the 36 monthly anniversaries of the Grant Date next following the Grant Date, provided that, in the case of each such vesting date, either:

(i)	the Grantee has been continuously employed by the Company from the Grant Date through such vesting date, or

(ii)	if the employment of the Grantee with the Company has been terminated, it was terminated by the Company without Cause or by the Grantee for Good Reason.

(b)	Acceleration of vesting. Notwithstanding section 3(a) hereof:

(i)	the options evidenced hereby shall, unless earlier terminated, become fully vested and exercisable upon the occurrence of a Sale Transaction and shall thereafter expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date; provided, however, that, if the Committee so determines and so notifies the Grantee in writing no less than 15 Business Days prior to the consummation of the Sale Transaction, the options evidenced hereby shall become exercisable in full during the three Business-Day period up to and including the date of the closing of the Sale Transaction and shall terminate immediately after the consummation of the Sale Transaction, provided, further that any such exercise may be conditioned by the Grantee upon consummation of such Sale Transaction; and

(ii)	the Committee, in its sole discretion, may in any event accelerate the vesting of all or any portion of the options evidenced hereby at any time and from time to time.

4.	Termination of options.

(a)	Stated Expiration Date. Subject to section 4(c) hereof, the options evidenced hereby shall have a term of 10 years, beginning on the Grant Date and ending on the Stated Expiration Date, on which date they shall expire and be cancelled, in accordance with the terms hereof.

(b)	Effect of termination of Grantee by the Company without Cause; voluntary termination by the Grantee with Good Reason. If the Grantee’s employment with the Company is terminated by the Company without Cause, or is terminated by the Grantee for Good Reason, all options evidenced hereby shall continue to vest and become exercisable as provided in section 3(a) and 3(b) hereof and shall expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date.

(c)	Voluntary termination by the Grantee without Good Reason; Termination for Cause; Termination due to death or the Grantee’s becoming Disabled.

(i)	If the Grantee voluntarily terminates her employment with the Company without Good Reason or her employment with the Company terminates by reason of her death or her becoming Disabled, all options evidenced hereby to the extent not then vested shall automatically terminate and be canceled immediately upon such termination of employment.

(ii)	Following the Grantee’s voluntary termination of her employment without Good Reason, her death or her becoming Disabled, or termination of her employment for Cause, the Grantee or her estate or personal representative shall have the right to exercise any options evidenced hereby to the extent vested as of the date of such termination of employment but only until the first to occur of:

(A)	the 90th day after the effective date of the Grantee’s termination of employment or, in the case of a termination for death or the Grantee’s becoming Disabled, the date 12 months from such effective date, and

(B)	the Stated Expiration Date,

in which event all of the Grantee’s vested options shall expire on the applicable expiration date specified in clause (1) or (2) immediately above.

(d)	Termination of a Grantee by the Company for Cause. Notwithstanding anything else contained in this agreement, if the Grantee’s employment with the Company is terminated by the Company for Cause, all unvested options evidenced hereby shall automatically terminate and be canceled immediately upon such termination of employment.

5.	Restrictions on exercise; non-transferability of options.

(a)	Restrictions on exercise. Once vested in accordance with the provisions of this agreement, the options evidenced hereby may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this agreement, the options evidenced hereby may not be exercised in whole or in part unless:

(i)	all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the options evidenced hereby or the delivery of the Exercise Shares shall have been secured; provided that the Company shall use its commercially reasonable efforts to obtain any such approvals or consents,

(ii)	the purchase of the shares of Common Stock upon the exercise of the options evidenced hereby shall be exempt from registration under applicable U.S. federal and state securities laws, or the purchase of the shares of Common Stock shall have been registered under such laws, and

(iii)	all applicable U.S. federal, state and local tax withholding requirements shall have been satisfied.

(b)	Non-transferability of options. The options evidenced hereby may be exercised only by the Grantee or, following her death or the Grantee’s becoming

Disabled, by the Grantee’s estate or personal representative. The options evidenced hereby are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death.

(c)	Grantee’s responsibility for taxes; withholding.

(i)	The Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the exercise of options evidenced hereby (including any taxes and penalties arising under section 409A of the Code), and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold the Grantee harmless from any or all of such taxes.

(ii)	Whenever shares of Common Stock are to be issued upon exercise of the options evidenced hereby, the Grantee shall remit to the Company an amount in cash sufficient to satisfy all applicable U.S. federal, state and local tax withholding requirements as a condition to the issuance of such shares of Common Stock. The Company shall, if requested by the Grantee, withhold shares of Common Stock valued for this purpose at their Fair Market Value as of the date of exercise to satisfy the minimum applicable withholding requirements, subject to any rules adopted by the Committee regarding compliance with applicable law, including, but not limited to, section 16(b) of the Exchange Act.

6.	Manner of exercise.

(a)	Options evidenced hereby may to the extent vested be exercised, in whole or in part, by notice to the Secretary of the Company in writing given at least 5 Business Days prior to the date as of which the Grantee will so exercise such options (the “Exercise Date”), specifying the number of whole shares of Common Stock with respect to which such options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares; provided that if the shares of Common Stock are traded on a U.S. national securities exchange, notice may be given 2 Business Days before the Exercise Date.

(b)	Exercise shall occur by delivery of both written notice of exercise to the Secretary of the Company, and payment to the Company of the full exercise price for the shares of Common Stock being purchased, which shall be an amount equal to the product of the number of Exercise Shares and the Option Price (the “Exercise Price”), and an amount equal to all applicable Withholding Taxes required by reason of such exercise.

(c)	The methods of payment that the Grantee may utilize in exercising the options evidenced hereby include:

(i)	cash or check payable to the Company (in U.S. dollars);

(ii)	other shares of Common Stock that (1) are owned by the Grantee, (2) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares of Common Stock as to which options evidenced hereby are being exercised, (3) are, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions that would in any manner restrict the transfer of such shares to or by the Company, and (4) are duly endorsed for transfer to the Company;

(iii)	a net exercise by surrendering to the Company shares of Common Stock otherwise receivable upon exercise of the options evidenced hereby; or

(iv)	any combination of the foregoing methods of payment.

(d)	Shares of Common Stock issuable upon exercise of options evidenced hereby shall be deemed effective and to have been issued as of the date on which the Company has received from the exercising Grantee or the Grantee’s representative a duly completed notice of exercise and sufficient payment in accordance with Section 6(c) above to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

(e)	As promptly as practicable following the Exercise Date, the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee and bearing appropriate legends as provided in section 7(b) hereof.

(f)	The Company may require the Grantee to furnish or execute such other documents as the Company reasonably deems necessary:

(i)	to evidence such exercise,

(ii)	to determine whether registration is then required under the Securities Act and

(iii)	to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other applicable law.

7.	Grantee’s representations, warranties and covenants.

(a)

Investment intention. The Grantee represents and warrants that the options evidenced hereby have been, and any Exercise Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any portion of the options evidenced hereby or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any portion of the options evidenced hereby or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, and in compliance with applicable state or foreign securities or “blue sky” laws. The Grantee further understands, acknowledges and agrees that none of the Exercise Shares may be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of unless the provisions of the Company’s certificate of incorporation as then in effect shall have been complied with.

(b)	Legends. The Grantee acknowledges that, unless a registration statement shall then be in effect covering the resale of the Exercise Shares, any certificate representing the Exercise Shares shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO.”

Unless a Public Offering shall have been consummated, any certificate representing the Exercise Shares shall bear the following additional legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION.”

(c)	Ability to bear risk. The Grantee covenants that the Grantee will not exercise all or any portion of the options evidenced hereby unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Exercise Shares.

(d)

Restriction on sale upon Public Offering. The Grantee agrees that, in the event the Company files a registration statement in connection with a Public Offering, the Grantee will not, without the prior written consent of the Company, effect any public sale or distribution of any of the Exercise Shares (other than as part of such Public Offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, for the duration (not to exceed 20 days prior to and the 180 days after the effective date of such registration statement) specified by and to the extent requested by the Company and an underwriter of the Common Stock or other securities of the Company at any time during such period except Common Stock (or other securities) included in such registration; provided, however, that (i) all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements; and (ii) the restrictions applicable to Grantee are no more restrictive than those applicable to any other shareholder, director or officer of the Company. The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Exercise Shares by her following a Public Offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” laws.

(e)	Registration. As soon as practicable following a Public Offering, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all of the shares evidenced hereby, to the extent such shares are eligible for registration on Form S-8 (or other applicable form for registration relating to the sale of securities to employees or other service providers in a Company stock option plan or other equity incentive plan).

8.	Representations and warranties of the Company. The Company represents and warrants to the Grantee that:

(a)	the Company has been duly formed and is an existing limited liability company in good standing under the laws of the state of its formation,

(b)	this agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and

(c)	the Exercise Shares, when issued, delivered and paid for, upon exercise of the options evidenced hereby in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this agreement and the Company’s certificate of incorporation or otherwise in connection with the transactions contemplated hereby.

9.	Change in capital structure; effect of excess dilution; most favored nations provision.

(a)

The Committee shall equitably adjust the number and type of shares of Common Stock issuable on exercise of the options evidenced hereby, as well as the Option Price, to reflect any increase or decrease in the number or change in the character of issued shares of Common Stock resulting from a stock-split, reverse stock-split, stock dividend, extraordinary dividend (as determined by the Committee in its sole discretion) whether such dividend is payable in cash, other property or a combination of both, combination, recapitalization or reclassification of the shares of Common Stock, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee shall make such adjustments as necessary to preserve the benefits or potential benefits of the options evidenced hereby and may provide in substitution for the options evidenced hereby such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the option evidenced hereby. In any case, such substitution of cash or securities shall not require the consent of the Grantee. Except as expressly provided herein, if the Company issues for consideration shares of equity securities of any class or securities convertible into shares of equity securities of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of shares of Common Stock issuable on exercise of options evidenced hereby.

(b)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts one or more equity compensation plans for directors, officers or employees of the Company that, when combined with options granted to Julie Rice and Elizabeth Cutler (without double counting), provides for the grant of options or awards covering more than 176,471 shares of Common Stock or their equivalent, the number of shares of Common Stock subject to the options evidenced hereby shall be increased by a factor equal to the ratio of:

(i)	the sum of:

(A)	the number of shares of Common Stock outstanding immediately following the Grant Date,

(B)	the number of shares of Common Stock subject to option agreements between the Company and Julie Rice and Elizabeth Cutler, and

(C)	the number of shares of Common Stock reserved for issuance in connection with such stock options plan or plans (without double counting of shares included under clause (B) above), to

(ii)	1, 176,471 shares of Common Stock, and:

the Option Price shall be decreased by a factor that is the reciprocal of the foregoing factor. The numbers in this section 9(b) shall be appropriately adjusted by the Committee to reflect any stock-split, reverse stock-split, stock dividend or other change in the number of character of the shares of Common Stock.

(c)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts a stock option plan for employees of the Company that provides for the grant of options to purchase shares of Common Stock on terms more favorable to the holders of such options than the terms of this agreement are to the Grantee (other than Option Price, the number of shares of Common Stock issuable on exercise of options evidenced hereby, the Grant Date or the Stated Expiration Date), the Company shall offer to amend this agreement to change the terms of this agreement so as to make the terms of this agreement correspond to the terms of options granted under such stock option plan.

10.	Relationship to other benefits. Neither the grant of the options evidenced hereby nor any value received by the Grantee pursuant to this agreement shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.	No shareholder rights. Neither the Grantee nor any transferee or beneficiary of the Grantee shall have any rights as a shareholder of the Company with respect to any shares of Common Stock issuable on exercise of options evidenced hereby until the effective date (as set forth in Section 6(d) hereof) of the exercise by the Grantee or such transferee, or beneficiary in accordance with the terms of this agreement. Prior to such effective date, the Grantee shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the shares of Common Stock issuable on exercise of options evidenced hereby. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the effective date of the exercise of options represented hereby, except as otherwise specifically provided for herein.

12.	Miscellaneous.

(a)	Notices. All notices and other communications required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, at the following addresses or to such other address as the Company or the Grantee, shall specify by notice to the others:

(i)	if to the Company, to it at:

SoulCycle Holdings, LLC

103 Warren Street

New York, New York 10007

Fax:

Telephone: (212) 406-1300

Attention: Elizabeth Cutler and Julie Rice

with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (212) 774-6333

Attention: Harvey Spevak

and with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (646) 871-7463

Attention: Kevin Morris

(ii)	if to the Grantee, to the Grantee at the address set forth on the signature page hereof with a copy of written notices to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas, 18th Floor

New York, New York 10020

Tel: (212) 204.8688

Fax: (973) 597.2507

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third Business Day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

(b)	No right to employment. Nothing in this agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company, or to interfere with or limit in any way the right of the Company to terminate such employment at any time, subject to the terms and conditions of the Employment Agreement.

(c)	Binding effect; benefits. This agreement shall be binding upon and inure to the benefit of the parties to this agreement and their respective successors and assigns, including, without limitation, SoulCycle Inc. immediately following the Conversion. Nothing in this agreement, express or implied, is intended or shall be construed to give any person other than the parties to this agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d)	Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties:

(i)	extend the time for the performance of any of the obligations or other actions of the other parties under this agreement,

(ii)	waive compliance with any of the conditions or covenants of the other parties contained in this agreement and

(iii)	waive or modify performance of any of the obligations of the other parties under this agreement.

Except as provided in the preceding sentence, no action taken pursuant to this agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(e)	Amendment. This agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(f)	Assignability. Neither this agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(g)	Applicable law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD REQUIRE OR PERMIT APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(h)	Section and other headings, etc. The section and other headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(i)	Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this agreement as of the date first above written.

The Company

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

[Signatures continue on next page]

[Signature Page to Rice 1% Option Agreement]

Grantee

Name:	Julie J. Rice
Address:

[Signature Page to Rice 1% Option Agreement]

Exhibit L

Rice 0.5% Option Agreement

Rice 0.5% option

Option Agreement, dated as of April 6, 2015, by and between SoulCycle Holdings, LLC, a Delaware limited liability company, and Julie Rice, an individual.

Preliminary statement

Certain capitalized terms used herein have the meanings indicated in section 1 hereof.

The Company has entered into the Redemption Agreement pursuant to which it will redeem Class A-1 Units and Class A-2 Units of the Company from members of the Founders Group, following which it will convert to a Delaware corporation to be called SoulCycle Inc. pursuant to section 265 of the Delaware General Corporation Law.

The Company desires to grant to the Grantee options to purchase shares of Common Stock, and the Grantee desires to have granted to her options to purchase shares of Common Stock, on the terms and subject to the conditions set forth herein.

The Company’s obligations under this agreement will be become obligations of SoulCycle Inc. upon the Conversion and thereafter all references to the Company and to shares of Common Stock herein shall be deemed to be references to SoulCycle Inc. and shares of Common Stock of SoulCycle Inc., respectively.

Accordingly, the parties hereto agree as follows.

Agreement

1.	Certain Definitions. The following terms, when used herein, have the following meanings.

(a)	“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors or managers, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

(b)	“Board” means the board of directors of the Company.

(c)	“Business Day” means any day on which national banks are open for business in the City of New York, New York.

(d)	“Cause” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(e)	“Committee” means:

(i)	if the Board has established a committee of the Board to administer this agreement, then such committee, provided that the term “Committee” means (A) the Board when acting at any time in lieu of the Committee and (B) with respect to any decision involving this agreement intended to satisfy the requirements of Code section 162(m), a committee consisting of two or more directors of the Company who are “outside directors” within the meaning of Code section 162(m).

(ii)	if the Board has not established a committee of the Board to administer this agreement, then the Board.

(f)	“Common Stock” means:

(i)	prior to a Public Offering, the Class A common stock, par value $0.01 per share, of the Company, and

(ii)	thereafter, the common stock of the Company as then constituted.

(g)	“Company” means:

(i)	from the date hereof until the effective date of the Conversion, SoulCycle Holdings, LLC, a Delaware limited liability company, and

(ii)	thereafter, SoulCycle Inc.

(h)	“Conversion” means the conversion of SoulCycle Holdings, LLC into SoulCycle Inc., which conversion will become effective on the date on which SoulCycle Holdings LLC files a certificate of conversion with the office of the Secretary of State of the State of Delaware immediately following the closing under the Redemption Agreement.

(i)	“Disabled” shall have the meaning set forth in the Employment Agreement.

(j)	“Employment Agreement” means the Amended and Restated Employment Agreement, of even date herewith, by and between the Company and the Grantee.

(k)	“Equinox” means Equinox Holdings, Inc., a Delaware corporation.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Exercise Date” has the meaning given such term in section 6(a) hereof.

(n)	“Exercise Price” has the meaning given such term in section 6(b) hereof.

(o)	“Exercise Shares” has the meaning given such term in section 6(a) hereof.

(p)

“Fair Market Value” of a share of Common Stock as of any date shall mean the fair market value of a share of Common Stock, which shall be determined based upon a third party appraisal by a reputable firm having no material relationship with either the Grantee, on the one hand, or the Company and/or any of its Affiliates, on the other hand, of the fair market value of the Company (based on the value of its outstanding Common Stock), which third party appraisal shall not be required to be conducted more than once per calendar year; provided that, in the event that the Fair Market Value is to be determined following a Public Offering, Fair Market Value shall mean the average of the high and low trading price of a share of Common Stock on the applicable date; and provided further that, in all instances, a determination of Fair Market Value shall be made in compliance with Section 409A of the Code and without any discount for minority interest or lack of marketability. This definition of “Fair Market Value” shall not apply for purposes of making valuations of shares of Common Stock for any purposes independent of, or unrelated to administration of, this agreement.

(q)	“Founders Group” means Elizabeth P. Cutler, an individual; the Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011; the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011; Julie J. Rice, an individual; the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT.

(r)	“Good Reason” shall have the meaning set forth in the Employment Agreement (inclusive of any applicable notice and cure rights).

(s)	“Grant Date” means the effective date of the Conversion.

(t)	“Grantee” means Julie Rice, an individual.

(u)	“Option Price” means the exercise price per share of Common Stock of the shares of Common Stock issuable on exercise of options evidenced hereby, as initially established in section 2(b) hereof and as such amount may be adjusted from time as provided in section 9 hereof.

(v)	“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or other type of entity.

(w)	“Public Offering” means any primary or secondary public offering of any securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, that results in the listing of a class of equity securities of the Company on the New York Stock Exchange or other national exchange or quotation system in the United States.

(x)	“Redemption Agreement” means the redemption agreement of even date herewith by and among the Company, each of the members of the Founders Group and Equinox.

(y)	“Sale Transaction” means any of the following, in a single transaction or a series of transactions:

(i)	a sale, lease, license, transfer or other disposition of all or substantially all of the assets of the Company;

(ii)	the sale, issuance or transfer, or the acquisition of “beneficial ownership” (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by any person or “group” (as that term is defined in Rule 13d-5 of the Securities Exchange Act of 1934, as amended), of more than 50% of the voting power of the Company;

(iii)	any merger, consolidation or similar business combination transaction following which less than a majority of the voting power of the entity resulting from such merger, consolidation or other transactions is owned by Persons who were holders of capital stock of the Company immediately prior to the effective date of such merger, consolidation or other transaction; and

(iv)	the adoption of a plan for the liquidation, dissolution or winding-up of the affairs of the Company.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa)	“SoulCycle Inc.” means SoulCycle Inc., a Delaware corporation into which SoulCycle LLC will be converted on the effective date of the Conversion.

(bb)	“Stated Expiration Date” means the date that is the tenth anniversary of the Grant Date.

(cc)	“Withholding Taxes” means the aggregate minimum amount of federal, state, local and foreign income, payroll and other taxes that the Company and any Affiliates are required to withhold in connection with the exercise of all or any portion of the options evidenced by this agreement.

2.	Grant of options.

(a)	Confirmation of Grant.

(i)	The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of options to purchase 5,556 shares of Common Stock.

(ii)	The options evidenced hereby are intended to be non-incentive stock options.

(b)	Option Price.

(i)	If the options evidenced hereby vest and become exercisable pursuant to section 3(a) hereof, the Option Price of the options evidenced hereby shall be equal to the price per share at which Common Stock is offered for sale by the Company in the Company’s initial Public Offering, but in no event less than the Fair Market Value of a share of Common Stock on the Grant Date.

(ii)	If the options evidenced hereby vest and become exercisable pursuant to section 3(b) hereof, the Option Price of the options evidenced hereby shall be $710 per share of Common Stock, which is equal to the Fair Market Value of a share of Common Stock on the Grant Date.

3.	Vesting and exercisability.

(a)	Vesting. The options evidenced hereby shall, unless earlier terminated, vest and become exercisable upon the closing of the Company’s initial Public Offering.

(b)	Acceleration of vesting. Notwithstanding section 3(a) hereof:

(i)	the options evidenced hereby shall become fully vested and exercisable upon the occurrence of a Sale Transaction and shall thereafter expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date; provided, however, that, if the Committee so determines and so notifies the Grantee in writing no less than 15 Business Days prior to the consummation of the Sale Transaction, the options evidenced hereby shall become exercisable in full during the three Business-Day period up to and including the date of the closing of the Sale Transaction and shall terminate immediately after the consummation of the Sale Transaction, provided, further, that any such exercise may be conditioned by the Grantee upon consummation of such Sale Transaction; and

(ii)	the Committee, in its sole discretion, may in any event accelerate the vesting of all or any portion of the options evidenced hereby at any time and from time to time.

4.	Termination of options.

(a)	Stated Expiration Date. Subject to section 4(c) hereof, the options evidenced hereby shall have a term of 10 years, beginning on the Grant Date and ending on the Stated Expiration Date, on which date they shall expire and be cancelled, in accordance with the terms hereof.

(b)	Effect of termination of Grantee by the Company without Cause; voluntary termination by the Grantee with Good Reason. If the Grantee’s employment with the Company is terminated by the Company without Cause, or is terminated by the Grantee for Good Reason, all options evidenced hereby shall continue to vest and become exercisable as provided in section 3(a) and 3(b) hereof and shall expire on the Stated Expiration Date unless exercised in full earlier than the Stated Expiration Date.

(c)	Voluntary termination by the Grantee without Good Reason; Termination For Cause; Termination due to death or the Grantee’s becoming Disabled.

(i)	If the Grantee voluntarily terminates her employment with the Company without Good Reason or her employment with the Company terminates by reason of her death or her becoming Disabled, all options evidenced hereby to the extent not then vested shall automatically terminate and be canceled immediately upon such termination of employment.

(ii)	Following the Grantee’s voluntary termination of her employment without Good Reason, her death or her becoming Disabled, or termination of her employment for Cause, the Grantee or her estate or personal representative shall have the right to exercise any options evidenced hereby to the extent vested as of the date of such termination of employment but only until the first to occur of:

(A)	the 90th day after the effective date of the Grantee’s termination of employment or, in the case of a termination for death or the Grantee’s becoming Disabled, the date 12 months from such effective date, and

(B)	the Stated Expiration Date,

in which event all of the Grantee’s vested options shall expire on the applicable expiration date specified in clause (1) or (2) immediately above.

(d)	Termination of a Grantee by the Company for Cause. Notwithstanding anything else contained in this agreement, if the Grantee’s employment with the Company is terminated by the Company for Cause, all unvested options evidenced hereby shall automatically terminate and be canceled immediately upon such termination of employment.

5.	Restrictions on exercise; non-transferability of options.

(a)	Restrictions on exercise. Once vested in accordance with the provisions of this agreement, the options evidenced hereby may be exercised only with respect to full shares of Common Stock. No fractional shares of Common Stock shall be issued. Notwithstanding any other provision of this agreement, the options evidenced hereby may not be exercised in whole or in part unless:

(i)	all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the exercise of the options evidenced hereby or the delivery of the Exercise Shares shall have been secured; provided that the Company shall use its commercially reasonable efforts to obtain any such approvals or consents,

(ii)	the purchase of the shares of Common Stock upon the exercise of the options evidenced hereby shall be exempt from registration under applicable U.S. federal and state securities laws, or the purchase of the shares of Common Stock shall have been registered under such laws, and

(iii)	all applicable U.S. federal, state and local tax withholding requirements shall have been satisfied.

(b)

Non-transferability of options. The options evidenced hereby may be exercised only by the Grantee or, following her death or the Grantee’s becoming Disabled, by the Grantee’s estate or personal representative. The options evidenced hereby are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death.

(c)	Grantee’s responsibility for taxes; withholding.

(i)	The Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the exercise of options evidenced hereby (including any taxes and penalties arising under section 409A of the Code), and neither the Company, nor any Affiliate, nor any of their employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold the Grantee harmless from any or all of such taxes.

(ii)	Whenever shares of Common Stock are to be issued upon exercise of the options evidenced hereby, the Grantee shall remit to the Company an amount in cash sufficient to satisfy all applicable U.S. federal, state and local tax withholding requirements as a condition to the issuance of such shares of Common Stock. The Company shall, if requested by the Grantee, withhold shares of Common Stock valued for this purpose at their Fair Market Value as of the date of exercise to satisfy the minimum applicable withholding requirements, subject to any rules adopted by the Committee regarding compliance with applicable law, including, but not limited to, section 16(b) of the Exchange Act.

6.	Manner of exercise.

(a)	Options evidenced hereby may to the extent vested be exercised, in whole or in part, by notice to the Secretary of the Company in writing given at least 5 Business Days prior to the date as of which the Grantee will so exercise such options (the “Exercise Date”), specifying the number of whole shares of Common Stock with respect to which such options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares; provided that if the shares of Common Stock are traded on a U.S. national securities exchange, notice may be given 2 Business Days before the Exercise Date.

(b)	Exercise shall occur by delivery of both written notice of exercise to the Secretary of the Company, and payment to the Company of the full exercise price for the shares of Common Stock being purchased, which shall be an amount equal to the product of the number of Exercise Shares and the Option Price (the “Exercise Price”), and an amount equal to all applicable Withholding Taxes required by reason of such exercise.

(c)	The methods of payment that the Grantee may utilize in exercising the options evidenced hereby include:

(i)	cash or check payable to the Company (in U.S. dollars);

(ii)	other shares of Common Stock that (1) are owned by the Grantee, (2) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares of Common Stock as to which options evidenced hereby are being exercised, (3) are, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions that would in any manner restrict the transfer of such shares to or by the Company, and (4) are duly endorsed for transfer to the Company;

(iii)	a net exercise by surrendering to the Company shares of Common Stock otherwise receivable upon exercise of the options evidenced hereby; or

(iv)	any combination of the foregoing methods of payment.

(d)	Shares of Common Stock issuable upon exercise of options evidenced hereby shall be deemed effective and to have been issued as of the date on which the Company has received from the exercising Grantee or the Grantee’s representative a duly completed notice of exercise and sufficient payment in accordance with Section 6(c) above to cover the full exercise price due and all applicable Withholding Taxes required by reason of such exercise.

(e)	As promptly as practicable following the Exercise Date, the Company shall deliver to the Grantee a certificate or certificates representing the Exercise Shares, registered in the name of the Grantee and bearing appropriate legends as provided in section 7(b) hereof.

(f)	The Company may require the Grantee to furnish or execute such other documents as the Company reasonably deems necessary:

(i)	to evidence such exercise,

(ii)	to determine whether registration is then required under the Securities Act and

(iii)	to comply with or satisfy the requirements of the Securities Act, applicable state securities laws or any other applicable law.

7.	Grantee’s representations, warranties and covenants.

(a)

Investment intention. The Grantee represents and warrants that the options evidenced hereby have been, and any Exercise Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any portion of the options evidenced hereby or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any portion of the options evidenced hereby or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, and in compliance with applicable state or foreign securities or “blue sky” laws. The Grantee further understands, acknowledges and agrees that none of the

Exercise Shares may be offered, sold, transferred, pledged, assigned, or otherwise alienated or hypothecated or otherwise disposed of unless the provisions of the Company’s certificate of incorporation as then in effect shall have been complied with.

(b)	Legends. The Grantee acknowledges that, unless a registration statement shall then be in effect covering the resale of the Exercise Shares, any certificate representing the Exercise Shares shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) UNLESS AND UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS (A) EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS IN THE OPINION OF COUNSEL TO THE SHAREHOLDER, WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF WHICH OPINION ARE, REASONABLY SATISFACTORY TO THE ISSUER AND (B) IN COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO.”

Unless a Public Offering shall have been consummated, any certificate representing the Exercise Shares shall bear the following additional legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY’S CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY, AND SUCH TRANSFER SHALL BE VOIDABLE, UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE COMPANY’S CERTIFICATE OF INCORPORATION.”

(c)	Ability to bear risk. The Grantee covenants that the Grantee will not exercise all or any portion of the options evidenced hereby unless (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Exercise Shares.

(d)

Restriction on sale upon Public Offering. The Grantee agrees that, in the event the Company files a registration statement in connection with a Public Offering, the Grantee will not, without the prior written consent of the Company, effect any public sale or distribution of any of the Exercise Shares (other than as part of such Public Offering), including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, for the duration (not to exceed 20 days prior to and the 180 days after the effective date of such registration statement) specified by and to the extent requested by the Company and an underwriter of the Common Stock or other securities of the Company at any time during such period except Common Stock (or other securities) included in such registration; provided, however, that (i) all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements; and (ii) the restrictions applicable to Grantee are no more restrictive than those applicable to any other shareholder, director or officer of the Company. The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Exercise Shares by her following a Public Offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” laws.

(e)	Registration. As soon as practicable following a Public Offering, the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all of the shares evidenced hereby, to the extent such shares are eligible for registration on Form S-8 (or other applicable form for registration relating to the sale of securities to employees or other service providers in a Company stock option plan or other equity incentive plan).

8.	Representations and warranties of the Company. The Company represents and warrants to the Grantee that:

(a)	the Company has been duly formed and is an existing limited liability company in good standing under the laws of the state of its formation,

(b)	this agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and

(c)	the Exercise Shares, when issued, delivered and paid for, upon exercise of the options evidenced hereby in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this agreement and the Company’s certificate of incorporation or otherwise in connection with the transactions contemplated hereby.

9.	Change in capital structure; effect of excess dilution; most favored nations provision.

(a)

The Committee shall equitably adjust the number and type of shares of Common Stock issuable on exercise of the options evidenced hereby, as well as the Option Price, to reflect any increase or decrease in the number or change in the character of issued shares of Common Stock resulting from a stock-split, reverse stock-split, stock dividend, extraordinary dividend (as determined by the Committee in its sole discretion) whether such dividend is payable in cash, other property or a combination of both, combination, recapitalization or reclassification of the shares of Common Stock, merger, consolidation, change in organization form, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt or payment of consideration by the Company. In the event of any such transaction or event, the Committee shall make such adjustments as necessary to preserve the benefits or potential benefits of the options evidenced hereby and may provide in substitution for the options evidenced hereby such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the option evidenced hereby. In any case, such substitution of cash or securities shall not require the consent of the Grantee. Except as expressly provided herein, if the Company issues for consideration shares of equity securities of any class or securities convertible into shares of equity securities of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of shares of Common Stock issuable on exercise of options evidenced hereby.

(b)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts one or more equity compensation plans for directors, officers or employees of the Company that, when combined with options granted to Julie Rice and Elizabeth Cutler (without double counting), provides for the grant of options or awards covering more than 176,471 shares of Common Stock or their equivalent, the number of shares of Common Stock subject to the options evidenced hereby shall be increased by a factor equal to the ratio of:

(i)	the sum of:

(A)	the number of shares of Common Stock outstanding immediately following the Grant Date,

(B)	the number of shares of Common Stock subject to option agreements between the Company and Julie Rice and Elizabeth Cutler, and

(C)	the number of shares of Common Stock reserved for issuance in connection with such stock options plan or plans (without double counting of shares included under clause (B) above), to

(ii)	1, 176,471 shares of Common Stock, and:

the Option Price shall be decreased by a factor that is the reciprocal of the foregoing factor. The numbers in this section 9(b) shall be appropriately adjusted by the Committee to reflect any stock-split, reverse stock-split, stock dividend or other change in the number of character of the shares of Common Stock.

(c)	In the event that the Company, at any time prior to the earlier of the closing of a Public Offering and December 31, 2016, adopts a stock option plan for employees of the Company that provides for the grant of options to purchase shares of Common Stock on terms more favorable to the holders of such options than the terms of this agreement are to the Grantee (other than Option Price, the number of shares of Common Stock issuable on exercise of options evidenced hereby, the Grant Date or the Stated Expiration Date), the Company shall offer to amend this agreement to change the terms of this agreement so as to make the terms of this agreement correspond to the terms of options granted under such stock option plan.

10.	Relationship to other benefits. Neither the grant of the options evidenced hereby nor any value received by the Grantee pursuant to this agreement shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.	No shareholder rights. Neither the Grantee nor any transferee or beneficiary of the Grantee shall have any rights as a shareholder of the Company with respect to any shares of Common Stock issuable on exercise of options evidenced hereby until the effective date (as set forth in Section 6(d) hereof) of the exercise by the Grantee or such transferee, or beneficiary in accordance with the terms of this agreement. Prior to such effective date, the Grantee shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the shares of Common Stock issuable on exercise of options evidenced hereby. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the effective date of the exercise of options represented hereby, except as otherwise specifically provided for herein.

12.	Miscellaneous.

(a)	Notices. All notices and other communications required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, at the following addresses or to such other address as the Company or the Grantee, shall specify by notice to the others:

(i)	if to the Company, to it at:

SoulCycle Holdings, LLC

103 Warren Street

New York, New York 10007

Fax:

Telephone: (212) 406-1300

Attention: Elizabeth Cutler and Julie Rice

with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (212) 774-6333

Attention: Harvey Spevak

and with a copy of written notices to:

Equinox Holdings, Inc.

895 Broadway

New York, New York 10003

Fax: (212) 780-9769

Telephone: (646) 871-7463

Attention: Kevin Morris

(ii)	if to the Grantee, to the Grantee at the address set forth on the signature page hereof with a copy of written notices to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas, 18th Floor

New York, New York 10020

Tel: (212) 204.8688

Fax: (973) 597.2507

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third Business Day after the mailing thereof, provided that the party giving such notice or communication shall have attempted to telephone the party or parties to which notice is being given during regular business hours on or before the day such notice or communication is being sent, to advise such party or parties that such notice is being sent.

(b)	No right to employment. Nothing in this agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Company, or to interfere with or limit in any way the right of the Company to terminate such employment at any time, subject to the terms and conditions of the Employment Agreement.

(c)	Binding effect; benefits. This agreement shall be binding upon and inure to the benefit of the parties to this agreement and their respective successors and assigns, including, without limitation, SoulCycle Inc. immediately following the Conversion. Nothing in this agreement, express or implied, is intended or shall be construed to give any person other than the parties to this agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(d)	Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties:

(i)	extend the time for the performance of any of the obligations or other actions of the other parties under this agreement,

(ii)	waive compliance with any of the conditions or covenants of the other parties contained in this agreement and

(iii)	waive or modify performance of any of the obligations of the other parties under this agreement.

Except as provided in the preceding sentence, no action taken pursuant to this agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(e)	Amendment. This agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee and the Company.

(f)	Assignability. Neither this agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee without the prior written consent of the Company.

(g)	Applicable law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD REQUIRE OR PERMIT APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(h)	Section and other headings, etc. The section and other headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(i)	Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Grantee have executed this agreement as of the date first above written.

The Company

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

[Signatures continue on next page]

[Signature Page to Rice 0.5% Option Agreement]

Grantee

Name:	Julie J. Rice
Address:

[Signature Page to Rice 0.5% Option Agreement]

Exhibit M

Registration Rights Agreement

Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the 6th day of April, 2015, by and among SoulCycle Holdings, LLC, a Delaware limited liability company (“SCH”), that will convert into a Delaware corporation pursuant to the Redemption Agreement (as defined herein) (following the conversion, the “Company”), each of the persons (including the Founders (as defined herein) in their capacities as Investors) listed on Schedule A hereto, each of which is referred to in this Agreement as a “Investor” and, solely for purposes of the provisions herein expressly relating to the Founders (as defined herein), the Founders in their capacities as Founders.

RECITALS

WHEREAS, the Company and the Founders are parties to the Redemption Agreement, dated April 6, 2015 (the “Redemption Agreement”), pursuant to which, among things, SCH will convert into the Company upon the filing of a certificate of conversion required thereby; and

WHEREAS, in connection with the transactions contemplated by the Redemption Agreement, the Investors, the Founders and the Company desire to enter into this Agreement, which shall, among other things, govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to the Investors in connection with the transactions contemplated by the Redemption Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 “Class A Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

1.3 “Class B Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

1.4 “Common Stock” means, prior to an IPO shares of Class A Common Stock and Class B Common Stock, and thereasfer, the common stock of the Company (or any successor thereto) as then constituted.

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1.5 “Conversion” means the conversion of SCH into the Company pursuant to a certificate of conversion undertaken in accordance with the Redemption Agreement.

1.6 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance.

1.7 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to an incentive stock, stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration in connection with an exchange offer or a rights offering exclusively to holders of existing securities or otherwise pursuant to a dividend reinvestment plan; (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; (v) a registration on any registration form on which the Company is not permitted to register resales; (vi) a shelf registration under Rule 415 under the Securities Act for the account of the Company; or (vii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12 “Founders” means each of Elizabeth P. Cutler, Irrevocable Trust FBO Lucia Hodges Cutler u/t/d March 20, 2011, the Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011, Julie J. Rice, the Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT and the Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT.

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1.13 “GAAP” means generally accepted accounting principles in the United States.

1.14 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.15 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.16 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.17 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.18 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.19 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.20 “Registrable Securities” means (i) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any securities of the Company, acquired by the Investors or their Permitted Transferees after the date hereof; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 3.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.12 of this Agreement.

1.21 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22 “Restricted Securities” means shares of Common Stock that are Registrable Securities until the earlier to occur of (i) a Form S-1 registration statement or Form S-3 registration statement has been filed and declared effective by the SEC with respect to such Registrable Securities or (ii) such Registrable Securities may be sold without restriction under SEC Rule 144.

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1.23 “SCH” means SoulCycle Holdings, LLC, a Delaware limited liability company and predecessor of the Company prior to the Conversion.

1.24 “SEC” means the Securities and Exchange Commission.

1.25 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.26 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.27 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.28 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any

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event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental or disadvantageous to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, divestiture, financing, corporate reorganization, or other similar transaction or the unavailability for reasons beyond the Company’s reasonable control of any required financial statements or any other event or condition of similar significance to the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act to permit use of such registration statement (a “Blackout Determination”), then the Company shall have the right to defer taking action with respect to such filing, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration. In addition, in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis as contemplated by Section 2.5(a), upon written notice from the Company of a Blackout Determination, such Holders shall suspend sales of the Registrable Securities pursuant to such registration statement until the earlier of (x) the date upon which such material information is disclosed to the public or ceases to be material (or the Company otherwise complies with applicable requirements of the Securities Act and the Exchange Act), (y) thirty (30) days after the Board made such good faith determination, unless resuming use of the registration statement is then prohibited by applicable rules or published interpretations of the SEC, or (z) such time as the Company notifies such Holders that sales pursuant to such registration statement may be resumed (the number of days from the day of such suspension of sales of the Holders until day when such sales may be resumed hereunder is hereinafter called a “Sales Blackout Period”). The Company shall use commercially reasonable efforts to minimize any Sales Blackout Period. If there is Blackout Determination, the period set forth in Section 2.5(a) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose

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of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing its good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.2, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such

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other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

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2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to an additional one hundred twenty (120) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

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(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective pursuant to this Section 2, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act subject to the terms and conditions set forth in such policy.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $25,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any

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of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; any underwriter (as defined in the Securities Act) of Registrable Securities covered by the registration statement; and each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of Section 15 of the Securities Act, any underwriter (as defined in the Securities Act) of Registrable Securities covered by the registration statement, any other Holder selling securities in such registration statement, and each Person, if any, who controls such underwriter or other Holder within the meaning of Section 15 of the Securities Act, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way

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of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(d), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

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(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the consent of each of the Founders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow

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such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided, that the foregoing shall not in any manner apply to any agreement providing rights to registration that the Company shall enter into with Equinox Holdings, Inc. and its direct and indirect owners and any Affiliate of the foregoing as long as such agreement provides for the Holders to participate in any demand registration and, as applicable any underwriting, subject to any customary cut back provisions (which shall be pro rata and shall not otherwise provide for disparate treatment of the Holders) in the case of an underwriting.

2.11 Restrictions on Transfer.

(a) The Restricted Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in Subsection 2.11(c), which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of Restricted Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in Subsection 2.11(c).

(b) Each certificate, instrument, or book entry representing the Restricted Securities and any other securities issued in respect of such Restricted Securities, upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.11.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Subsection 2.11. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale,

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pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (as determined by such Holder) (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate or Permitted Transferee of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.11. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.11(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.12 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earlier to occur of:

(a) such date on or after the closing of the Company’s IPO when such Holder’s Registrable Securities could be sold without restriction under SEC Rule 144; and

(b) the fifth (5th) anniversary of the IPO, as defined in the certificate of incorporation of the Company in effect upon the Conversion.

2.13 Market Stand-Off Agreement. Each Holder agrees that, in connection with any public offering of the Company’s Common Stock or other equity securities, and upon the request of any managing underwriter in such offering, such Holder shall not, without the prior written consent of such managing underwriter, sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Common Stock or equity securities of the Company held by such Holder (other than those included in the registration statement) during the period commencing on the date of the final prospectus for the public offering filed under the Securities Act and ending on the date specified by the managing underwriter (such period not to exceed one hundred eighty (180) days following the effective date of the registration statement plus such additional period up to thirty-five (35) days as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (A) the publication or other distribution of research reports and (B) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor

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provisions or amendments thereto). The foregoing provisions of this Subsection 2.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all executive officers, directors and key employees of the Company and holders of at least five percent (5%) of the Company’s voting securities (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or preferred stock, as if exercised or converted) are bound by and have entered into similar agreements. The obligations described in this Subsection 2.13 shall not apply to a registration statement relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.11 hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters as reasonably requested in customary form to the extent consistent with or necessary to give further effect to the provisions of this Subsection 2.13. Any early release from, or discretionary waiver or termination of, the lock-up period contained herein and in any such agreement with the underwriters, as applicable, by the Company or the managing underwriters shall be apportioned pro rata among all securityholders bound by the lock-up period.

3. Miscellaneous.

3.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a member or equity holder of a Holder; (iii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iv) after such transfer, holds at least fifty percent (50%) of such Holder’s shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations) (collectively, “Permitted Transferees”); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.13. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, member, equity holder or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in

15

this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2 Governing Law. To the extent that the General Corporation Law of the State of Delaware (the “DGCL”) purports to apply to this Agreement, the DGCL shall apply. In all other cases, this Agreement and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict or choice of law principles thereof. For all matters arising directly or indirectly from this Agreement (“Agreement Matters”), each of the parties hereto hereby (i) irrevocably consents and submits to the sole exclusive jurisdiction of the United States District Court for the Southern District of New York and any state court in the State of New York that is located in New York County (and of the appropriate appellate courts from any of the foregoing) in connection with any legal action, lawsuit, arbitration, mediation, or other legal or quasi legal proceeding (“Proceeding”) directly or indirectly arising out of or relating to any Agreement Matter; provided that a party to this Agreement shall be entitled to enforce an order or judgment of any such court in any United States or foreign court having jurisdiction over the other party, (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) irrevocably waives, to the fullest extent permitted by law, any right to a trial by jury in connection with a Proceeding, (v) agrees not to commence any Proceeding other than in such courts, and (vi) agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice as set forth in herein.

3.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on

16

Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 3.5. If notice is given to the Founders, a copy (which shall not constitute notice) shall also be sent to Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, NY 10020, Attn: Steven E. Siesser, Esq.

3.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of (a) the Company, (b) the holders of at least a majority of the Registrable Securities then outstanding and (c) the Founders; provided that the Company may in its sole discretion waive compliance with Subsection 2.11(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.11(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7 Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

3.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates or other Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons and Permitted Transferees may apportion such rights as among themselves in any manner they deem appropriate.

3.9 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

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3.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

[Signatures continue on next page]

[Signature Page to Registration Rights Agreement]

INVESTORS:

Elizabeth P. Cutler

Irrevocable Trust FBO Lucia Hodges Cutler u/t/d
March 20, 2011

By:
Name:	Allen B. Cutler
Title:	Trustee

Irrevocable Trust FBO Nina Plamondon Cutler u/t/d March 20, 2011

By:
Name:	Allen B. Cutler
Title:	Trustee

Julie J. Rice

Trust F/B/O Parker R. Rice under Julie J. Rice 2011 GRAT

By:
Name:	Spencer Rice
Title:	Trustee

Trust F/B/O Phoebe Rice under Julie J. Rice 2011 GRAT

By:
Name:	Spencer Rice
Title:	Trustee

[Signature Page to Registration Rights Agreement]

SoulCycle Management, LLC

By:
Name:	Elizabeth Cutler
Title:	Manager

By:
Name:	Julie Rice
Title:	Manager

[Signature Page to Registration Rights Agreement]

SCHEDULE A

INVESTORS

Name/Address	Shares Held
Elizabeth Cutler With a copy to (which shall not constitute notice): Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Attention: Steven E. Siesser Email: ssiesser@lowenstein.com	7,600 shares of Class A Common Stock

Irrevocable Trust FBO Lucia Hodges Cutler u/t/d

March 20, 2011

With a copy to (which shall not constitute notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser

Email: ssiesser@lowenstein.com

1,200 Class A Common Stock

Name/Address	Shares Held

Irrevocable Trust FBO Nina Plamondon Cutler

u/t/d March 20, 2011

With a copy to (which shall not constitute notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser

Email: ssiesser@lowenstein.com

1,200 Class A Common Stock

Julie Rice With a copy to (which shall not constitute notice): Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Attention: Steven E. Siesser Email: ssiesser@lowenstein.com	9,200 shares of Class A Common Stock

Trust F/B/O Parker R. Rice under Julie J. Rice

2011 GRAT

With a copy to (which shall not constitute notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser

Email: ssiesser@lowenstein.com

400 shares of Class A Common Stock

Name/Address	Shares Held

Trust F/B/O Phoebe Rice under Julie J. Rice 2011

GRAT

With a copy to (which shall not constitute notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser

Email: ssiesser@lowenstein.com

400 shares of Class A Common Stock

SoulCycle Management, LLC

And

SoulCycle Management, LLC

With a copy to (which shall not constitute notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser

Email: ssiesser@lowenstein.com

10,000 shares of Class B Common Stock

TOTAL	30,000

Exhibit N

Cole Restricted Stock Grant Agreement

FINAL COPY

SoulCycle Holdings, LLC

SoulCycle Management, LLC

[            ], 2015

Laurie Cole

Dear Ms. Cole:

We refer to the membership interests previously granted to you in SoulCycle Management, LLC, a Delaware limited liability company (the “Management LLC”). Management LLC currently is a member in SoulCycle Holdings, LLC, a Delaware limited liability company (“SC LLC”), holding the Series C Units in SC LLC. SC LLC intends to convert to a Delaware corporation to be named SoulCycle Inc. (“SC Inc.”), pursuant to section 265 of the Delaware General Corporation Law (the “Conversion”). In connection with the Conversion, the Series C Units in SC LLC held by Management LLC will be converted into shares of Class B Common Stock of SC Inc. and, immediately following the Conversion, Management LLC will dissolve and make a distribution to you of your Restricted Shares (as defined below). Instead of holding your equity interest in SC Inc. through Management LLC, you will become a direct stockholder of SC Inc. and hold your shares directly, subject to the terms and conditions of this letter agreement (this “Equity Incentive Letter”).

As set forth in paragraph (d) below, you agree that your membership interests in Management LLC will be cancelled and void effective upon the Conversion and the transfer to you of your Restricted Shares.

By countersigning and returning a copy of this Equity Incentive Letter, you agree that you shall be bound by all of the terms of the Equity Incentive Letter, including the provisions set forth in Annex A hereto, and that, if at any time you commit a breach of this Equity Incentive Letter, including the provisions of Annex A hereto, you will forfeit all Restricted Shares owned by you at the time of your breach. Except as otherwise provided herein, capitalized terms shall have the meanings ascribed to such terms in Annex B attached hereto.

The specific terms of your Restricted Shares are as follows:

(a) Your Participation in Management LLC. Subject to the vesting requirements of paragraph (b) below, promptly following the effective date of the Conversion and provided that you have been continuously employed by SC LLC (or SC Inc., after the Conversion) or its Subsidiaries or Affiliates from the date hereof through and including the date of the distribution to you under this paragraph (a), you shall receive a distribution of 5,000 shares of Class B Common Stock (the “Restricted Shares”) representing your 50% share of the shares of Class B Common Stock held by Management LLC immediately following the effective date of the

Conversion. You acknowledge and agree that you do not own and are not entitled to any direct or indirect equity interest in SC LLC other than the Class B Units you own in Management LLC and you understand and agree that the number of outstanding shares of Class B Common Stock may be increased from time to time without your consent and that any such increase will result in a decrease in the percentage of the outstanding shares of Class B Common Stock represented by the shares of Class B Common Stock acquired by you hereunder. By way of example, if SC Inc. undertakes a Public Offering, additional shares will be issued, resulting in a decrease in the percentage of outstanding shares of Class B Common Stock owned by you. Of course, no assurance can be given that SC Inc. will pursue or consummate a Public Offering.

(b) Vesting. So long as you remain in continuous active employment or other active service with SC LLC (or SC Inc., after the Conversion) or its Subsidiaries or Affiliates through the applicable date of vesting, your Restricted Shares shall vest as follows: (i) in the event of a Sale Transaction, one hundred percent (100%) of your Restricted Shares shall vest upon such Sale Transaction; or (ii) in the event of a Public Offering, fifty percent (50%) of your Restricted Shares shall vest on the six-month anniversary of the consummation of such Public Offering, and the remaining fifty percent (50%) of your Restricted Shares shall vest on the eighteen-month anniversary of the consummation of such Public Offering; provided that in the event a Sale Transaction or Public Offering has not occurred on or before the seventh anniversary of the Conversion, the Restricted Shares shall lapse and be forfeited (without any further payment to you). Restricted Shares that have vested in accordance with this paragraph (b) are referred to as “Vested Shares” and Restricted Shares that have not vested in accordance with this paragraph (b) are referred to as “Unvested Shares”.

(c) Forfeiture. Upon the termination of your employment or other service with SC LLC (or SC Inc., after the Conversion) or its Subsidiaries or Affiliates for any reason (including, without limitation, by reason of death or your becoming Disabled) or no reason, all Restricted Shares then owned by you, whether Unvested Shares or Vested Shares, shall be forfeited (without the payment of any consideration to you) effective as of the date on which your termination occurs. In the event any of your Restricted Shares are forfeited for any reason (whether or not such forfeiture is pursuant to this paragraph (c)), 50% of such forfeited Restricted Shares shall be automatically transferred to each of Rice and Cutler (the “Reversion”) and you hereby irrevocably authorize SC Inc. to, and SC Inc. shall, cause the certificates representing any such forfeited Restricted Shares registered in your name to be cancelled and certificates representing 50% of such forfeited Restricted Shares to be issued in the names of each of Rice and Cutler. For avoidance of doubt, Restricted Shares transferred pursuant to the Reversion shall not be subject to the terms and conditions of this Equity Incentive Letter, and shall be vested and non-forfeitable with respect to Rice and Cutler, as applicable, as of the date of the Reversion. Rice and Cutler are express third-party beneficiaries of this Equity Incentive Letter, including without limitation the release described in paragraph (a) of Annex A hereto. Each of Cutler and Rice shall, for all purposes, be deemed stockholders of record on the date of the Reversion with respect to the Restricted Shares transferrable to them under this paragraph, and SC Inc. shall take all reasonable steps necessary to effectuate such transfer.

(d) Cancellation of Membership Interests. You acknowledge and agree that the distribution to you of Restricted Shares hereunder is in lieu of, and to replace, your membership interests in Management LLC. By signing this Agreement, you agree that, upon the effectiveness of this Equity Incentive Letter pursuant to paragraph (f) hereof, any and all such membership interests shall be cancelled and forfeited, and shall be null, void and without any legal force or effect. You acknowledge and agree that this grant of the Restricted Shares is good and valuable and sufficient consideration for the cancellation of any and all such membership interests in Management LLC. You further agree to the dissolution of Management LLC and the liquidation thereof, as described herein.

(e) Non-Transferable. You may not sell, transfer, assign, pledge, grant a security interest in or otherwise dispose of or encumber (“Transfer”) all or any portion of your Unvested Shares without the written consent of the Board of Directors of SC Inc. (the “Board”), which consent may be granted or withheld in the sole discretion of the Board, and any purported Transfer made without such consent shall be void ab initio. You may Transfer all or any portion of your Vested Shares provided that any Transfer shall be made in compliance with applicable federal and state securities laws.

(f) Effective Date. You agree as follows: (i) this Equity Incentive Letter has been executed and delivered by the parties hereto as of the date hereof; (b) this Agreement will become effective on the later to occur of (i) the effective date of the Conversion and (ii) the date as of which all of the parties hereto have executed and delivered this Equity Incentive Letter; and (iii) this Equity Incentive Letter will terminate and be of no further force or effect if the Conversion has not occurred by May 21, 2015 (or such later date as may be agreed by Cutler, Rice and SC LLC).

You acknowledge and agree that you have had an opportunity to consult, and you have consulted, to the extent so desired, with financial, legal and tax advisors of your own selection with respect to the Restricted Shares and the terms of this Equity Incentive Letter. You further acknowledge and agree that you have not received and are not relying on Cutler, Rice, SC LLC, SC Inc., Management LLC or any of their Subsidiaries or Affiliates for any such advice. You shall not have any right to be retained in the employ or engagement of SC LLC, SC Inc. or any of their respective Subsidiaries, and nothing in this Equity Incentive Letter shall interfere in any way with the right of your employer or service recipient to terminate your employment or other services at any time for any reason. This Equity Incentive Letter shall be binding upon and inure to the benefit of the parties to this agreement and their respective successors and assigns, including, without limitation, SC Inc. immediately following the Conversion.

This Equity Incentive Letter shall be governed by and construed in accordance with, the law of the State of Delaware, without regard to principles of conflicts of law. All matters arising hereunder shall only be heard in the federal and state courts located in the State of Delaware or the State of New York, County of New York. You consent to the non-exclusive personal jurisdiction of each such court. You hereby agree to waive the right to a jury trial in any dispute under this Equity Incentive Letter or any of the agreements referenced herein. This Equity Incentive Letter shall not be amended or modified in any respect except by a writing signed by you on the one hand, and SC LLC or SC Inc., as the case may be, on the other hand, and such writing and this Equity Incentive Letter may be signed in separate counterpart copies, including facsimile or other electronically transmitted counterpart copies, but such copies taken together shall constitute one and the same instrument.

[Signature Page Follows]

Please indicate that the above accurately reflects our understanding by signing this Equity Incentive Letter in the space provided for your signature below and returning a copy of this Equity Incentive Letter to the undersigned party.

Very truly yours,

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

SoulCycle Management, LLC

By:
Name:	Elizabeth Cutler
Title:	Manager

By:
Name:	Julie Rice
Title:	Manager

Accepted and agreed in all respects:

Laurie Cole

[Signature Page to Cole Restricted Shares Equity Incentive Letter]

Annex A

(a) Release. Notwithstanding anything in this Equity Incentive Letter to the contrary, in no event shall any of your Restricted Shares become Vested Shares unless and until you deliver to SC Inc. a release, in form and substance reasonably satisfactory to SC Inc., under which you release and discharge SC Inc., the shareholders of SC Inc., the Subsidiaries of SC Inc., and each of their respective Affiliates, and their respective officers, directors, managers, employees and agents, from any claim or cause of action of any kind, including, but not limited to, any claim or cause of action arising out of your employment or the termination of your employment with SC Inc. or any Subsidiary of SC Inc., but excluding claims and causes of action relating to (i) any obligation of SC Inc. to make payments or provide benefits after termination of employment or retention pursuant to any Separate Agreement or (ii) SC Inc.’s compliance with the terms hereof.

(b) Non-Competition. Except as otherwise provided in your Separate Agreement, if any (in which event such Separate Agreement, if any, shall control in all respects), you acknowledge that SC Inc. would not have issued to you the Restricted Shares but for the covenants contained in this Annex A (the “Restrictive Covenants”), which are made by you for the benefit of SC Inc. and the Subsidiaries of SC Inc. and each of their respective Affiliates. Accordingly, you agree that the Restrictive Covenants shall apply to you as provided below (except as otherwise expressly set forth above):

(i) For the period (the “Restricted Period”) beginning on the date hereof and ending on the later to occur of (A) the first anniversary of the date on which your employment with SC LLC (or SC Inc., after the Conversion) or any Subsidiary thereof is terminated or ceases to exist for any reason, and (B) the second anniversary of the date on which any portion of the Restricted Shares first vests, you covenant and agree not to, directly or indirectly, conduct, manage, operate, engage in or have an ownership interest in any business or enterprise (other than the parties described in paragraph (a) of this Annex A for whom these Restrictive Covenants are expressly intended to benefit) engaged in the management and/or operation of any form of in-premises fitness-related training or classes other than full-service health clubs and/or gyms; provided, however, that you may own, directly or indirectly, solely as a passive investment, securities of any Person if you are not a controlling person of, or a member of a group that controls, such Person, and does not, directly or indirectly, own two percent (2%) or more of any class of securities of such Person.

(ii) During the Restricted Period, you shall not, directly or indirectly, (A) solicit or encourage any employee, officer, or director of SC Inc. or any Subsidiaries of SC Inc. or any of their respective Affiliates, to leave the employment thereby; or (B) hire any employee or former employee or any officer or director of SC Inc., any Subsidiaries of SC Inc. or any of their respective Affiliates.

(iii) During the Restricted Period, you shall not, directly or indirectly, solicit or encourage any Person who is a supplier, customer, client, distributor, or advertiser of the SC Inc., any Subsidiaries of SC Inc. or any of their respective Affiliates to discontinue such Person’s business relationship with the SC Inc., any Subsidiaries of SC Inc. or any of their respective Affiliates, as the case may be.

(iv) The provisions of this paragraph (b) may be assigned by SC Inc. to the purchaser or other acquirer of SC Inc. or its assets or business (in which event the provisions of this paragraph (b) shall continue to be binding upon you and shall be enforceable by the purchaser or other acquirer).

(v) You acknowledge that (a) you have had an opportunity to seek advice of counsel in connection with all of the provisions of this Equity Incentive Letter including, without limitation, the Restrictive Covenants contained herein; (b) the Restrictive Covenants are reasonable in scope and in all other respects; (c) any violation of the Restrictive Covenants will result in irreparable injury to the SC Inc., any Subsidiaries of SC Inc. and any of their respective Affiliates, as applicable; (d) money damages would not be an adequate remedy to SC Inc., any Subsidiaries of SC Inc. and any of their respective Affiliates, as applicable, in the event of a breach or threatened breach of any of the Restrictive Covenants by you; and (e) specific performance in the form of injunctive relief would be an appropriate remedy in such case for SC Inc., any Subsidiaries of SC Inc. and any of their respective Affiliates, as applicable. If you breach or threaten to breach a Restrictive Covenant, SC Inc., any Subsidiaries of SC Inc. and any of their respective Affiliates, as applicable, shall be entitled, in addition to all other remedies, to an injunction restraining any such breach, without any bond or other security being required and without the necessity of showing actual damages.

(c) Confidentiality. The terms and conditions hereof and the discussions between the parties will be confidential information and will not be disclosed to any third party by any means, including press releases or any kind of news communication, without the consent of SC LLC, SC Inc. or any of their Subsidiaries or Affiliates; provided, however, you may disclose the terms and conditions hereof to your legal, financial and tax advisors.

(d) Responsibility for taxes; withholding.

(i) You agree that you shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you (including any taxes and penalties arising under section 409A of the Code) as a result of your receipt and the vesting of Restricted Shares hereunder, and neither SC LLC, SC Inc., Management LLC, Cutler, Rice nor any of their Affiliates nor any of their respective employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold you harmless from any or all of such taxes.

(ii) Notwithstanding any other provision hereof, concurrently with any income tax recognition event by you in respect of your Restricted Shares, you shall pay to SC Inc. an amount in cash equal to the amount of the minimum statutory withholding or your share of other taxes payable by SC Inc. with respect to such income tax recognition event. To the extent that you fail to pay such amount to SC Inc., SC Inc. shall be entitled to, and you hereby irrevocably authorize SC Inc. to, and SC Inc. shall, cause the certificates representing a number of Restricted Shares registered in your name having a then fair market value equal to the amount (not to exceed the minimum statutory withholding amounts) you so failed to pay to SC Inc. to be cancelled and to be reissued to SC Inc. as treasury shares.

(iii) If and to the extent that SC Inc. shall be required to and does withhold any amount in respect of any such income tax recognition event any amounts owed to you by SC Inc. or any of its Affiliates, you shall be deemed for all purposes hereof to have received a payment from SC Inc. as of the time of such withholding or the time tax is required to be paid, as applicable. To the extent that the aggregate amount that SC Inc. is so required to withhold for any period exceeds the amount of any payments to which you are entitled for that period, you shall make a prompt payment to SC Inc. of the amount of such excess.

(iv) You shall, to the fullest extent permitted by applicable law, indemnify and hold harmless SC Inc. and each Person who is or who is deemed to be the responsible withholding agent for SC Inc. for federal, state or local income tax purposes against all claims, liabilities and expenses of any kind (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result solely from such Person’s fraud, willful misfeasance or gross negligence) relating to such Person’s obligation to withhold and to pay over, or otherwise pay, any withholding or your share of other taxes payable by the Company in respect of your Restricted Shares.

(e) All calculations and distributions made pursuant to this Equity Incentive Letter shall be made by SC LLC (or SC Inc., after the Conversion) in good faith and shall be final and binding on all parties.

Annex B

1. Definitions. The following terms when used herein have their indicated meanings.

(a) “Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; “Affiliate” shall also include, in the case of a natural person, any trust for the benefit of such person or such person’s family members.

(b) “Class B Common Stock” means:

(i) prior to a Public Offering, the Class B common stock, par value $0.01 per share, of SC Inc., and

(ii) thereafter, the common stock of SC Inc. as then constituted.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the provisions of succeeding law.

(d) “Cutler” means Elizabeth P. Cutler, an individual.

(e) “Disabled,” shall mean that you are physically or mentally incapacitated so as to render you incapable of performing the essential functions of your job and such incapacity cannot be reasonably accommodated by your employer without undue hardship, and such incapacity continues for more than one hundred twenty (120) days in any twelve (12) consecutive month period, or for more than ninety (90) consecutive days.

(f) “Person” means an individual, corporation, association, partnership, joint venture, limited liability company, estate, trust or any other legal entity, and the term “natural person” shall mean an individual.

(g) “Public Offering” means any primary or secondary public offering of any securities of SC Inc. or any successor thereto pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, that results in the listing of a class of equity securities of SC Inc. on the New York Stock Exchange or other national securities exchange or quotation system in the United States.

(h) “Rice” means Julie J. Rice, an individual.

(i) “Sale Transaction” means the occurrence of any distribution or dividend from SC Inc. with respect to shares of Class B Common Stock or the receipt by SC Inc. of any proceeds from the sale of shares of Class B Common Stock held by SC Inc.

(j) “Securities Act” means the Securities Act of 1933, as amended.

(k) “Separate Agreement” means the following agreements: (i) Employment Agreement, dated March 1, 2010, by and between Laurie Cole and SoulCycle LLC; (ii) Equity

Grant Letter, dated May 23, 2011, by and between Laurie Cole and Management LLC; (iii) Exchange Agreement, dated May 23, 2011, by and between Laurie Cole, Elizabeth P. Cutler, Julie J. Rice and SC LLC; (iv) Salary Review Letter, dated May 23, 2011, by and between Laurie Cole and SoulCycle LLC; (v) Limited Liability Company Agreement of Management LLC dated as of May 23, 2011; and (vi) this Equity Incentive Letter. You hereby (i) acknowledge and agree that you are not a party to any written or enforceable oral agreement with SC LLC or any of its Subsidiaries other than those listed in the preceding sentence (which, for the avoidance of doubt are not intended to include employee benefit plans maintained for the benefit of employees of SC LLC in which you participate) and (ii) relinquish and waive all rights under any agreement with SC LLC or any of its Subsidiaries not listed in the preceding sentence (excluding, for the avoidance of doubt, any employee benefit plans maintained for the benefit of employees of SC LLC or its Affiliates in which she participates).

(l) “Subsidiary” means any corporation, limited liability company, partnership, joint venture or other legal entity of which any Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the capital stock, voting securities or ownership of equity interests, or the ability, whether through equity ownership, voting rights, contract or otherwise, to control, direct or cause the direction of the management or policies of such Person.

Exhibit O

Griffith Restricted Stock Grant Agreement

FINAL COPY

SoulCycle Holdings, LLC

SoulCycle Management, LLC

[            ], 2015

Stacey Griffith

Dear Ms. Griffith:

We refer to the membership interests previously granted to you in SoulCycle Management, LLC, a Delaware limited liability company (the “Management LLC”). Management LLC currently is a member in SoulCycle Holdings, LLC, a Delaware limited liability company (“SC LLC”), holding the Series C Units in SC LLC. SC LLC intends to convert to a Delaware corporation to be named SoulCycle Inc. (“SC Inc.”), pursuant to section 265 of the Delaware General Corporation Law (the “Conversion”). In connection with the Conversion, the Series C Units in SC LLC held by Management LLC will be converted into shares of Class B Common Stock of SC Inc. and, immediately following the Conversion, Management LLC will dissolve and make a distribution to you of your Restricted Shares (as defined below). Instead of holding your equity interest in SC Inc. through Management LLC, you will become a direct stockholder of SC Inc. and hold your shares directly, subject to the terms and conditions of this letter agreement (this “Equity Incentive Letter”).

As set forth in paragraph (d) below, you agree that your membership interests in Management LLC will be cancelled and void effective upon the Conversion and the transfer to you of your Restricted Shares.

By countersigning and returning a copy of this Equity Incentive Letter, you agree that you shall be bound by all of the terms of the Equity Incentive Letter, including the provisions set forth in Annex A hereto, and that, if at any time you commit a breach of this Equity Incentive Letter, including the provisions of Annex A hereto, you will forfeit all Restricted Shares owned by you at the time of your breach. Except as otherwise provided herein, capitalized terms shall have the meanings ascribed to such terms in Annex B attached hereto.

The specific terms of your Restricted Shares are as follows:

(a) Your Participation in Management LLC. Subject to the vesting requirements of paragraph (b) below, promptly following the effective date of the Conversion and provided that you have been continuously employed by SC LLC (or SC Inc., after the Conversion) or its Subsidiaries or Affiliates from the date hereof through and including the date of the distribution to you under this paragraph (a), you shall receive a distribution of 5,000 shares of Class B Common Stock (the “Restricted Shares”) representing your 50% share of the shares of Class B Common Stock held by Management LLC immediately following the effective date of the

Conversion. You acknowledge and agree that you do not own and are not entitled to any direct or indirect equity interest in SC LLC other than the Class B Units you own in Management LLC and you understand and agree that the number of outstanding shares of Class B Common Stock may be increased from time to time without your consent and that any such increase will result in a decrease in the percentage of the outstanding shares of Class B Common Stock represented by the shares of Class B Common Stock acquired by you hereunder. By way of example, if SC Inc. undertakes a Public Offering, additional shares will be issued, resulting in a decrease in the percentage of outstanding shares of Class B Common Stock owned by you. Of course, no assurance can be given that SC Inc. will pursue or consummate a Public Offering.

(b) Vesting. So long as you remain in continuous active employment or other active service with SC LLC (or SC Inc., after the Conversion) or its Subsidiaries or Affiliates through the applicable date of vesting, your Restricted Shares shall vest as follows: (i) in the event of a Sale Transaction, one hundred percent (100%) of your Restricted Shares shall vest upon such Sale Transaction; or (ii) in the event of a Public Offering, fifty percent (50%) of your Restricted Shares shall vest on the six-month anniversary of the consummation of such Public Offering, and the remaining fifty percent (50%) of your Restricted Shares shall vest on the eighteen-month anniversary of the consummation of such Public Offering; provided that in the event a Sale Transaction or Public Offering has not occurred on or before the seventh anniversary of the Conversion, the Restricted Shares shall lapse and be forfeited (without any further payment to you). Restricted Shares that have vested in accordance with this paragraph (b) are referred to as “Vested Shares” and Restricted Shares that have not vested in accordance with this paragraph (b) are referred to as “Unvested Shares”.

(c) Forfeiture. Upon the termination of your employment or other service with SC LLC (or SC Inc., after the Conversion) or its Subsidiaries or Affiliates for any reason (including, without limitation, by reason of death or your becoming Disabled) or no reason, all Restricted Shares then owned by you, whether Unvested Shares or Vested Shares, shall be forfeited (without the payment of any consideration to you) effective as of the date on which your termination occurs. In the event any of your Restricted Shares are forfeited for any reason (whether or not such forfeiture is pursuant to this paragraph (c)), 50% of such forfeited Restricted Shares shall be automatically transferred to each of Rice and Cutler (the “Reversion”) and you hereby irrevocably authorize SC Inc. to, and SC Inc. shall, cause the certificates representing any such forfeited Restricted Shares registered in your name to be cancelled and certificates representing 50% of such forfeited Restricted Shares to be issued in the names of each of Rice and Cutler. For avoidance of doubt, Restricted Shares transferred pursuant to the Reversion shall not be subject to the terms and conditions of this Equity Incentive Letter, and shall be vested and non-forfeitable with respect to Rice and Cutler, as applicable, as of the date of the Reversion. Rice and Cutler are express third-party beneficiaries of this Equity Incentive Letter, including without limitation the release described in paragraph (a) of Annex A hereto. Each of Cutler and Rice shall, for all purposes, be deemed stockholders of record on the date of the Reversion with respect to the Restricted Shares transferrable to them under this paragraph, and SC Inc. shall take all reasonable steps necessary to effectuate such transfer.

(d) Cancellation of Membership Interests. You acknowledge and agree that the distribution to you of Restricted Shares hereunder is in lieu of, and to replace, your membership interests in Management LLC. By signing this Agreement, you agree that, upon the effectiveness of this Equity Incentive Letter pursuant to paragraph (f) hereof, any and all such membership interests shall be cancelled and forfeited, and shall be null, void and without any legal force or effect. You acknowledge and agree that this grant of the Restricted Shares is good and valuable and sufficient consideration for the cancellation of any and all such membership interests in Management LLC. You further agree to the dissolution of Management LLC and the liquidation thereof, as described herein.

(e) Non-Transferable. You may not sell, transfer, assign, pledge, grant a security interest in or otherwise dispose of or encumber (“Transfer”) all or any portion of your Unvested Shares without the written consent of the Board of Directors of SC Inc. (the “Board”), which consent may be granted or withheld in the sole discretion of the Board, and any purported Transfer made without such consent shall be void ab initio. You may Transfer all or any portion of your Vested Shares provided that any Transfer shall be made in compliance with applicable federal and state securities laws.

(f) Effective Date. You agree as follows: (i) this Equity Incentive Letter has been executed and delivered by the parties hereto as of the date hereof; (b) this Agreement will become effective on the later to occur of (i) the effective date of the Conversion and (ii) the date as of which all of the parties hereto have executed and delivered this Equity Incentive Letter; and (iii) this Equity Incentive Letter will terminate and be of no further force or effect if the Conversion has not occurred by May 21, 2015 (or such later date as may be agreed by Cutler, Rice and SC LLC).

You acknowledge and agree that you have had an opportunity to consult, and you have consulted, to the extent so desired, with financial, legal and tax advisors of your own selection with respect to the Restricted Shares and the terms of this Equity Incentive Letter. You further acknowledge and agree that you have not received and are not relying on Cutler, Rice, SC LLC, SC Inc., Management LLC or any of their Subsidiaries or Affiliates for any such advice. You shall not have any right to be retained in the employ or engagement of SC LLC, SC Inc. or any of their respective Subsidiaries, and nothing in this Equity Incentive Letter shall interfere in any way with the right of your employer or service recipient to terminate your employment or other services at any time for any reason. This Equity Incentive Letter shall be binding upon and inure to the benefit of the parties to this agreement and their respective successors and assigns, including, without limitation, SC Inc. immediately following the Conversion.

This Equity Incentive Letter shall be governed by and construed in accordance with, the law of the State of Delaware, without regard to principles of conflicts of law. All matters arising hereunder shall only be heard in the federal and state courts located in the State of Delaware or the State of New York, County of New York. You consent to the non-exclusive personal jurisdiction of each such court. You hereby agree to waive the right to a jury trial in any dispute under this Equity Incentive Letter or any of the agreements referenced herein. This Equity Incentive Letter shall not be amended or modified in any respect except by a writing signed by you on the one hand, and SC LLC or SC Inc., as the case may be, on the other hand, and such writing and this Equity Incentive Letter may be signed in separate counterpart copies, including facsimile or other electronically transmitted counterpart copies, but such copies taken together shall constitute one and the same instrument.

[Signature Page Follows]

Please indicate that the above accurately reflects our understanding by signing this Equity Incentive Letter in the space provided for your signature below and returning a copy of this Equity Incentive Letter to the undersigned party.

Very truly yours,

SoulCycle Holdings, LLC, on behalf of itself and its successor by conversion, SoulCycle Inc.

By:
Name:	Larry Segall
Title:	Executive Vice President and Chief Financial Officer

SoulCycle Management, LLC

By:
Name:	Elizabeth Cutler
Title:	Manager

By:
Name:	Julie Rice
Title:	Manager

Accepted and agreed in all respects:

Stacey Griffith

[Signature Page to Griffith Restricted Shares Equity Incentive Letter]

Annex A

(a) Release. Notwithstanding anything in this Equity Incentive Letter to the contrary, in no event shall any of your Restricted Shares become Vested Shares unless and until you deliver to SC Inc. a release, in form and substance reasonably satisfactory to SC Inc., under which you release and discharge SC Inc., the shareholders of SC Inc., the Subsidiaries of SC Inc., and each of their respective Affiliates, and their respective officers, directors, managers, employees and agents, from any claim or cause of action of any kind, including, but not limited to, any claim or cause of action arising out of your employment or the termination of your employment with SC Inc. or any Subsidiary of SC Inc., but excluding claims and causes of action relating to (i) any obligation of SC Inc. to make payments or provide benefits after termination of employment or retention pursuant to any Separate Agreement or (ii) SC Inc.’s compliance with the terms hereof.

(b) Non-Competition. Except as otherwise provided in your Separate Agreement, if any (in which event such Separate Agreement, if any, shall control in all respects), you acknowledge that SC Inc. would not have issued to you the Restricted Shares but for the covenants contained in this Annex A (the “Restrictive Covenants”), which are made by you for the benefit of SC Inc. and the Subsidiaries of SC Inc. and each of their respective Affiliates. Accordingly, you agree that the Restrictive Covenants shall apply to you as provided below (except as otherwise expressly set forth above):

(i) For the period (the “Restricted Period”) beginning on the date hereof and ending on the later to occur of (A) the first anniversary of the date on which your employment with SC LLC (or SC Inc., after the Conversion) or any Subsidiary thereof is terminated or ceases to exist for any reason, and (B) the second anniversary of the date on which any portion of the Restricted Shares first vests, you covenant and agree not to, directly or indirectly, conduct, manage, operate, engage in or have an ownership interest in any business or enterprise (other than the parties described in paragraph (a) of this Annex A for whom these Restrictive Covenants are expressly intended to benefit) engaged in the management and/or operation of any form of in-premises fitness-related training or classes other than full-service health clubs and/or gyms; provided, however, that you may own, directly or indirectly, solely as a passive investment, securities of any Person if you are not a controlling person of, or a member of a group that controls, such Person, and does not, directly or indirectly, own two percent (2%) or more of any class of securities of such Person.

(ii) During the Restricted Period, you shall not, directly or indirectly, (A) solicit or encourage any employee, officer, or director of SC Inc. or any Subsidiaries of SC Inc. or any of their respective Affiliates, to leave the employment thereby; or (B) hire any employee or former employee or any officer or director of SC Inc., any Subsidiaries of SC Inc. or any of their respective Affiliates.

(iii) During the Restricted Period, you shall not, directly or indirectly, solicit or encourage any Person who is a supplier, customer, client, distributor, or advertiser of the SC Inc., any Subsidiaries of SC Inc. or any of their respective Affiliates to discontinue such Person’s business relationship with the SC Inc., any Subsidiaries of SC Inc. or any of their respective Affiliates, as the case may be.

(iv) The provisions of this paragraph (b) may be assigned by SC Inc. to the purchaser or other acquirer of SC Inc. or its assets or business (in which event the provisions of this paragraph (b) shall continue to be binding upon you and shall be enforceable by the purchaser or other acquirer).

(v) You acknowledge that (a) you have had an opportunity to seek advice of counsel in connection with all of the provisions of this Equity Incentive Letter including, without limitation, the Restrictive Covenants contained herein; (b) the Restrictive Covenants are reasonable in scope and in all other respects; (c) any violation of the Restrictive Covenants will result in irreparable injury to the SC Inc., any Subsidiaries of SC Inc. and any of their respective Affiliates, as applicable; (d) money damages would not be an adequate remedy to SC Inc., any Subsidiaries of SC Inc. and any of their respective Affiliates, as applicable, in the event of a breach or threatened breach of any of the Restrictive Covenants by you; and (e) specific performance in the form of injunctive relief would be an appropriate remedy in such case for SC Inc., any Subsidiaries of SC Inc. and any of their respective Affiliates, as applicable. If you breach or threaten to breach a Restrictive Covenant, SC Inc., any Subsidiaries of SC Inc. and any of their respective Affiliates, as applicable, shall be entitled, in addition to all other remedies, to an injunction restraining any such breach, without any bond or other security being required and without the necessity of showing actual damages.

(c) Confidentiality. The terms and conditions hereof and the discussions between the parties will be confidential information and will not be disclosed to any third party by any means, including press releases or any kind of news communication, without the consent of SC LLC, SC Inc. or any of their Subsidiaries or Affiliates; provided, however, you may disclose the terms and conditions hereof to your legal, financial and tax advisors.

(d) Responsibility for taxes; withholding.

(i) You agree that you shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you (including any taxes and penalties arising under section 409A of the Code) as a result of your receipt and the vesting of Restricted Shares hereunder, and neither SC LLC, SC Inc., Management LLC, Cutler, Rice nor any of their Affiliates nor any of their respective employees, directors, or agents shall have any obligation to mitigate, indemnify, or to otherwise hold you harmless from any or all of such taxes.

(ii) Notwithstanding any other provision hereof, concurrently with any income tax recognition event by you in respect of your Restricted Shares, you shall pay to SC Inc. an amount in cash equal to the amount of the minimum statutory withholding or your share of other taxes payable by SC Inc. with respect to such income tax recognition event. To the extent that you fail to pay such amount to SC Inc., SC Inc. shall be entitled to, and you hereby irrevocably authorize SC Inc. to, and SC Inc. shall, cause the certificates representing a number of Restricted Shares registered in your name having a then fair market value equal to the amount (not to exceed the minimum statutory withholding amounts) you so failed to pay to SC Inc. to be cancelled and to be reissued to SC Inc. as treasury shares.

(iii) If and to the extent that SC Inc. shall be required to and does withhold any amount in respect of any such income tax recognition event any amounts owed to you by SC Inc. or any of its Affiliates, you shall be deemed for all purposes hereof to have received a payment from SC Inc. as of the time of such withholding or the time tax is required to be paid, as applicable. To the extent that the aggregate amount that SC Inc. is so required to withhold for any period exceeds the amount of any payments to which you are entitled for that period, you shall make a prompt payment to SC Inc. of the amount of such excess.

(iv) You shall, to the fullest extent permitted by applicable law, indemnify and hold harmless SC Inc. and each Person who is or who is deemed to be the responsible withholding agent for SC Inc. for federal, state or local income tax purposes against all claims, liabilities and expenses of any kind (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result solely from such Person’s fraud, willful misfeasance or gross negligence) relating to such Person’s obligation to withhold and to pay over, or otherwise pay, any withholding or your share of other taxes payable by the Company in respect of your Restricted Shares.

(e) All calculations and distributions made pursuant to this Equity Incentive Letter shall be made by SC LLC (or SC Inc., after the Conversion) in good faith and shall be final and binding on all parties.

Annex B

1. Definitions. The following terms when used herein have their indicated meanings.

(a) “Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; “Affiliate” shall also include, in the case of a natural person, any trust for the benefit of such person or such person’s family members.

(b) “Class B Common Stock” means:

(i) prior to a Public Offering, the Class B common stock, par value $0.01 per share, of SC Inc., and

(ii) thereafter, the common stock of SC Inc. as then constituted.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the provisions of succeeding law.

(d) “Cutler” means Elizabeth P. Cutler, an individual.

(e) “Disabled,” shall mean that you are physically or mentally incapacitated so as to render you incapable of performing the essential functions of your job and such incapacity cannot be reasonably accommodated by your employer without undue hardship, and such incapacity continues for more than one hundred twenty (120) days in any twelve (12) consecutive month period, or for more than ninety (90) consecutive days.

(f) “Person” means an individual, corporation, association, partnership, joint venture, limited liability company, estate, trust or any other legal entity, and the term “natural person” shall mean an individual.

(g) “Public Offering” means any primary or secondary public offering of any securities of SC Inc. or any successor thereto pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form, that results in the listing of a class of equity securities of SC Inc. on the New York Stock Exchange or other national securities exchange or quotation system in the United States.

(h) “Rice” means Julie J. Rice, an individual.

(i) “Sale Transaction” means the occurrence of any distribution or dividend from SC Inc. with respect to shares of Class B Common Stock or the receipt by SC Inc. of any proceeds from the sale of shares of Class B Common Stock held by SC Inc.

(j) “Securities Act” means the Securities Act of 1933, as amended.

(k) “Separate Agreement” means the following agreements: (i) Employment Agreement, dated May 23, 2011, by and between Stacey Griffith and SC LLC; (ii) Equity Grant

Letter, dated May 23, 2011, by and between Stacey Griffith and Management LLC; (iii) Exchange Agreement, dated May 23, 2011, by and between Stacey Griffith, Elizabeth P. Cutler, Julie J. Rice and SC LLC; (iv) Offer Letter, dated May 23, 2011, by and between Stacey Griffith and SC LLC; (v) Limited Liability Company Agreement of Management LLC dated as of May 23, 2011; and (vi) this Equity Incentive Letter. You hereby (i) acknowledge and agree that you are not a party to any written or enforceable oral agreement with SC LLC or any of its Subsidiaries other than those listed in the preceding sentence (which, for the avoidance of doubt are not intended to include employee benefit plans maintained for the benefit of employees of SC LLC in which you participate) and (ii) relinquish and waive all rights under any agreement with SC LLC or any of its Subsidiaries not listed in the preceding sentence (excluding, for the avoidance of doubt, any employee benefit plans maintained for the benefit of employees of SC LLC or its Affiliates in which she participates).

(l) “Subsidiary” means any corporation, limited liability company, partnership, joint venture or other legal entity of which any Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the capital stock, voting securities or ownership of equity interests, or the ability, whether through equity ownership, voting rights, contract or otherwise, to control, direct or cause the direction of the management or policies of such Person.